Exhibit 10.1

OFFICE

LEASE AGREEMENT

HQ, L.L.C., as Landlord,

and

DIGITAL RIVER, INC., as Tenant.

Minnetonka, Minnesota

TABLE OF CONTENTS

ARTICLE 1 LEASE OF PREMISES AND LEASE TERM		3
1.1	Premises	3
1.2	Term, Delivery and Commencement	3
1.2.1	Commencement and Expiration of Term	3
1.2.2	Tender of Possession	3
1.2.3	Commencement Date Memorandum	4
1.2.4	Early Occupancy	4
1.2.5	Renewal Term	4
ARTICLE 2 RENTAL AND OTHER PAYMENTS		5
2.1	Basic Rent	5
2.2	Additional Rent	5
2.3	Delinquent Rental Payments	5
2.4	Independent Obligations	5
ARTICLE 3 PERSONAL PROPERTY TAXES		6
3.1	Personal Property Taxes	6
ARTICLE 4 USE		6
4.1	Permitted Use	6
4.2	Acceptance of Premises	6
4.3	Increased Insurance	6
4.4	Laws/Building Rules	7
4.5	Common Area	7
ARTICLE 5		7
5.1	Landlord’s Representations and Warranties	7
ARTICLE 6 HAZARDOUS MATERIALS		8
6.1	Compliance with Hazardous Materials Laws	8
6.2	Notice Actions	8
6.3	Disclosure and Warning Obligations	9
6.4	Indemnification	9
ARTICLE 7 SERVICES		10
7.1	Landlord’s Obligations	10
7.1.1	Janitorial Service	10
7.1.2	Electrical Energy	10
7.1.3	Heating, Ventilation and Air Conditioning	10
7.1.4	Water	10
7.1.5	Elevator Service	10
7.1.6	Life Safety Systems	10
7.2	Taxes and Operating Expenses	10
7.3	Tenant’s Obligations	11
7.4	Other Provisions Relating to Services	11
7.5	Tenant Devices	11
ARTICLE 8 MAINTENANCE AND REPAIR		13
8.1	Landlord’s Obligations	13
8.2	Tenant’s Obligations	13
8.2.1	Maintenance of Premises	13
8.2.2	Alterations Required by Laws	13
ARTICLE 9 CHANGES AND ALTERATIONS		14
9.1	Landlord Approval	14
9.2	Tenant’s Responsibility for Cost and Insurance	14
9.3	Construction Obligations and Ownership	14
9.4	Liens	15
9.5	Indemnification	15
ARTICLE 10 RIGHTS RESERVED BY LANDLORD		15
10.1	Landlord’s Entry	15
10.2	Control of Property	16

1

10.3	Lock Box Agent/Rent Collection Agent	16
ARTICLE 11 INSURANCE AND CERTAIN WAIVERS AND INDEMNIFICATIONS		17
11.1	Tenant’s Insurance Obligations	17
11.1.1	Liability Insurance	17
11.1.2	Property Insurance	17
11.1.3	Other Tenant’s Insurance	17
11.1.4	Miscellaneous Tenant’s Insurance Provisions	17
11.1.5	Tenant’s Failure to Insure	18
11.1.6	No Limitation	18
11.2	Landlord’s Insurance Obligations	18
11.2.1	Property Insurance	18
11.2.2	Liability Insurance	18
11.3	Waivers and Releases of Claims and Subrogation	18
11.3.1	By Tenant	18
11.3.2	By Landlord	19
11.4	Tenant’s Indemnification of Landlord	19
11.5	Landlord’s Indemnification of Tenant	19
ARTICLE 12 DAMAGE OR DESTRUCTION		19
12.1	Tenantable Within 270 Days	19
12.2	Not Tenantable Within 270 Days	20
12.3	Building Substantially Damaged	20
12.4	Insufficient Proceeds	20
12.5	Landlord’s Repair Obligations	20
12.6	Qualified Failure of Services Event	21
12.7	Rent Apportionment Upon Termination	21
12.8	Exclusive Casualty Remedy	21
ARTICLE 13 EMINENT DOMAIN		21
13.1	Termination of Lease	21
13.2	Landlord’s Repair Obligations	22
13.3	Tenant’s Participation	22
13.4	Exclusive Taking Remedy	22
ARTICLE 14 TRANSFERS		22
14.1	Restriction on Transfers	22
14.1.1	General Prohibition	22
14.1.2	Transfers to Affiliates	23
14.1.3	Subleasing	23
14.2	Costs	24
14.3	Criteria for Withholding Consent	24
ARTICLE 15 DEFAULTS; REMEDIES		24
15.1	Events of Default	24
15.1.1	Failure to Pay Rent	24
15.1.2	Failure to Perform	24
15.1.3	Misrepresentation	24
15.1.4	Other Defaults	25
15.2	Remedies	25
15.2.1	Termination of Tenant’s Possession; Re-entry and Reletting Right	25
15.2.2	Termination of Lease	25
15.2.3	Self Help	26
15.2.4	Other Remedies	26
15.3	Costs	26
15.4	Waiver and Release by Tenant	26
15.5	Landlord’s Default	26
15.6	No Waiver	27
ARTICLE 16 CREDITORS; ESTOPPEL CERTIFICATES		27
16.1	Subordination	27
16.2	Attornment	27

2

16.3	Mortgagee Protection Clause	28
16.4	Estoppel Certificates	28
16.4.1	Contents	28
16.4.2	Failure to Deliver	28
ARTICLE 17 TERMINATION OF LEASE		28
17.1	Surrender of Premises	28
17.2	Holding Over	29
ARTICLE 18 ADDITIONAL PROVISIONS		29
18.1	Initial Improvements	29
18.1.1	Tenant’s Improvements	29
18.1.2	Bidding Procedures	29
18.1.3	Improvement Allowance	30
18.1.4	Project Manager/Site Superintendent	30
18.1.5	Space Plan	30
18.1.6	Working Drawings and Specifications	31
18.1.7	Changes to Final Plans	31
18.1.8	Tenant’s Representative	31
18.1.9	Punch List	31
18.1.10	Construction Warranty	31
18.2	Existing Furniture, Cubicles and Equipment	32
18.3	Landlord’s Work	32
ARTICLE 19 MISCELLANEOUS PROVISIONS		32
19.1	Notices	32
19.2	Transfer of Landlord’s Interest	32
19.3	Successors	32
19.4	Captions and Interpretation	33
19.5	Relationship of Parties	33
19.6	Entire Agreement; Amendment	33
19.7	Severability	33
19.8	Landlord’s Limited Liability	33
19.9	Survival	33
19.10	Attorneys’ Fees	33
19.11	Brokers	33
19.12	Governing Law	34
19.13	Time is of the Essence	34
19.14	Organizational Documents; Authority	34
19.15	Provisions are Covenants and Conditions	34
19.16	Force Majeure	34
19.17	Management	34
19.18	Quiet Enjoyment	34
19.19	Memorandum of Lease	34
19.20	Financial Statements	35
19.21	Construction of Lease and Terms	35
ARTICLE 20 PARKING RIGHTS OF TENANT		35
ARTICLE 21 GENERATORS		36
ARTICLE 22 EXPANSION RIGHT (EXPANSION PREMISES)		37
ARTICLE 23 RIGHT OF FIRST OFFER		38
ARTICLE 24 EXPANSION RIGHT (BUILDING)		40
ARTICLE 25 BUILDING AND MONUMENT SIGNAGE		41

EXHIBIT “A”	Definitions
EXHIBIT “B”	Legal Description of the Land
EXHIBIT “B-1”	Site Plan
EXHIBIT “C”	Floor Plan
EXHIBIT “D”	Commencement Date Memorandum
EXHIBIT “E”	Building Rules

3

EXHIBIT “F”	Janitorial Specifications
EXHIBIT “G”	Form of Subordination, Non-Disturbance and Attornment Agreement
EXHIBIT “H”	Existing Furniture, Cubicles and Equipment
EXHIBIT “I”	Memorandum of Lease
EXHIBIT “J”	Generator Locations
EXHIBIT “K”	Depiction of Expansion Premises
EXHIBIT “L”	Exterior Building Signage
EXHIBIT “M”	Permitted Exterior Dog Areas

4

OFFICE LEASE AGREEMENT

This Office Lease Agreement is made and entered into as of the Effective Date by and between HQ, L.L.C., a Minnesota limited liability company, as Landlord, and Digital River, Inc., a Delaware corporation, as Tenant.

DEFINITIONS

Capitalized terms used in this Lease have the meanings ascribed to them on the attached EXHIBIT “A.”

BASIC TERMS

The following Basic Terms are applied under and governed by the particular section(s) in this Lease pertaining to the following information:

1.	Premises:	Approximately 132,604 rentable square feet located on the lower level, first, second and third floor(s) of the western portion of the Building, as more particularly depicted on EXHIBIT “C.” (See Section 1.1)

2.	Lease Term:	Commencing on the Commencement Date and ending one hundred twenty (120) months following the first day of the calendar month immediately following the month containing the Commencement Date (unless the Commencement Date is the first day of a calendar month, in which event the Term shall end one hundred twenty (120) months following the Commencement Date. (See Section 1.2)

	Renewal Option:	One 5-year renewal (See Section 1.2.5)

3.	Delivery Date:	The date Landlord delivers the Premises to Tenant following Substantial Completion of the Tenant’s Improvements. (See Section 1.2)

4.	Basic Rent:

Months	Annual Basic Rent per rentable square foot of the Premises	Monthly Installments
1 through 18	$0.00	$0.00
19 through 30	$16.50	$182,330.50
31 through 42	$17.50	$193,380.83
43 through 54	$18.50	$204,431.17
55 through 66	$19.50	$215,481.50
67 through 78	$20.50	$226,531.83
79 through 90	$22.50	$248,632.50
91 through 102	$24.00	$265,208.00
103 through 114	$25.00	$276,258.33
115 through 120	$27.00	$298,359.00
		(See Section 2.1)

	Renewal Term:	Rent determined in accordance with Section 1.2.5

6.	Improvement Allowance:	$500,000.00.

7.	Current Rent Payment Address:	HQ, L.L.C. 10350 Bren Road West Minnetonka, Minnesota 55343 Attention: Vice President

8.	Address of Landlord for Notices:	HQ, L.L.C. 10350 Bren Road West Minnetonka, Minnesota 55343 Attention: Vice President

	With a copy to:	HQ, L.L.C. 10350 Bren Road West Minnetonka, Minnesota 55343-9600 Attn: Legal Department

	With a copy to:	Daspin & Aument, LLP 227 W. Monroe Street Suite 3500 Chicago, Illinois 60606 Attn: D. Albert Daspin

9.	Address of Tenant for Notices:

	Prior to the Commencement Date:	Digital River, Inc.
9625 W. 76th Street
Eden Prairie, Minnesota 55344
Attn: Vice President

	With a copy to:	Digital River, Inc.
9625 W. 76th Street
Eden Prairie, Minnesota 55344
Attn: General Counsel

	And a copy to:	Christoffel & Elliott, P.A.
444 Cedar Street
UBS Plaza Suite 1111
Saint Paul, MN 55101
Attn: James F. Christoffel

	On and after the Commencement Date:	Digital River, Inc.
10350 Bren Road West (or such other street address as may have been assigned to the Premises as provided in Section 10.2 hereof)
Minnetonka, Minnesota 55343
Attn: Vice President

	With a copy to:	Digital River, Inc.
10350 Bren Road West (or such other street address as may have been assigned to the Premises as provided in Section 10.2 hereof)
Minnetonka, Minnesota 55343
Attn: General Counsel

	And a copy to:	Christoffel & Elliott, P.A.
444 Cedar Street
UBS Plaza Suite 1111
Saint Paul, MN 55101
Attn: James F. Christoffel

10.	Broker(s): Tenant’s Broker:	NAI Welsh: Landlord to pay Tenant’s Broker a commission in an amount determined by Landlord pursuant to a separate written agreement.

	Landlord’s Broker:	CB Richard Ellis: Landlord to pay all commissions of Landlord’s Broker pursuant to a separate written agreement. (See Section 19.11)

ARTICLE 1

LEASE OF PREMISES AND LEASE TERM

1.1 Premises.

In consideration of the mutual covenants this Lease describes and other good and valuable consideration, Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, upon and subject to the terms, covenants and conditions set forth in this Lease. The rentable area of the Premises is the rentable area specified in the Basic Terms. After the Delivery Date, Landlord shall cause its architect or engineer to determine the rentable area of the Premises in accordance with BOMA Standards. If the actual rentable square footage of the Premises as certified by Landlord’s architect or engineer is more or less than the rentable square footage of the Premises set forth in the Basic Terms, then an appropriate adjustment shall be made to Basic Rent; provided, however, Tenant shall have the right to have an architect or engineer selected by Tenant re-measure the Premises in accordance with BOMA Standards within thirty (30) days following Tenant’s receipt of the certificate of Landlord’s architect or engineer, and in the event Tenant’s architect or engineer and Landlord’s architect or engineer cannot agree as to the actual rentable square footage of the Premises within ten (10) days following the expiration of the initial 30-day period prescribed above, then each of Landlord’s architect or engineer and Tenant’s architect or engineer shall designate a third architect or engineer (the fees of which shall be borne equally by Landlord and Tenant) to re-measure the Premises in accordance with BOMA Standards, which re-measurement shall be final, binding and conclusive upon the parties and shall be made no later than twenty (20) days following the expiration of the initial 30-day period prescribed above.

1.2 Term, Delivery and Commencement.

1.2.1 Commencement and Expiration of Term.

The Term of this Lease is the period stated in the Basic Terms. The Term commences on the Commencement Date and, unless earlier terminated in accordance with the terms and conditions of this Lease, expires on the last day of the last calendar month of the Term. Notwithstanding the foregoing, from and after the date of full execution and delivery of this Lease, this Lease shall be in full force and effect, and Tenant shall keep, perform and observe all the terms, covenants, conditions, agreements, indemnities and other promises to be kept, performed and observed by Tenant with respect to the Premises (other than payment of Rent (except as otherwise expressly set forth herein)) prior to the Commencement Date.

1.2.2 Tender of Possession.

Landlord will use commercially reasonable efforts to ensure that the Delivery Date occurs on or before July 1, 2011, subject to any extension of such date under Section 19.16; provided, however, failure of the Delivery Date to occur by such date shall in no way affect the validity of this Lease or the obligations of Tenant hereunder. Anything in this Section 1.2.2 to the contrary notwithstanding, if the Delivery Date has not occurred by September 30, 2011 (“Termination Date”), then Tenant shall have the option, as its sole and exclusive remedy, to terminate this Lease upon notice to Landlord given subsequent to the Termination Date and prior to the Delivery Date; provided, however, the Termination Date shall be extended for the period that that the Delivery Date has not occurred by reason of any extension of such date under Section 19.16, and further provided, Tenant shall not have the option to terminate this Lease pursuant to this Section 1.2.2 if Tenant has taken possession of any part of the Premises, or has commenced to install its equipment, trade fixtures or furniture therein. Failure by Tenant to notify Landlord within the time period prescribed herein shall constitute a waiver of the termination right provided in this Section 1.2.2.

1.2.3 Commencement Date Memorandum.

Within a reasonable time after the Delivery Date and determination of the rentable square footage of the Premises as provided in Section 1.1, Landlord will deliver to Tenant the Commencement Date Memorandum with all blanks relating to dates completed with dates Landlord derives in accordance with this Lease. Tenant, within 10 days after receipt from Landlord, will acknowledge the Commencement Date and final measurement of the Premises and Building in accordance with BOMA standards by executing and delivering to Landlord the Commencement Date Memorandum with any corrections noted by Tenant, if any. Tenant and Landlord will use commercially reasonable, good faith efforts to resolve promptly any issues raised by the Commencement Date Memorandum. Tenant’s failure to execute and deliver to Landlord the Commencement Date Memorandum does not affect any obligation of Tenant or the Landlord under this Lease.

1.2.4 Early Occupancy.

From and after April 1, 2011, Tenant shall have the privilege of entering the Premises for the sole and exclusive purpose of installing its furniture, fixtures and equipment; provided, however (i) that such entry shall not interfere with construction of the Tenant’s Improvements or the performance of the Landlord’s Work and shall not cause a labor dispute, (ii) Tenant shall fully cooperate with Landlord to facilitate construction and installation of the Tenant’s Improvements and the performance of the Landlord’s Work, including, without limitation, relocating its equipment, machinery, and inventory to locations designated by Landlord and taking such other actions as Landlord may reasonably require to accommodate Landlord’s critical path construction schedule; without limiting the generality of the foregoing, Tenant shall ensure that any architect, engineer, designer, contractor and workman employed by Tenant observes such requirements, and prior to commencement of any work in the Premises, makes appropriate arrangements with Landlord, particularly with respect to: material handling and hoisting facilities; material and equipment storage; time and place of deliveries; hours of work and coordination of work; power, heating and washroom facilities; scheduling; security; and clean-up, (iii) all the terms, covenants and conditions of this Lease shall apply in full force and effect to such entry (other than Tenant’s covenant to pay rental amounts hereunder), (iv) Tenant shall defend, indemnify and hold harmless Landlord, its agents, employees and contractors from and against any and all loss, cost, damage, expense (including reasonable attorneys’ fees and court costs) arising from or related to such entry, (v) any such entry shall be at Tenant’s risk and Landlord shall have no liability for any loss, damage or injury to Tenant’s personal property, equipment, employees or agents which may be on or about the Premises during the period of such entry and Tenant hereby releases Landlord from any claim with respect thereto from whatever cause, (vi) Tenant shall furnish Landlord with certificates of insurance evidencing insurance against claims under workmen’s compensation acts and employer’s liability acts, with statutorily prescribed limits for worker’s compensation coverage and with limits of not less than $1,000,000 per occurrence for employer’s liability, (vii) to the extent any such entry delays completion of the Improvements, such delay shall constitute a Tenant Delay and an Event of Force Majeure and Tenant shall be responsible for Landlord’s costs, including lost rent, resulting therefrom, and (viii) Landlord shall reasonably cooperate with Tenant to permit Tenant to establish such security measures, at no cost to Landlord, as Tenant may reasonably request regarding access and other controls reasonably necessary to provide security for Tenant’s equipment and property and its proprietary and confidential business data and information.

1.2.5 Renewal Term.

Tenant shall have the right, subject to the provisions hereinafter provided, to renew the Term for one (1) period of five (5) years (such 5-year period is sometimes hereinafter referred to as the “Renewal Term”), on the terms and provisions of this Section provided:

A. This Lease is in full force and effect and Tenant is not in default in the performance of any of the terms, covenants and conditions herein contained, in respect to which notice of default has been given hereunder which has not been or is not being remedied in the time limited in this Lease, at the time of exercise of the right of renewal and at the time set for commencement of the Renewal Term, but Landlord shall have the right at its sole discretion to waive this condition;

B. That such Renewal Term shall be upon the same terms, covenants and conditions as provided in this Lease; provided, however, the annual Basic Rent for the Renewal Term shall be equal to the sum of (i) ninety-five percent (95%) of the then current Market Rate Basic Rent as in effect twelve (12) months prior to commencement of the Renewal Term, plus (ii) the Additional Parking Spaces Rate; and upon determination of the Basic Rent rate for the Renewal Term, the parties shall execute an amendment to this Lease to establish and evidence such Basic Rent rate; and

C. That Tenant shall exercise its right to the Renewal Term provided herein by notifying Landlord in writing (the “Renewal Notice”) of its election to exercise the Renewal Term or before the date that is not less than twelve (12) months prior to the expiration of the initial Term.

The rights granted under this Section 1.2.5 are personal to DRIV and any Successor, and shall not be assigned to nor inure to the benefit of any other party. Time is of the essence with respect to the rights granted by this Section 1.2.5.

ARTICLE 2

RENTAL AND OTHER PAYMENTS

2.1 Basic Rent.

Tenant will pay Basic Rent in monthly installments to Landlord, in advance, without offset or deduction, commencing on the Commencement Date and continuing on the first day of each and every calendar month after the Commencement Date during the Term. Tenant will make all Basic Rent payments to Landlord in care of Property Manager at the address specified in the Basic Terms or at such other place or in such other manner as Landlord may from time to time designate in writing. Tenant will make all Basic Rent payments without Landlord’s previous demand, invoice or notice for payment. Landlord and Tenant will prorate, on a per diem basis, Basic Rent for any partial month within the Term.

2.2 Additional Rent.

Tenant will pay all Additional Rent described in this Lease within 10 days after receiving Landlord’s invoice for Additional Rent. Anything herein to the contrary notwithstanding, this Lease is a so-called “gross lease” and Additional Rent reserved hereunder includes certain charges, fees or expenses payable by Tenant under this Lease in addition to Basic Rent, but does not include payment of real estate taxes or operating expenses of any kind with respect to the Property, the Building or the Premises, except as otherwise expressly provided in this Lease.

2.3 Delinquent Rental Payments.

If Tenant does not pay any installment of Basic Rent, Additional Rent or any other payment due under this Lease within three Business Days after the date the payment is due, Tenant will pay Landlord an additional amount equal to the sum of (a) interest on the delinquent payment calculated at the Maximum Rate from the date when the payment is due through the date the payment is made, and (b) a late payment charge equal to 5% of the amount of the delinquent payment. Landlord’s right to such compensation for the delinquency is in addition to all of Landlord’s rights and remedies under this Lease, at law or in equity.

2.4 Independent Obligations.

Except as specifically set forth in this Lease, Tenant’s covenant and obligation to pay Rent is independent from any of Landlord’s covenants, obligations, warranties or representations in this Lease. Tenant will pay Rent without any right of offset or deduction.

ARTICLE 3

PERSONAL PROPERTY TAXES

3.1 Personal Property Taxes.

Tenant will pay, prior to delinquency, all taxes charged against Tenant’s trade fixtures, furnishings, equipment or any other personal property owned or controlled by Tenant. Tenant will use all reasonable efforts to have such trade fixtures, furnishings, equipment and personal property taxed separately from the Property. If any of Tenant’s trade fixtures, furnishings, equipment and personal property is taxed with the Property, Tenant will pay the taxes attributable to Tenant’s trade fixtures, furnishings, equipment and personal property to Landlord as Additional Rent.

ARTICLE 4

USE

4.1 Permitted Use.

Tenant will not use the Premises for any purpose other than for general office purposes, operations of its data center, maintenance and operation of its generators and rooftop equipment as contemplated by Section 7.6 and Article 21 hereof and for all lawful uses incidental and related to the foregoing uses. Tenant will not use the Property or knowingly permit the Premises to be used in violation of any Laws or in any manner that would (a) violate any certificate of occupancy affecting the Property; (b) make void or voidable any insurance now or after the Effective Date in force with respect to the Property; (c) cause injury or damage to the Property or to the person or property of any other tenant on the Property; (d) cause substantial diminution in the value or usefulness of all or any part of the Property (reasonable wear and tear excepted); or (e) constitute a nuisance or waste. Tenant will obtain and maintain, at Tenant’s sole cost and expense, all permits and approvals required under the Laws for Tenant’s use of the Premises.

If Tenant intends to cease operating at the Premises, Tenant shall first give Landlord at least ninety (90) days prior written notice of such intent to cease operating at the Premises. At any time following receipt of such notice (i) Landlord shall have the right to terminate this Lease upon written notice to Tenant and/or (ii) enter the Premises and exhibit the same to a prospective tenant, purchaser or lender without being liable to Tenant for any trespass or breach of any covenant contained in this Lease. In the event Tenant ceases operating at the Premises and Landlord has not terminated this Lease, Tenant shall continue to be responsible for keeping, performing and observing all of the terms, covenants, conditions, agreements, indemnities and other promises to be kept, performed and observed by Tenant with respect to the Premises, including, without limitation, payment of all Basic Rent and all other charges reserved hereunder.

4.2 Acceptance of Premises.

Except for the Warranty Terms and Landlord’s representations and warranties contained in Article 5 below, Tenant acknowledges that neither Landlord nor any agent, contractor or employee of Landlord has made any representation or warranty of any kind with respect to the Premises, the Building or the Property, specifically including, but not limited to, any representation or warranty of suitability or fitness of the Premises, Building or the Property for any particular purpose. Subject to the Warranty Terms, Tenant’s occupancy of the Premises establishes Tenant’s acceptance of the Premises, the Building and the Property in an “AS IS - WHERE IS” condition.

4.3 Increased Insurance.

Tenant will not do on the Property or permit to be done on the Premises anything that will (a) increase the premium of any insurance policy Landlord carries covering the Premises or the Property; (b) cause a cancellation of or be in conflict with any such insurance policy; (c) result in any insurance company’s refusal to issue or continue any such insurance in amounts satisfactory to Landlord; or (d) subject Landlord to any liability or responsibility for injury to any person or property by reason of Tenant’s operations in the Premises or use of the Property. Tenant will reimburse Landlord, as Additional Rent, for any additional premium charges for such policy or policies resulting from Tenant’s failure to comply with the provisions of this section.

4.4 Laws/Building Rules.

This Lease is subject and subordinate to all Laws. A copy of the current Building Rules is attached to this Lease as EXHIBIT “E.” Landlord may amend the Building Rules from time to time in Landlord’s reasonable discretion, provided that any additional and revised rules shall not materially and adversely affect Tenant’s access to, and conduct of general office purposes in, the Premises, subject to and in accordance with the conditions and limitations herein contained.

4.5 Common Area.

Landlord grants Tenant the non-exclusive right, together with all other occupants of the Building and their agents, employees and invitees, to use the Common Area during the Term, subject to all Laws. Landlord, at Landlord’s sole and exclusive discretion, may make changes to the Common Area, provided such changes do not materially and adversely affect Tenant’s access to the Property, Building and the Premises, Tenant’s security of the Premises, change the parking rights of Tenant under Article 20 of this Lease, or impose any additional material costs or burdens on Tenant. Landlord’s rights regarding the Common Area include, but are not limited to, the right to (a) restrain unauthorized persons from using the Common Area; (b) place permanent or temporary kiosks, displays, carts or stands in the Common Area and lease the same to tenants; (c) temporarily close any portion of the Common Area (i) for repairs, improvements or Alterations, (ii) to discourage unauthorized use, or (iii) to prevent dedication or prescriptive rights; (d) change the shape and size of the Common Area; (e) add, eliminate or change the location of any improvements located in the Common Area and construct buildings or other structures in the Common Area; and (f) impose and revise Building Rules concerning use of the Common Area, including, but not limited to, any parking facilities comprising a portion of the Common Area.

ARTICLE 5

LANDLORD’S REPRESENTATIONS AND WARRANTIES

5.1 Landlord’s Representations and Warranties.

As used in this Lease, the phrase “to the best of Landlord’s knowledge” or words of similar import shall mean the actual knowledge of Wade Lau, Vice President of HQ, L.L.C., Russ Golobich, Senior Asset Manager of Opus Properties, L.L.C., Lorin Ludwig, Director of Engineering for Opus Properties, L.L.C., and Tom Hoben, attorney for HQ, L.L.C., in each case, without independent investigation or inquiry. Landlord represents and warrants that the foregoing individuals are the representatives of Landlord most knowledgeable regarding the development and operation of the Property. Tenant acknowledges and agrees that the foregoing individuals shall not have any personal liability under this Lease or in connection with the transaction contemplated hereby. Landlord hereby represents and warrants to Tenant that:

(a) Landlord is a limited liability company duly formed and validly existing and in good standing under the laws of the State of Minnesota, and has full power and authority to enter into and perform the terms of this Lease and this Lease constitutes the valid and binding obligation of Landlord enforceable against Landlord in accordance with its terms, subject to application of bankruptcy, insolvency and similar creditor’s rights laws.

(b) Landlord is not a “foreign person” (as defined in Section 1445(f)(3) of the Internal Revenue Code and regulations issued thereunder).

(c) There is no action, litigation, investigation, condemnation or proceeding of any kind pending or, to the best of Landlord’s knowledge, threatened against Landlord, which would have a material and adverse affect on the ability of Landlord to perform its obligations under this Lease, or against any portion of the Property.

(d) Landlord has not received any written notice from any governmental authority having jurisdiction over the Property of any violation of any applicable law, rule, regulation (including any building regulation), code (including any building code), including, without limitation, the Americans with Disabilities Act, of any applicable governmental authority having jurisdiction thereof with respect to the Property which has not been cured or remedied.

(e) Landlord has not received any written notice of default from any third party with respect to any contract, instrument or agreement with respect to the Property to which Landlord is a party, which has not been cured or remedied.

(f) Landlord has not received any written notice of default from any third party with respect to Landlord’s failure to perform any of the covenants, conditions and agreements to be kept, performed and observed by Landlord under the Declarations, which has not been cured or remedied; to the best of Landlord’s knowledge, Landlord is not in default of any of the covenants, conditions and agreements to be kept, performed and observed by Landlord under the Declarations; and the Declarations contain no forfeiture provisions or other remedies for failure by Landlord to keep, perform and observe any of the covenants, conditions and agreements to be kept, performed and observed by Landlord under the Declarations that would affect Tenant’s rights of possession or use granted by this Lease.

(g) To the best of Landlord’s knowledge, and except as disclosed by the Environmental Reports, a copy of which has been furnished to Tenant, no Hazardous Materials in reportable qualities in violation of applicable environmental laws exist as of the Effective Date above or beneath the surface of the Land or have been disposed of or otherwise released on or to the Property other than in accordance with applicable laws.

(h) The Landlord represents and warrants to Tenant that, to the best of Landlord’s knowledge, the Premises is currently zoned as PUD, Planned Unit Development and that the use of the Premises for office is a permitted use under such zoning classification.

(i) To the best of Landlord’s knowledge, no methamphetamine production has occurred on the Premises.

ARTICLE 6

HAZARDOUS MATERIALS

6.1 Compliance with Hazardous Materials Laws.

Tenant will not cause any Hazardous Material to be brought upon, kept or used on the Property in a manner or for a purpose prohibited by or that could result in liability under any Hazardous Materials Law. Tenant, at its sole cost and expense, will comply with all Hazardous Materials Laws and prudent industry practice relating to the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under or about the Property that Tenant brings upon, keeps or uses on the Property and will notify Landlord of any and all Hazardous Materials Tenant brings upon, keeps or uses on the Property (other than small quantities of office cleaning or other office supplies as are customarily used by a tenant in the ordinary course in a general office facility). On or before the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, will completely remove from the Property (regardless whether any Hazardous Materials Law requires removal), in compliance with all Hazardous Materials Laws, all Hazardous Materials Tenant causes to be present in, on, under or about the Property. Tenant will not take any remedial action in response to the presence of any Hazardous Materials in on, under or about the Property, nor enter into any settlement agreement, consent decree or other compromise with respect to any Claims relating to or in any way connected with Hazardous Materials in, on, under or about the Property, without first notifying Landlord of Tenant’s intention to do so and affording Landlord reasonable opportunity to investigate, appear, intervene and otherwise assert and protect Landlord’s interest in the Property.

6.2 Notice Actions.

Tenant will notify Landlord of any of the following actions affecting Landlord, Tenant or the Property that result from or in any way relate to Tenant’s use of the Property immediately after receiving notice of the same: (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (b) any Claim made or threatened by any person relating to damage, contribution, liability, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (c) any reports made by any person, including Tenant, to any environmental agency relating to any Hazardous Material, including any complaints, notices, warnings or asserted violations. Tenant will also deliver to Landlord, as promptly as possible and in any event within five Business Days after Tenant first receives or sends the same, copies of all Claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant’s use of the Premises. Upon Landlord’s written request, Tenant will promptly deliver to Landlord documentation acceptable to Landlord reflecting the legal and proper disposal of all Hazardous Materials removed or to be removed from the Premises. All such documentation will list Tenant or its agent as a responsible party and will not attribute responsibility for any such Hazardous Materials to Landlord or Property Manager.

6.3 Disclosure and Warning Obligations.

Tenant acknowledges and agrees that all reporting and warning obligations required under Hazardous Materials Laws resulting from or in any way relating to Tenant’s use of the Premises or Property are Tenant’s sole responsibility, regardless whether the Hazardous Materials Laws permit or require Landlord to report or warn.

6.4 Indemnification.

Tenant agrees to indemnify, defend and hold harmless Landlord from and against all damages (excluding consequential, punitive, incidental, special and similar type damages, except to the extent claimed by third parties), costs, losses, expenses (including, but not limited to, reasonable attorneys’ fees and engineering fees) to the extent caused by the existence of any Hazardous Materials at the Premises in violation of applicable environmental laws as a result of Tenant’s use of, operations within and occupancy of the Premises (excluding any matters caused by an unrelated third party), as the case may be; provided, however, in case any claim, action, suit or proceeding shall be brought against Landlord and such matter is subject to Tenant’s indemnification as provided above, Landlord shall promptly notify Tenant of the same in sufficient time to avoid any prejudice to Tenant and Landlord shall tender defense of any such claim to Tenant, who shall have the right to assume and control the defense thereof with counsel of its own selection, but Landlord shall have the right to control any required remediation. Tenant’s obligations under this section survive the expiration or earlier termination of this Lease.

Landlord agrees to indemnify, defend and hold harmless Tenant from and against all damages (excluding consequential, punitive, incidental, special and similar type damages, except to the extent claimed by third parties), costs, losses, expenses (including, but not limited to, reasonable attorneys’ fees and engineering fees) to the extent caused by the existence of any Hazardous Materials at the Property in violation of applicable environmental laws as a result of Landlord’s construction of the Tenant’s Improvements or Landlord’s operation of the Common Areas (excluding any matters caused by an unrelated third party), as the case may be; provided, however, in case any claim, action, suit or proceeding shall be brought against Tenant and such matter is subject to Landlord’s indemnification as provided above, Tenant shall promptly notify Landlord of the same in sufficient time to avoid any prejudice to Landlord and Tenant shall tender defense of any such claim to Landlord, who shall have the right to assume and control the defense thereof with counsel of its own selection, and Landlord shall have the right to control any required remediation. Landlord’s obligations under this section survive the expiration or earlier termination of this Lease.

ARTICLE 7

SERVICES

7.1 Landlord’s Obligations.

Landlord will provide the following services, at no cost to Tenant except as otherwise expressly set forth herein:

7.1.1 Janitorial Service.

Janitorial service in the Premises in accordance with the specifications attached hereto as EXHIBIT “F” (subject to change, from time to time, so long as the basis level of service is not materially diminished), it being understood that the persons providing such janitorial service shall be subject to Tenant’s reasonable approval.

7.1.2 Electrical Energy.

Electrical energy to the Premises for lighting and for operating personal computers and other office machines and equipment for general office use of similar electrical consumption consistent with other Class “A” commercial office properties in the Minneapolis, Minnesota metropolitan area taking into consideration a density of five (5) employees for each 1,000 rentable square feet of space.

7.1.3 Heating, Ventilation and Air Conditioning.

During Business Hours, heating, ventilation and air conditioning to the Premises sufficient to maintain, temperatures to comfortably use and occupy the Premises, and in keeping with a Class “A” office building taking into consideration a density of five (5) employees for each 1,000 rentable square feet of space. During other times, Landlord will provide heat and air conditioning as reasonably desired by Tenant and as controlled by override-equipped thermostats currently installed in the Premises. Tenant will pay Landlord, as Additional Rent, for such extended service on an hourly basis at a rate which (i) for the first calendar year during the Term, shall be $20.00 per hour per half-floor receiving such extended service, and (ii) for each calendar year thereafter, shall be equal to the product obtained by multiplying $20.00 per hour per half-floor receiving such extended service by a fraction, the numerator of which shall be the Consumer Price Index for all Urban Consumers, U.S. City Average (1982-84 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor, or any similar or succeeding agency (“CPI”), for the month of December immediately prior to the commencement of the applicable calendar year, and the denominator of which shall be the CPI for the month of December of the year prior to the first calendar year, provided such fraction shall not be deemed to be less than 1.00. Landlord will provide air conditioning to the Premises based on standard lighting and general office use only.

7.1.4 Water.

Hot and cold water from existing building outlets for lavatory, restroom and drinking purposes.

7.1.5 Elevator Service.

Elevator service to be used by Tenant. Landlord may limit the number of elevators in operation in connection with any maintenance, repair and/or replacement of one or more of such elevators.

7.1.6 Life Safety Systems.

Landlord shall provide and maintain an emergency egress system, life/safety system components (i.e., fire alarm, sprinkler, and smoke control systems with emergency power supplies in compliance with applicable Laws) and a back up generator to support the life/safety systems of the Premises. As part of the Landlord’s Work, Landlord will provide designated life/safety egress from the Premises through designated corridors and stairwells in portions of the Building outside the Premises. Neither Tenant nor its employees, agents, contractors or invitees shall access such designated egress corridors and stairwells except in the event of an emergency which requires the use of the same.

7.2 Taxes and Operating Expenses. Except as otherwise specifically set forth in this Lease as costs payable by Tenant, Landlord will promptly pay (or cause to be paid) when due all real estate taxes and assessments with respect to the Property, the Building and the Premises and any operating expenses for the services required to be provided by Landlord as set forth in this Article 7, subject to Landlord’s rights to contest or dispute the same. No party other than Tenant shall be entitled to rely on Landlord’s covenants in this Section 7.2 or enforce the same against Landlord in the event of a violation thereof by Landlord.

7.3 Tenant’s Obligations.

At all time during the Term and during any early occupancy period, Tenant is solely responsible for paying directly to the applicable utility companies, prior to delinquency, all separately metered or separately charged utilities, if any, to the Premises or to Tenant. Except as provided in Sections 7.1 and 18.1, Tenant will also obtain and pay for all other utilities and services Tenant requires with respect to the Premises (including, but not limited to, hook-up and connection charges). Landlord hereby agrees to cooperate with Tenant to grant customary access rights to third-party communications utility service providers, pursuant to separate written license agreements in form and substance reasonably acceptable to Landlord, with respect to that portion of the Property lying to the northwest of the roadway which separates the West Lot from the Parking Ramp (including interior Common Areas of any portion of the Building), or such other portions of the Property reasonably acceptable to Landlord following Tenant’s exercise of the Expansion Option, the Building Expansion Option or the Right of First Offer, for the limited purpose of installing, repairing, maintaining and operating such separate utilities and service connections to and within the portion of the Building containing the Premises as Tenant deems reasonably necessary.

7.4 Other Provisions Relating to Services.

No interruption in, or temporary stoppage of, any of the services this Article 7 describes is to be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, nor does any interruption or stoppage relieve Tenant from any obligation this Lease describes, render Landlord liable for damages or entitle Tenant to any Rent abatement. Except as otherwise expressly provided for in this Lease, Landlord is not required to provide any heat, air conditioning, electricity or other service in excess of that permitted by voluntary or involuntary governmental guidelines or other Laws. Landlord has the exclusive right and discretion to select the provider of any utility or service to the Property and to determine whether the Premises or any other portion of the Property may or will be separately metered or separately supplied. Notwithstanding any contrary language in this Lease, Tenant may not obtain utility services directly from any supplier other than the supplier Landlord selects, provided however, this restriction shall not apply to internet, telephone, broadband, satellite, cable, or other communication utilities or services. Landlord reserves the right, from time to time, to make reasonable and non-discriminatory modifications to the above standards for utilities and services.

Anything in this Lease to the contrary notwithstanding, if Landlord is unable (by reason of causes other than casualty or condemnation) to provide any of the services to be provided by Landlord pursuant to Sections 7.1.1, 7.1.3, 7.1.5, and 7.1.6, or if any interruption, reduction, curtailment or impairment to any utility service to be provided to the Premises pursuant to Section 7.1.2 and Section 7.1.4 is caused by the negligence or intentional act of Landlord, and, in either such event, if such inability or interruption, reduction, curtailment or impairment renders the whole or a material portion of the Premises untenantable or unsuitable for the conduct of the use permitted by Section 4.1 of this Lease, subject to and in accordance with the conditions and limitations contained herein, for a period of three (3) consecutive Business Days after receipt by Landlord of written notice of untenantability or unsuitability from Tenant, then, as Tenant’s sole and exclusive remedy, Basic Rent for the portion of the Premises rendered untenantable or unsuitable for the conduct of the use permitted by Section 4.1 of this Lease, subject to the conditions and limitations contained in this Lease, shall abate pro rata from and after said third (3rd) consecutive Business Day until the services or Premises are restored to such a condition that the portion of the Premises affected is again rendered tenantable or suitable. Anything herein to the contrary notwithstanding, there shall be no such abatement of rent if Landlord’s inability to provide such services is caused by misuse or neglect of Tenant or Tenant’s agents, employees or invitees or is caused by shortage of fuel or other energy supplies to be provided by public or private utilities or suppliers or by other causes beyond Landlord’s control, except as otherwise expressly provided in Section 12.6 of this Lease.

7.5 Tenant Devices.

Tenant will not, without Landlord’s prior written consent, use any apparatus or device in or about the Premises that causes substantial noise, odor or vibration. Tenant will not connect any apparatus or device to electrical current or water except through the electrical and water outlets Landlord installs in the Premises and as necessary to provide power from Tenant’s generators or rooftop devices contemplated by Section 7.6 and Article 21 hereof to Tenant’s Security System and Devices as contemplated by Section 7.7.

7.6 Roof Access.

Tenant shall have the right to request access to and use of the roof of the Building for the purposes of installing, maintaining, repairing, and operating antennae, satellite dishes, transmitters and related equipment, cabling and wiring; provided, however, that as a condition of Landlord’s granting of any request to any installation of any such equipment, Tenant shall (i) submit plans and specifications depicting the size, location and manner of installation of any such equipment as to be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) secure all necessary consents and approvals from State, Federal, Municipal and other governmental authorities to construct, operate and maintain the equipment. Tenant acknowledges and agrees that the roof of the Building is a decorative copper, pitched roof not suited to the installation of antennae, satellite dishes, transmitters and related equipment, that Tenant shall not install any of the same on any of the copper portions of the roof, and that Tenant shall have no right to install the same on the non-copper portions of the roof unless Landlord approves (which approval shall not be unreasonably withheld, conditioned or delayed) the location and manner of installation of the same as provided herein. If Landlord permits the installation of the same, then the balance of the provisions of this Section 7.6 shall apply. All such equipment shall be installed and maintained by Tenant in good repair and working condition, in accordance with applicable laws, ordinances, rules and regulations and in compliance with the requirements of the insurers of the Building, and Tenant shall comply with any and all reasonable regulations concerning the installation, operation or maintenance of any such equipment as Landlord may adopt from time to time. Tenant shall pay all taxes of any kind or nature whatsoever levied upon any such equipment and all licensing fees, franchise taxes and other charges, expenses and other costs of any nature whatsoever relating to the construction, ownership, maintenance and operation of such equipment. Tenant will bear the cost of supplying all electrical power for the normal operation of any such equipment. The installation and operation of any such equipment shall not interfere with the safety or operation of the Building, shall not cause any labor dispute, and shall not violate in any respect any provision or requirement of any bond or guaranty covering the roof or any other portion of the Building. Tenant shall ensure that any such equipment shall not interfere with the operation of any other communications, electric or other equipment at the Building and adjacent properties. Upon receipt, Tenant shall give to Landlord copies of any notices which Tenant receives from third parties that any such equipment is or may be in violation of any law, ordinance, or regulation. Tenant, upon termination of this Lease, vacation of the Premises, or the removal or alteration of any such equipment for any reason, shall be responsible for the removal of such equipment and the repair, painting, and/or replacement of the Building surface where such equipment is attached. Tenant agrees to indemnify, defend and hold harmless Landlord from and against all losses, damages, costs and expenses arising from or relating to the installation, maintenance and repair of any such equipment, and the locations of any such equipment shall be considered part of the Premises for purposes of Tenant’s maintenance, indemnity and insurance obligations under this Lease.

7.7 Tenant’s Security System. Notwithstanding any other restrictions contained herein, Tenant shall have the right, at any time, to install one or more security systems and devices (“Tenant’s Security System and Devices”) as may be deemed necessary by Tenant to provide security for the Premises, upon and subject to the conditions and limitations herein contained. Tenant’s Security System and Devices shall:

7.7.1 Costs. Be installed at Tenant’s sole cost and expense;

7.7.2 Compliance. Comply with all Laws governing the installation and operation of such systems and devices;

7.7.3 Access. Limit Landlord’s access to the Premises consistent with Section 10.1 of this Lease;

7.7.4 Devices Outside Premises. May include the installation of cameras, motion sensors and similar security monitoring devices outside the Premises on the portions of the Building containing the Premises, which cameras, motion sensors and similar security monitoring devices shall only have limited viewing to the portion of the parking areas of the Property designated for Tenant’s use, the main entry to and the perimeter of the portion of the Building leased by Tenant, and Landlord hereby grants to Tenant the right to install, maintain and operate such cameras, motion sensors and similar security monitoring devices in such areas; provided, however, that as a condition to any installation of any such cameras, motion sensors and similar security monitoring devices, Tenant shall (i) submit plans and specifications depicting the size, location and manner of installation of any such cameras, motion sensors and similar security monitoring devices for Landlord’s prior approval, not to be unreasonably withheld, conditioned or delayed, and (ii) secure all necessary consents and approvals from State, Federal, Municipal and other governmental authorities to construct, operate and maintain the same.

ARTICLE 8

MAINTENANCE AND REPAIR

8.1 Landlord’s Obligations.

Except as otherwise provided in this Lease, Landlord will repair and maintain the following in good order, condition and repair consistent with other Class “A” commercial office properties in the Minneapolis, Minnesota metropolitan area: (a) the foundations, exterior walls, structural systems and roof of the Building; (b) the electrical, mechanical, plumbing, heating and air conditioning systems, facilities and components located in the Building and used in common by all tenants or occupants of the Building, if any; (c) Common Area (subject to all other terms and conditions of this Lease relating to Common Area); and (d) those windows, doors, plate glass and exterior wall surfaces adjacent to Common Area. Neither Basic Rent nor Additional Rent will be reduced, nor will Landlord be liable, for loss or injury to or interference with Tenant’s property, profits or business arising from or in connection with Landlord’s performance of its obligations under this section.

8.2 Tenant’s Obligations.

8.2.1 Maintenance of Premises.

Except as otherwise specifically provided in this Lease, Landlord is not required to furnish any services or facilities, or to make any repairs or Alterations, in, about or to the Premises or the Property. Except as specifically described in Section 8.1 and Articles 12 and 13, Tenant assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises. Except as specifically described in Section 8.1 and Articles 12 and 13, Tenant, at Tenant’s sole cost and expense, will keep and maintain the Premises (including, but not limited to, all non-structural interior portions, systems and equipment; interior surfaces of exterior walls; interior moldings, partitions and ceilings; and interior electrical, lighting and plumbing fixtures) in good order, condition and repair, reasonable wear and tear and damage from insured casualties excepted. Tenant will keep the Premises in a neat and sanitary condition and will not commit any nuisance or waste in, on or about the Premises or the Property. If Tenant damages or injures the Common Area or any part of the Property other than the Premises, Landlord will repair the damage and Tenant will pay Landlord for all uninsured costs and expenses of Landlord in connection with the repair as Additional Rent. Tenant is solely responsible for and, to the fullest extent allowable under the Laws, releases and will indemnify, protect and defend Landlord against (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from, the cost of repairing, and any Claims resulting from, any penetrations or perforations of the roof or exterior walls of the Building Tenant causes except those contemplated by Section 7.6 hereof. Tenant will maintain the Premises in a first-class and fully operative condition. Tenant’s repairs will be at least equal in quality and workmanship to the original work and Tenant will make the repairs and perform maintenance in accordance with all Laws.

8.2.2 Alterations Required by Laws.

If any governmental authority requires any Alteration to the Building or the Premises as a result of Tenant’s particular use of the Premises or as a result of any Alteration to the Premises made by or on behalf of Tenant, or if Tenant’s particular use of the Premises subjects Landlord or the Property to any obligation under any Laws, Tenant will pay the cost of all such Alterations or the cost of compliance, as the case may be. If any such Alterations are Structural Alterations, Landlord, at Tenant’s sole cost and expense, will make the Structural Alterations; provided, however, that Landlord may require Tenant to deposit with Landlord an amount sufficient to pay the cost of the Structural Alterations (including, without limitation, reasonable overhead and administrative costs). If the Alterations are not Structural Alterations, Tenant will make the Alterations at Tenant’s sole cost and expense in accordance with Article 9.

ARTICLE 9

CHANGES AND ALTERATIONS

9.1 Landlord Approval.

Tenant will not make any Structural Alterations to the Premises or any Alterations to the Common Area. Tenant will not make any other Alterations without Landlord’s prior written consent, which consent Landlord will not unreasonably withhold or delay; provided, however, that Landlord may require, as a condition of its consent, that Tenant remove all or any portion of the Alterations at the end of the Term and repair all damage caused by such removal. Along with any request for Landlord’s consent, Tenant will deliver to Landlord plans and specifications for the Alterations and names and addresses of all prospective contractors for the Alterations. If Landlord approves the proposed Alterations, Tenant, before commencing the Alterations or delivering (or accepting delivery of) any materials to be used in connection with the Alterations, will deliver to Landlord for Landlord’s reasonable approval copies of all contracts, proof of insurance required by Section 9.2, copies of any contractor safety programs, copies of all necessary permits and licenses and such other information relating to the Alterations as Landlord reasonably requests. Tenant will not commence the Alterations before Landlord, in Landlord’s reasonable discretion, approves the foregoing deliveries. Tenant will construct all approved Alterations or cause all approved Alterations to be constructed (a) promptly by a licensed and bondable contractor, experienced in construction of improvements of the type and character contemplated by such Alterations, (b) in a good and workmanlike manner, (c) in compliance with all Laws, (d) in accordance with all orders, rules and regulations of the Board of Fire Underwriters having jurisdiction over the Premises and any other body exercising similar functions, (e) during times that Landlord reasonably determines in order to minimize interference with other tenants’ use and enjoyment of the Property, and (f) in full compliance with all of Landlord’s rules and regulations applicable to third party contractors, subcontractors and suppliers performing work at the Property. Notwithstanding the foregoing: Landlord shall provide its consent to Tenant’s proposed Alterations as long as (a) no Event of Default has occurred and is continuing under this Lease and Tenant makes the deliveries contemplated by this Section 9.1, and (b) such Alterations to the Premises are cosmetic or decorative in nature, do not affect the mechanical, electrical or structural systems of the Building or the exterior of the Building, do not require the issuance of a building permit, and are estimated to cost less than One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) in the aggregate during any calendar year.

9.2 Tenant’s Responsibility for Cost and Insurance.

Tenant will pay the cost and expense of all Alterations, including, without limitation, a reasonable charge for Landlord’s review, inspection and engineering time, and for any painting, restoring or repairing of the Premises or the Building the Alterations occasion. Prior to commencing the Alterations, Tenant will deliver the following to Landlord in form and amount reasonably satisfactory to Landlord: (a) demolition (if applicable) and, for Alterations estimated to cost in excess of $250,000, payment and performance bonds, or other security reasonably acceptable to Landlord; provided, however, so long as DRIV (or any Successor) is the Tenant under this Lease and has not assigned its interest in this Lease or sublet the Premises or any part thereof, no demolition, payment and performance bonds shall be required, (b) builder’s “all risk” insurance in an amount at least equal to the value of the Alteration; (c) evidence that Tenant has in force commercial general liability insurance insuring against construction related risks, in at least the form, amounts and coverages required of Tenant under Article 11 and (d) copies of all applicable contracts and of all necessary permits and licenses. The insurance policies described in clauses (b) and (c) of this section must name Landlord, Landlord’s lender (if any) and Property Manager as additional insureds.

9.3 Construction Obligations and Ownership.

Landlord may inspect construction of the Alterations. Immediately after completing the Alterations, Tenant will furnish Landlord with contractor affidavits, full and final lien waivers and receipted bills covering all labor and materials expended and used in connection with the Alterations. Tenant will remove any Alterations Tenant constructs in violation of this Article 9 within 10 days after Landlord’s written request. All Alterations Tenant makes or installs (including all telephone, computer and other wiring and cabling located within the walls of and outside the Premises, but excluding Tenant’s movable trade fixtures, generators, furniture, computers, switches, Tenant Security System and Devices and other equipment) become the property of Landlord and a part of the Building immediately upon installation and unless Landlord, at the time of Landlord’s approval of Tenant’s request to install such Alterations, or, within thirty (30) days after the date Tenant provides Landlord written notice of the installation of such Alterations if such Alterations do not require Landlord’s consent, requests that Tenant remove such Alterations, Tenant will surrender the Alterations to Landlord upon the expiration or earlier termination of this Lease at no cost to Landlord.

9.4 Liens.

Tenant will keep the Property free from any mechanics’, materialmen’s, designers’ or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Tenant will notify Landlord in writing ten (10) days prior to commencing any Alterations in order to provide Landlord the opportunity to record and post notices of non-responsibility or such other protective notices available to Landlord under the Laws. If any such liens are filed and Tenant, within 15 days after such filing, does not release the same of record or provide Landlord with a bond or other security satisfactory to Landlord (e.g., a cash escrow in an amount equal to 150% of the amount of such claimed lien deposited in escrow with a nationally recognized title insurer, which cash escrow shall be deemed to be satisfactory to Landlord). protecting Landlord and the Property against such liens, Landlord, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligation under this Lease, may cause such liens to be released by any means Landlord deems proper, including, but not limited to, paying the claim giving rise to the lien or posting security to cause the discharge of the lien. In such event, Tenant will reimburse Landlord, as Additional Rent, for all amounts Landlord pays (including, without limitation, reasonable attorneys’ fees and costs).

9.5 Indemnification.

To the fullest extent allowable under the Laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties and the Property from and against any Claims in any manner relating to or arising out of any Alterations or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.

ARTICLE 10

RIGHTS RESERVED BY LANDLORD

10.1 Landlord’s Entry.

(a) Landlord and its authorized representatives may at all reasonable times during Business Hours and upon reasonable notice to Tenant and only if accompanied by a representative of Tenant (provided, Tenant shall make such representative available during any reasonable time) enter the Premises to: (a) inspect the Premises; (b) show the Premises to prospective purchasers and mortgagees; (c) show the Premises to prospective tenants (but only during the last 12 months of the Term or at any time following an Event of Default); (d) post notices of non-responsibility or other protective notices available under the Laws; or (e) exercise and perform Landlord’s rights and obligations under this Lease.

(b) In addition, because the loading dock is located within the Premises, Tenant shall staff the loading dock during all Business Hours and at such time or times as deliveries are made to the Building for recipients other than Tenant, Tenant shall promptly notify Landlord’s designated representative by telephone (or other immediate means) of such delivery. Landlord shall designate two or three persons as its representatives, which persons shall be subject to Tenant’s reasonable approval. Such approved designated representatives of Landlord shall have the right of ingress and egress to and from the loading dock from the Garage through a secured corridor (and only a secured corridor) in the lower level of the Premises to the loading dock (as more particularly shown on the Lower Level sheet of the Floor Plan) for the purpose of taking receipt of such delivery, and Landlord shall promptly take receipt of such delivery following such notice to Landlord’s designated representative. Such approved designated representatives of Landlord shall only be permitted to enter upon the Premises through the secured corridor when accompanied by one or more representatives of Tenant, whom Tenant agrees to make available during Business Hours. Landlord agrees to indemnify, defend and hold harmless Tenant from and against all claims, actions, liabilities, damages (excluding consequential, punitive, incidental, special and similar type damages, except to the extent such consequential, punitive, incidental, special and similar type damages are claimed by third parties), costs, penalties, forfeitures, losses or expenses, including, without limitation, reasonable attorneys’ fees, resulting from or relating to any injury to person or damage to or loss of property sustained by Tenant in connection with Landlord’s use of, and ingress and egress to and from, the loading dock to the extent caused by Landlord or Landlord’s agents, contractors, or employees, provided Tenant tenders defense of any claim subject to Landlord’s indemnity in sufficient time to avoid prejudice to Landlord for handling by counsel of Landlord’s selection and reasonably acceptable to Tenant.

(c) Landlord acknowledges that the nature of Tenant’s business and the proprietary and confidential nature of Tenant’s business requires significant security measures be implemented by Tenant to restrict access to the Premises. Landlord, in the event of any emergency which poses an immediate threat to the safety of any persons or material damage to the Property, the Building, the Premises, the property of Tenant or any other tenant of the Building, may enter the Premises with such notice to Tenant which is reasonable under the circumstances. Landlord’s entry into the Premises is not to be construed as a forcible or unlawful entry into, or detainer of, the Premises or as an eviction of Tenant from all or any part of the Premises.

10.2 Control of Property.

Landlord reserves all rights respecting the Property not specifically granted to Tenant under this Lease, including, without limitation, the right to: (a) change the address of the Building once to provide for a separate mailing address for the Premises and for the balance of the Building and, following any such change of address, change the name of the portion of the Building not containing the Premises; (b) designate and approve all types of signs, window coverings, internal lighting and other aspects of the Premises and its contents that may be visible from the exterior of the Premises; (c) prohibit Tenant from installing vending or dispensing machines of any kind in or about the Premises other than those Tenant installs in the Premises solely for use by Tenant’s employees; (d) close the Building after Business Hours, except that Tenant and its employees and invitees may access the Premises after Business Hours in accordance with such rules and regulations as Landlord may prescribe from time to time for security purposes; (e) install, operate and maintain security systems that monitor, by closed circuit television or otherwise, all persons entering or leaving the Building; and (f) subject to the restrictions contained in Section 10.1(a) above, install and maintain pipes, ducts, conduits, wires and structural elements in the portion of the Premises not visible to the public (i.e. within the walls, above the finished ceiling or under the floor) that serve other parts or other tenants of the Building. Notwithstanding the foregoing, or the provision of any security-related services by Landlord, Landlord is not responsible for the security of persons or property on the Property and Landlord is not and will not be liable in any way whatsoever for any breach of security not solely and directly caused by the willful misconduct of Landlord, its agents or employees. Landlord shall not, without the prior written consent of Tenant, which consent may be granted or withheld in Tenant’s sole discretion, (a) change the name of the portion of the Building containing the Premises, or (b) retain and receive master keys or pass keys or cards to the Premises and all doors in the Premises.

10.3 Lock Box Agent/Rent Collection Agent.

Landlord, from time to time, may designate a lock box collection agent or other person to collect Rent. In such event, Tenant’s payment of Rent to the lock box collection agent or other person is deemed to have been made (a) as of the date the lock box collection agent or other person receives Tenant’s payment (if the payment is not dishonored for any reason); or (b) if Tenant’s payment is dishonored for any reason, the date Landlord or Landlord’s agent collects the payment. Neither Tenant’s payment of any amount of Rent to the lock box collection agent or other person nor Landlord’s or Landlord’s agent’s collection of such amount if the payment is dishonored constitutes Landlord’s waiver of any default by Tenant in the performance of Tenant’s obligations under this Lease or Landlord’s waiver of any of Landlord’s rights or remedies under this Lease. If Tenant pays any amount to the lock box collection agent or other person other than the actual amount due Landlord, then Landlord’s or Landlord’s agent’s receipt or collection of such amount does not constitute an accord and satisfaction, Landlord is not prejudiced in collecting the proper amount due Landlord (or in pursuing any rights or remedies available under this

Lease, at law or in equity as a result of Tenant’s failure to pay the full amount when due) and Landlord may retain the proceeds of any such payment, whether restrictively endorsed or otherwise, and apply the same toward amounts due and payable by Tenant under this Lease.

ARTICLE 11

INSURANCE AND CERTAIN WAIVERS AND INDEMNIFICATIONS

11.1 Tenant’s Insurance Obligations.

Tenant, at all times during the Term and during any early occupancy period, at Tenant’s sole cost and expense, will maintain the insurance this Section 11.1 describes.

11.1.1 Liability Insurance.

Commercial general liability insurance (providing coverage at least as broad as the current ISO form) with respect to the Premises, the Generator Areas and Tenant’s activities in the Premises and the Generator Areas, and upon and about the Property, on an “occurrence” basis, with single limit coverage of $5,000,000 (including umbrella liability coverage, if applicable). Such insurance must include specific coverage provisions or endorsements (a) for broad form contractual liability insurance insuring Tenant’s obligations under this Lease; (b) naming Landlord and Property Manager as additional insureds by an “Additional Insured—Managers or Lessors of Premises” endorsement (or equivalent coverage or endorsement); (c) waiving the insurer’s subrogation rights against all Landlord Parties; (d) providing Landlord with at least 10 days prior notice of modification, cancellation, non-renewal or expiration; (e) expressly stating that Tenant’s insurance will be provided on a primary and non-contributory basis and (f) providing that the insurer has a duty to defend all insureds under the policy (including additional insureds), and that defense costs are paid in addition to and do not deplete the policy limits. If Tenant provides such liability insurance under a blanket policy, the insurance must be made specifically applicable to the Premises, the Generator Areas and this Lease on a “per location” basis.

11.1.2 Property Insurance.

At Tenant’s option, property insurance on Tenant’s trade fixtures and other personal property within the Premises and the Generator Areas and business income insurance covering loss of income from Tenant’s business in the Premises and the Generator Areas.

11.1.3 Other Tenant’s Insurance.

Such other insurance as may be required by any Laws from time to time or may reasonably be required by Landlord from time to time. If insurance obligations generally required of tenants in similar space in similar office buildings in the area in which the Premises is located increase or otherwise change, Landlord may correspondingly increase or otherwise change Tenant’s insurance obligations under this Lease.

11.1.4 Miscellaneous Tenant’s Insurance Provisions.

All of Tenant’s insurance will be written by companies rated at least A/VII by A.M. Best Insurance Service and otherwise reasonably satisfactory to Landlord. Tenant will deliver a certified copy of each policy, or other evidence of insurance satisfactory to Landlord, (a) on or before the Commencement Date (and prior to any earlier occupancy by Tenant), (b) not later than 30 days prior to the expiration of any current policy or certificate, and (c) at such other times as Landlord may reasonably request. If Landlord allows Tenant to provide evidence of insurance by certificate, Tenant will deliver an ACORD Form 27 (or equivalent) certificate and will attach or cause to be attached to the certificate copies of the endorsements this Section 11.1 requires (including specifically, but without limitation, the “additional insured” endorsement). Tenant’s insurance must permit waiver of subrogation as provided in Section 11.3.1.

11.1.5 Tenant’s Failure to Insure.

Notwithstanding any contrary language in this Lease and any notice and cure rights this Lease provides Tenant, if Tenant fails to provide Landlord with evidence of insurance as required under Section 11.1.4, Landlord may assume that Tenant is not maintaining the insurance Section 11.1 requires Tenant to maintain and Landlord may, but is not obligated to, without further demand upon Tenant or notice to Tenant and without giving Tenant any cure right or waiving or releasing Tenant from any obligation contained in this Lease, obtain such insurance for Landlord’s benefit. In such event, Tenant will pay to Landlord, as Additional Rent, all costs and expenses Landlord incurs obtaining such insurance. Landlord’s exercise of its rights under this section does not relieve Tenant from any default under this Lease.

11.1.6 No Limitation.

Landlord’s establishment of minimum insurance requirements is not a representation by Landlord that such limits are sufficient and does not limit Tenant’s liability under this Lease in any manner.

11.2 Landlord’s Insurance Obligations.

Landlord will (except for the optional coverages and endorsements Section 11.2.1 describes) at all times during the Term maintain the insurance this Section 11.2 describes.

11.2.1 Property Insurance.

Property insurance on the Building in an amount not less than the full insurable replacement cost of the Building insuring against loss or damage by fire and such other risks as are covered by the current ISO Special Form policy. Landlord, at its option, may obtain such additional coverages or endorsements as Landlord deems appropriate or necessary, including, without limitation, insurance covering foundation, grading, excavation and debris removal costs; business income and rent loss insurance; boiler and machinery insurance; ordinance or laws coverage; earthquake insurance; flood insurance; and other coverages. Landlord may maintain such insurance in whole or in part under blanket policies. Such insurance will not cover or be applicable to any personal property or trade fixtures of Tenant within the Premises or otherwise located at the Property or any other such property (including that of third parties) in Tenant’s care, custody or control at the Property.

11.2.2 Liability Insurance.

Commercial general liability insurance against claims for bodily injury, personal injury, and property damage occurring at the Property in such amounts as Landlord deems necessary or appropriate. Such liability insurance will protect only Landlord and, at Landlord’s option, Landlord’s lender and some or all of the Landlord Parties, and does not replace or supplement the liability insurance this Lease obligates Tenant to carry.

11.3 Waivers and Releases of Claims and Subrogation.

11.3.1 By Tenant.

To the extent not prohibited by the Laws, Tenant, on behalf of Tenant and its insurers, waives, releases and discharges the Landlord Parties from all Claims arising out of damage to or destruction of the Premises, the Property (including, without limitation, the Generator Area), or Tenant’s trade fixtures, other personal property (including, without limitation, the Generators) or business, and any loss of use or business interruption, regardless whether any such Claim results from the negligence or fault of any Landlord Party or otherwise, occasioned by any fire or other casualty or occurrence whatsoever (whether similar or dissimilar), including, without limitation, (a) any existing or future condition, defect, matter or thing in the Premises or on the Property (including, without limitation, the Generator Area), (b) any equipment or appurtenance becoming out of repair, (c) any occurrence, act or omission of any Landlord Party, any other tenant or occupant of the Building or any other person (d) damage caused by the flooding of basements or other subsurface areas and (e) damage caused by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors, noise or the bursting or leaking of pipes or plumbing fixtures. The waiver this section describes applies regardless whether any such damage results from an act of God, an act or omission of other tenants or occupants of the Property or an act or omission of any other person and regardless whether insurance coverage against any such risks is obtainable. Tenant will look only to Tenant’s insurance coverage (regardless whether Tenant maintains any such coverage) in the event of any such Claim. Tenant’s trade fixtures, other personal property and all other property (including that of third parties) in Tenant’s care, custody or control, is located at the Property at Tenant’s sole risk. Landlord is not liable for any damage to such property or for any theft, misappropriation or loss of such property. Except as specifically provided in Section 11.2, Tenant is solely responsible for providing such insurance as may be required to protect Tenant, its employees and invitees against any injury, loss, or damage to persons or property occurring in the Premises, the Generator Area or at the Property, including, without limitation, any loss of business or profits from any casualty or other occurrence at the Property.

11.3.2 By Landlord.

To the extent not expressly prohibited by the Laws, and except for any claims, demands or damages suffered by Landlord because Tenant willfully or negligently causes a release of Hazardous Materials on the Property, Landlord, on behalf of Landlord and its insurers, waives, releases and discharges Tenant from all claims or demands whatsoever arising out of damage to or destruction of the Property or the Building, or loss of use of the Property or the Building, occasioned by fire or other casualty, regardless whether any such claim or demand results from the negligence or fault of Tenant, or otherwise, and Landlord will look only to Landlord’s insurance coverage (regardless whether Landlord maintains any such coverage) in the event of any such claim. Landlord’s policy or policies of property insurance will permit waiver of subrogation as provided in this section.

11.4 Tenant’s Indemnification of Landlord.

Tenant agrees to indemnify, defend and hold harmless Landlord from and against all claims, actions, liabilities, damages (excluding consequential, punitive, incidental, special and similar type damages, except to the extent claimed by third parties), costs, penalties, forfeitures, losses or expenses, including, without limitation, reasonable attorneys’ fees, resulting from or relating to any injury to person or damage to or loss of property on or about the Premises and the Generator Areas except to the extent caused by Landlord or Landlord’s agents, contractors, or employees, provided Landlord tenders defense of any claim subject to Tenant’s indemnity in sufficient time to avoid prejudice to Tenant for handling by counsel of Tenant’s selection and reasonably acceptable to Landlord.

11.5 Landlord’s Indemnification of Tenant.

Landlord agrees to indemnify, defend and hold harmless Tenant from and against all claims, actions, liabilities, damages (excluding consequential, punitive, incidental, special and similar type damages, except to the extent claimed by third parties), costs, penalties, forfeitures, losses or expenses, including, without limitation, reasonable attorneys’ fees, resulting from or relating to any injury to person or damage to or loss of property on or about the Common Area to the extent caused by Landlord or Landlord’s agents, contractors, or employees, provided Tenant tenders defense of any claim subject to Landlord’s indemnity in sufficient time to avoid prejudice to Landlord for handling by counsel of Landlord’s selection and reasonably acceptable to Tenant.

ARTICLE 12

DAMAGE OR DESTRUCTION

12.1 Tenantable Within 270 Days.

Except as provided in Section 12.3, if fire or other casualty renders the whole or a Material Part of the Premises untenantable and Landlord determines (in Landlord’s reasonable discretion) that it can make the Premises tenantable within 270 days after the date of the casualty, then Landlord will notify Tenant that Landlord will within the 270 day period (subject to the extension of such time period under Section 19.16) repair and restore the Building and the Premises to as near their condition prior to the casualty as is reasonably possible. Landlord will provide the notice within 30 days after the date of the casualty. In such case, this Lease remains in full force and effect, but Basic Rent for the period during which the Premises are untenantable will abate as provided in Section 12.4 below. If less than a Material Part of the Premises becomes untenantable due to fire or other casualty, and Landlord determines (in Landlord’s reasonable discretion) that it can make the Premises tenantable within 270 days after the date of the casualty, then Landlord will notify Tenant that Landlord will within the 270 day period repair and restore the Building and the Premises to as near their condition prior to the casualty as is reasonably possible. Landlord will provide the notice within 30 days after the date of the casualty. In such case, this Lease remains in full force and effect, but Basic Rent for the period during which the Premises are untenantable will abate as provided in Section 12.4 below.

If Landlord fails to provide written notice (the “Restoration Notice”) to Tenant, advising Tenant whether or not Landlord can make the Premises tenantable within 270 days after the date of the casualty, within seven (7) days following the date Landlord receives written notice from Tenant that Landlord has not provided the Restoration Notice to Tenant within thirty (30) days after the date of the casualty, then Landlord shall be deemed to have advised Tenant on such seventh day that Landlord cannot make the Premises tenantable within 270 days after the date of the casualty.

12.2 Not Tenantable Within 270 Days.

If fire or other casualty renders the whole or any Material Part of the Premises untenantable and Landlord determines (in Landlord’s reasonable discretion) that it cannot make the Premises tenantable within 270 days after the date of the casualty, then Landlord will so advise Tenant by written notice given to Tenant within 30 days after the date of the casualty and may, in such written notice, terminate this Lease effective on the date of Landlord’s notice. If Landlord provides written notice (or is deemed pursuant to Section 12.1 to have provided written notice) to Tenant that Landlord cannot make the Premises tenantable within 270 days after the date of the casualty and Landlord does not terminate this Lease as provided in this Section 12.2, then Tenant may terminate this Lease by notifying Landlord within 30 days after the date of Landlord’s notice (or deemed notice), which termination will be effective 30 days after the date of Tenant’s notice.

12.3 Building Substantially Damaged.

Notwithstanding the terms and conditions of Section 12.1, if the Building is damaged or destroyed by fire or other casualty (regardless whether the Premises is affected) and either (a) fewer than 15 months remain in the Term, or (b) the damage reduces the value of the improvements on the Property by more than 50% (as Landlord reasonably determines value before and after the casualty), then, regardless whether Landlord determines (in Landlord’s reasonable discretion) that it can make the Building tenantable within 270 days after the date of the casualty, Landlord, at Landlord’s option, by notifying Tenant within 30 days after the casualty, may terminate this Lease effective on the date of Landlord’s notice.

12.4 Insufficient Proceeds.

Notwithstanding any contrary language in this Article 12, if this Article 12 obligates Landlord to repair damage to the Premises or Building caused by fire or other casualty and Landlord does not receive sufficient insurance proceeds (excluding any deficiency caused by the amount of any policy deductible) to repair all of the damage, or if Landlord’s lender does not allow Landlord to use sufficient proceeds to repair all of the damage, then Landlord, at Landlord’s option, by providing written notice (the “Insufficiency Notice”) to Tenant within 30 days after the casualty, may terminate this Lease effective on the date of the Insufficiency Notice. If Landlord fails to provide the Insufficiency Notice to Tenant within seven (7) days following the date Landlord receives written notice from Tenant that Landlord has not provided the Insufficiency Notice to Tenant within the 30-day period prescribed above, then Landlord shall be deemed to have waived its right to terminate this Lease pursuant to this Section 12.4.

12.5 Landlord’s Repair Obligations.

If this Lease is not terminated under Sections 12.1 through 12.4 following a fire or other casualty, then, and only then, shall the provisions of this Section 12.5 apply. In such event, Landlord will repair and restore the Premises and the Building to as near their condition prior to the fire or other casualty as is reasonably possible with all commercially reasonable diligence and speed (subject to delays caused by Tenant Delay or Force Majeure). If less than a Material Part of the Premises becomes untenantable due to fire or other casualty, then Basic Rent for the period during which such portion of the Premises is untenantable will abate pro rata (based upon the rentable area of the untenantable portion of the Premises as compared with the rentable area of the entire Premises). If a Material Part of the Premises becomes untenantable due to fire or other casualty and Tenant is able to and does operate in a portion of the Premises for business, then Basic Rent for the period during which the Premises are untenantable will be equitably abated in accordance with the nature and extent of Tenant’s inability to use portions of the Premises (whether or not damaged) for the conduct of its business, as permitted by this Lease, caused by such fire or other casualty. If the whole or a Material Part of the Premises becomes untenantable due to fire or other casualty and Tenant is not able to and does not operate in any portion of the Premises for business as a result of such fire or other casualty, then Basic Rent for the period during which the Premises are untenantable will abate in full. In no event is Landlord obligated to repair or restore any special equipment or improvements installed by Tenant, or any personal or other property of Tenant. Landlord will reduce the Basic Rent for the period after the date Landlord completes such repair and restoration to a sum equal to the product of the Basic Rent provided for in this Lease multiplied by a fraction, the numerator of which is the rentable area of the Premises after such repair and restoration and the denominator of which is the rentable area of the Premises prior to such damage or destruction.

12.6 Qualified Failure of Services Event.

Anything in this Lease to the contrary notwithstanding, if a Qualified Failure of Services Event occurs and continues for a period of thirty (30) consecutive days after receipt by Landlord of written notice from Tenant of such occurrence, then Basic Rent for the portion of the Premises rendered untenantable shall abate pro rata from and after said thirtieth (30th) consecutive day until the services or Premises are restored to such a condition that the portion of the Premises affected is again rendered tenantable. If any such Qualified Failure of Services Event is on-going and continuous for a period of two hundred seventy (270) consecutive days after receipt by Landlord of written notice from Tenant of such occurrence, then either party may terminate this Lease effective as of the date such party provides written notice to the other of such termination, which such termination notice shall be provided, if at all, after the expiration of the 270-day period prescribed above and prior to the date the Qualified Failure of Services Event no longer occurs. The remedies provided in this Section 12.6 are Tenant’s sole and exclusive remedies against Landlord for the occurrence of any Qualified Failure of Services Event.

12.7 Rent Apportionment Upon Termination.

If either Landlord or Tenant terminates this Lease under this Article 12, Landlord will apportion Basic Rent on a per diem basis and Tenant will pay the Basic Rent to (a) the date of the fire or other casualty if the event renders a Material Part of the Premises untenantable or (b) if the event does not render a Material Part of the Premises completely untenantable, the effective date of such termination (provided that if a portion of the Premises is rendered untenantable, but the remaining portion is tenantable, then Basic Rent will be equitably abated in accordance with the nature and extent of Tenant’s inability to use portions of the Premises (whether or not damaged) for the conduct of its business, as permitted by this Lease, caused by such fire or other casualty, from the date of the casualty, and Tenant will pay the unabated portion of the Rent to the date of such termination).

12.8 Exclusive Casualty Remedy.

The provisions of this Article 12 are Tenant’s sole and exclusive rights and remedies in the event of a casualty. To the extent permitted by the Laws, Tenant waives the benefits of any Law that provides Tenant any abatement or termination rights (by virtue of a casualty) not specifically described in this Article 12.

ARTICLE 13

EMINENT DOMAIN

13.1 Termination of Lease.

If a Condemning Authority desires to effect a Taking of all or any material part of the Property, Landlord will notify Tenant and Landlord and Tenant will reasonably determine whether the Taking will render the Premises unsuitable for Tenant’s intended purposes. If Landlord and Tenant conclude that the Taking will render the Premises unsuitable for Tenant’s intended purposes, Landlord and Tenant will document such determination and this Lease will terminate as of the date the Condemning Authority takes possession of the portion of the Property taken. Tenant will pay Rent to the date of termination. If a Condemning Authority takes all or any material part of the Building or if a Taking reduces the value of the Property by 50% or more (as reasonably determined by Landlord), regardless whether the Premises is affected, then Landlord, at Landlord’s option, by notifying Tenant prior to the date the Condemning Authority takes possession of the portion of the Property taken, may terminate this Lease effective on the date the Condemning Authority takes possession of the portion of the Property taken.

13.2 Landlord’s Repair Obligations.

If this Lease does not terminate with respect to the entire Premises under Section 13.1 and the Taking includes a portion of the Premises, this Lease automatically terminates as to the portion of the Premises taken as of the date the Condemning Authority takes possession of the portion taken and Landlord will, at its sole cost and expense, restore the remaining portion of the Premises to a complete architectural unit with all commercially reasonable diligence and speed and will reduce the Basic Rent for the period after the date the Condemning Authority takes possession of the portion of the Premises taken to a sum equal to the product of the Basic Rent provided for in this Lease multiplied by a fraction, the numerator of which is the rentable area of the Premises after the Taking and after Landlord restores the Premises to a complete architectural unit, and the denominator of which is the rentable area of the Premises prior to the Taking. Tenant’s obligation to pay Basic Rent will abate on a proportionate basis with respect to that portion of the Premises remaining after the Taking that Tenant is unable to use during Landlord’s restoration for the period of time that Tenant is unable to use such portion of the Premises.

13.3 Tenant’s Participation.

Landlord is entitled to receive and keep all damages, awards or payments resulting from or paid on account of a Taking. Accordingly, Tenant waives and assigns to Landlord any interest of Tenant in any such damages, awards or payments. Tenant may prove in any condemnation proceedings and may receive any separate award for damages to or condemnation of Tenant’s movable trade fixtures and equipment and for moving expenses; provided however, that Tenant has no right to receive any award for its interest in this Lease or for loss of leasehold.

13.4 Exclusive Taking Remedy.

The provisions of this Article 13 are Tenant’s sole and exclusive rights and remedies in the event of a Taking. To the extent permitted by the Laws, Tenant waives the benefits of any Law that provides Tenant any abatement or termination rights or any right to receive any payment or award (by virtue of a Taking) not specifically described in this Article 13.

ARTICLE 14

TRANSFERS

14.1 Restriction on Transfers.

14.1.1 General Prohibition.

Except as set forth in Section 14.1.2 and in Section 14.1.3, Tenant will not cause or suffer a Transfer (other than a sublease permitted without Landlord’s consent pursuant to Section 14.1.3) without obtaining Landlord’s prior written consent, which consent with respect to any assignment shall not be unreasonably withheld, delayed or conditioned, but which consent with respect to any other Transfer (other than a sublease permitted without Landlord’s consent pursuant to Section 14.1.3) Landlord may otherwise grant or withhold consent in Landlord’s sole and absolute discretion. Tenant’s request for consent to a Transfer requiring Landlord’s consent must describe in detail the parties, terms and portion of the Premises affected. Landlord will notify Tenant of Landlord’s election to consent or withhold consent within 30 days after receiving Tenant’s written request for consent to such Transfer requiring Landlord’s consent. Tenant will, in connection with requesting Landlord’s consent to a Transfer requiring Landlord’s consent, provide Landlord with a copy of any and all documents and information regarding such proposed Transfer and the proposed transferee as Landlord reasonably requests. No Transfer, including, without limitation, a Transfer under Section 14.1.2 or under Section 14.1.3, releases Tenant from any liability or obligation under this Lease and Tenant remains liable to Landlord after such a Transfer as a principal and not as a surety. If Landlord consents to any Transfer requiring Landlord’s consent, Tenant will pay to Landlord, as Additional Rent, 50% of any amount Tenant receives on account of such Transfer (excluding reasonable commissions, attorneys’ fees, marketing costs and other similar costs and expenses Tenant incurs in connection with such Transfer as certified to Landlord in writing) in excess of the amounts this Lease otherwise requires Tenant to pay. In no event may Tenant cause or suffer a Transfer to another tenant of the Building. Any attempted Transfer in violation of this Lease is null and void and constitutes an Event of Default under this Lease.

14.1.2 Transfers to Affiliates.

Tenant, without Landlord’s consent (provided that Tenant is not in default in the performance of its obligations under this Lease), may assign this Lease or sublet the Premises to an Affiliate if Tenant (a) notifies Landlord at least 30 days prior to such assignment or sublease; (b) delivers to Landlord, at the time of Tenant’s notice, current financial statements of Tenant and the proposed transferee that are reasonably acceptable to Landlord; and (c) the transferee assumes and agrees in a writing delivered to and reasonably acceptable to Landlord to perform Tenant’s obligations under this Lease arising after such assignment or sublease and to observe all terms and conditions of this Lease. Landlord’s right described in Section 14.1.1 to share in any profit Tenant receives from an assignment or sublease permitted under this Section 14.1.2 and Landlord’s termination right under Section 14.1.1 does not apply to any assignment or sublease this Section 14.1.2 permits.

14.1.3 Subleasing.

Tenant shall have the right, without obtaining Landlord’s consent, provided no Event of Default has occurred or is continuing hereunder, to sublease any portion of the Premises, not to exceed eighty percent (80%) of the rentable square footage of the Premises in the aggregate, to any party, provided that Tenant shall not sublease any portion of the Premises to any entity which (a) operates for other than general office uses (e.g., Tenant will not sublease to any medical office operation, any retail office operation (such as a retail banking facility, a travel agency, or other business providing consumer services directly to the public at large), any educational facility, church or other religious facility, or child care facility), (b) is not otherwise typically located in other Class A office buildings in the west suburban Minneapolis, Minnesota office space market, (c) is a competitor of, or provides similar services as those provided by, Landlord or any affiliate of Landlord, (d) would violate any applicable Laws or would require any zoning or other variance or any special use permit or approval under any Laws, (e) operates any noxious use, odious operation, or prurient purpose or otherwise operates, advocates or pursues any purpose, principal or ideology which would offend community standards, (f) would constitute a legal nuisance or would otherwise unreasonably disturb or endanger other tenants at the Building or interfere with the use of their respective premises, or (g) is a governmental or quasi-governmental entity, unless Landlord otherwise approves such entity in writing.

Tenant will, in connection with any sublease, provide Landlord with written notice, at least thirty (30) days prior to the date on which Tenant enters into any sublease, that Tenant intends to sublease a portion of the Premises and thereafter provides Landlord with a copy of any and all documents and information regarding the sublease and the sublessee as Landlord reasonably requests. Within fifteen (15) Business Days following receipt of any such written notice from Tenant, Landlord may, at Landlord’s option by notifying Tenant, terminate this Lease with respect to any portion of the Premises that would be affected by such sublease. If Tenant subleases any portion of the Premises pursuant to this Section 14.1.3, Tenant will pay to Landlord, as Additional Rent, 50% of any amount Tenant receives on account of such sublease (excluding reasonable commissions, attorneys’ fees, marketing costs and other similar costs and expenses Tenant incurs in connection with such sublease as certified to Landlord in writing) in excess of the amounts this Lease otherwise requires Tenant to pay with respect to the portion of the Premises so sublet. If Tenant subleases any part of the Premises, then upon execution of any such sublease, the Renewal Term, the Expansion Option, the Right of First Offer and the Building Expansion Option, to the extent not previously exercised by Tenant, shall be null and void, of no further force or effect and Tenant shall have no further right to exercise any of the same.

14.2 Costs. Tenant will pay to Landlord, as Additional Rent, all costs and expenses Landlord incurs in connection with any Transfer, including, without limitation, reasonable attorneys’ fees and costs (not to exceed $1,500.00), regardless whether Landlord consents to the Transfer.

14.3 Criteria for Withholding Consent.

Landlord shall be deemed to have acted reasonably if Landlord withholds its consent to an assignment or sublease request for any of the following reasons, which list is not exclusive:

(a) The tangible financial net worth of the proposed transferee (other than any sublessee leasing less than 80% of the rentable square footage of the Premises) is not at least equal to Fifty Million and 00/100 Dollars ($50,000,000.00);

(b) The proposed transferee’s occupation of the Premises would likely cause a diminution in the reputation of the Building or the other businesses located in the Building or such proposed transferee is a direct competitor of Landlord;

(c) The proposed transferee will likely have a material disadvantageous impact on the common areas or the other occupants of the Building; or

(d) The proposed transferee’s occupancy will require a variation in the terms and conditions of this Lease.

ARTICLE 15

DEFAULTS; REMEDIES

15.1 Events of Default.

The occurrence of any of the following constitutes an “Event of Default” by Tenant under this Lease:

15.1.1 Failure to Pay Rent.

Tenant fails to pay Basic Rent, or any other Additional Rent amount, as and when due and such failure continues for five (5) Business Days after Landlord notifies Tenant of Tenant’s failure to pay Rent when due.

15.1.2 Failure to Perform.

Tenant breaches or fails to perform any of Tenant’s nonmonetary obligations under this Lease and the breach or failure continues for a period of 30 days after Landlord notifies Tenant of Tenant’s breach or failure; provided that if Tenant cannot reasonably cure its breach or failure within a 30 day period, Tenant’s breach or failure is not an Event of Default if Tenant commences to cure its breach or failure within the 30 day period and thereafter diligently pursues the cure. Notwithstanding any contrary language contained in this Section 15.1.2, Tenant is not entitled to any notice or cure period before an uncurable breach of this Lease (or failure) becomes an Event of Default.

15.1.3 Misrepresentation.

The existence of any material misrepresentation or omission in any financial statements, correspondence or other information provided to Landlord by Tenant in connection with (a) Tenant’s negotiation or execution of this Lease; or (b) any consent or approval Tenant requests under this Lease.

15.1.4 Other Defaults.

(a) Tenant makes a general assignment or general arrangement for the benefit of creditors; (b) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by Tenant; (c) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed against Tenant and is not dismissed within 60 days; (d) a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease and possession is not restored to Tenant within 30 days; or (e) substantially all of Tenant’s assets, substantially all of Tenant’s assets located at the Premises or Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure not discharged within 30 days. If a court of competent jurisdiction determines that any act described in this section does not constitute an Event of Default, and the court appoints a trustee to take possession of the Premises (or if Tenant remains a debtor in possession of the Premises) and such trustee or Tenant Transfers Tenant’s interest hereunder, then Landlord is entitled to receive, as Additional Rent, the amount by which the Rent (or any other consideration) paid in connection with the Transfer exceeds the Rent otherwise payable by Tenant under this Lease.

15.2 Remedies.

Upon the occurrence of any Event of Default, Landlord, at any time and from time to time, and without preventing Landlord from exercising any other right or remedy, may exercise any one or more of the following remedies:

15.2.1 Termination of Tenant’s Possession; Re-entry and Reletting Right.

Terminate Tenant’s right to possess the Premises by any lawful means with or without terminating this Lease, in which event Tenant will immediately surrender possession of the Premises to Landlord. Unless Landlord specifically states that it is terminating this Lease, Landlord’s termination of Tenant’s right to possess the Premises is not to be construed as an election by Landlord to terminate this Lease or Tenant’s obligations and liabilities under this Lease. In such event, this Lease continues in full force and effect (except for Tenant’s right to possess the Premises) and Tenant continues to be obligated for and must pay all Rent as and when due under this Lease. If Landlord terminates Tenant’s right to possess the Premises, Landlord is not obligated to but may re-enter the Premises and remove all persons and property from the Premises. Landlord may store any property Landlord removes from the Premises in a public warehouse or elsewhere at the cost and for the account of Tenant. Upon such re-entry, Landlord is not obligated to but may relet all or any part of the Premises to a third party or parties for Tenant’s account. Tenant is immediately liable to Landlord for all Re-entry Costs and must pay Landlord the same within five days after Landlord’s notice to Tenant. Landlord may relet the Premises for a period shorter or longer than the remaining Term. If Landlord relets all or any part of the Premises, Tenant will continue to pay Rent when due under this Lease and Landlord will refund to Tenant the Net Rent Landlord actually receives from the reletting up to a maximum amount equal to the Rent Tenant paid that came due after Landlord’s reletting. If the Net Rent Landlord actually receives from reletting exceeds such Rent, Landlord will apply the excess sum to future Rent due under this Lease. Landlord may retain any surplus Net Rent remaining at the expiration of the Term.

15.2.2 Termination of Lease.

Terminate this Lease effective on the date Landlord specifies in its termination notice to Tenant. Upon termination, Tenant will immediately surrender possession of the Premises to Landlord. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant will pay to Landlord on demand all damages Landlord incurs by reason of Tenant’s default, including, without limitation, (a) all Rent due and payable under this Lease as of the effective date of the termination; (b) any Re-entry Costs, and (c) an amount equal to the amount by which the present worth, as of the effective date of the termination, of the Basic Rent for the balance of the Term remaining after the effective date of the termination (assuming no termination) exceeds the present worth, as of the effective date of the termination, of a fair market Basic Rent for the Premises for the same period (as Landlord reasonably determines the fair market Basic Rent). For purposes of this section, Landlord will compute present worth by utilizing a discount rate of 8% per annum. Nothing in this section limits or prejudices Landlord’s right to prove and obtain damages in an amount equal to the maximum amount allowed by the Laws, regardless whether such damages are greater than the amounts set forth in this section.

15.2.3 Self Help.

Perform the obligation on Tenant’s behalf without waiving Landlord’s rights under this Lease, at law or in equity and without releasing Tenant from any obligation under this Lease. Tenant will pay to Landlord, as Additional Rent, all sums Landlord pays and obligations Landlord incurs on Tenant’s behalf under this section.

15.2.4 Other Remedies.

Any other right or remedy available to Landlord under this Lease, at law or in equity.

15.3 Costs.

Tenant will reimburse and compensate Landlord on demand and as Additional Rent for any actual loss Landlord incurs in connection with, resulting from or related to an Event of Default, regardless whether suit is commenced or judgment is entered. Such loss includes all reasonable legal fees, costs and expenses (including paralegal fees and other professional fees and expenses) Landlord incurs investigating, negotiating, settling or enforcing any of Landlord’s rights or remedies or otherwise protecting Landlord’s interests under this Lease. In addition to the foregoing, Landlord is entitled to reimbursement of all of Landlord’s fees, expenses and damages, including, but not limited to, reasonable attorneys’ fees and paralegal and other professional fees and expenses, Landlord incurs in connection with protecting its interests in any bankruptcy or insolvency proceeding involving Tenant, including, without limitation, any proceeding under any chapter of the Bankruptcy Code; by exercising and advocating rights under Section 365 of the Bankruptcy Code; by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay. Such fees and expenses are payable on demand, or, in any event, upon assumption or rejection of this Lease in bankruptcy.

15.4 Waiver and Release by Tenant.

Tenant waives and releases all Claims Tenant may have resulting from Landlord’s re-entry and taking possession of the Premises by any lawful means and removing and storing Tenant’s property as permitted under this Lease, regardless whether this Lease is terminated, and, to the fullest extent allowable under the Laws, Tenant releases and will indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Parties from and against any and all Claims occasioned by Landlord’s lawful re-entry of the Premises and disposition of Tenant’s property. No such reentry is to be considered or construed as a forcible entry by Landlord.

15.5 Landlord’s Default.

If (a) Landlord defaults in the performance of any of its obligations under this Lease, (b) Tenant notifies Landlord and any party having a recorded mortgage or other lien against the Building of whom Tenant has been given prior written notice, (c) Landlord fails to cure such default within thirty (30) days following Landlord’s receipt of such written notice, or if such default is of such a nature that it cannot reasonably be cured within such thirty (30) day period and Landlord or such other notified party has not commenced to cure such default with due diligence within such 30-day period, and (d) such default remains uncured for more than thirty (30) days after Landlord (and such other party, if necessary) receives written notice from Tenant that Landlord has failed to cure the default within the time periods permitted in clause (c), then Tenant may pay or perform such obligation upon and subject to the conditions set forth in Article 9 hereof, and Landlord shall reimburse Tenant for the reasonable out-of-pocket costs incurred by Tenant for such payment or performance within thirty (30) days from receipt by Landlord of bills and invoices, in detail reasonably satisfactory to Landlord, covering all items paid for by Tenant or expended and used by Tenant in so performing Landlord’s obligations; provided, however, despite such notice and the expiration of such cure period, Tenant shall have no right to perform an obligation of Landlord unless such performance by Tenant is necessary to prevent imminent injury or damage to persons or Tenant’s property or is necessary to permit Tenant to use and occupy the Premises in accordance with the conditions and limitations set forth in this Lease. If Landlord notifies Tenant in writing during the cure periods set forth above that Landlord disputes Tenant’s claim that Landlord is in default in the performance of its obligations under this Lease, then Landlord’s Third-Party Expert (whose fees shall be borne by Landlord) and Tenant’s Third-Party Expert (whose fees shall be borne by Tenant) shall, within thirty (30) days after Tenant’s receipt of Landlord’s dispute notice, mutually designate a Third-Party Expert (whose fees shall be borne equally by Landlord and Tenant) to issue a certificate resolving such dispute, which certificate shall be issued no later than the date thirty (30) days following the appointment of such jointly appointed Third-Party Expert (who shall, in all respects be impartial and disinterested), and Tenant shall not be permitted to exercise its rights pursuant to the immediately preceding sentence until the date thirty (30) days following issuance of such certificate, or if the applicable default is of such a nature that it cannot reasonably be cured within such thirty (30) day period, until Landlord or such other notified party has failed to commence to cure such default with due diligence within such 30-day period. In the event Landlord has not reimbursed Tenant within thirty (30) days from receipt of such bills and invoices, Tenant may deduct the cost of such payment or performance (as evidenced by the bills and invoices furnished to Landlord) from Tenant’s Basic Rent obligations hereunder; provided, however, in no event shall Tenant be entitled to deduct in any month more than fifty percent (50%) of the Basic Rent payable in such month. Tenant agrees to indemnify, defend and hold Landlord forever harmless from any and all claims and liabilities of any kind and description which may arise out of or be connected in any way with the performance of any such obligations. Any Third-Party Expert engaged in connection with resolving any dispute pursuant to this Section 15.5 shall have not less than ten (10) years of experience in commercial office leasing and/or as professional dispute resolution (e.g., a qualified mediator or a retired judge) in the Minneapolis, Minnesota metropolitan area.

15.6 No Waiver.

Except as specifically set forth in this Lease, no failure by Landlord or Tenant to insist upon the other party’s performance of any of the terms of this Lease or to exercise any right or remedy upon a breach thereof, constitutes a waiver of any such breach or of any breach or default by the other party in its performance of its obligations under this Lease. No acceptance by Landlord of full or partial Rent from Tenant or any third party during the continuance of any breach or default by Tenant of Tenant’s performance of its obligations under this Lease constitutes Landlord’s waiver of any such breach or default. Except as specifically set forth in this Lease, none of the terms of this Lease to be kept, observed or performed by a party to this Lease, and no breach thereof, are waived, altered or modified except by a written instrument executed by the other party. One or more waivers by a party to this Lease is not to be construed as a waiver of a subsequent breach of the same covenant, term or condition. No statement on a payment check from a party to this Lease or in a letter accompanying a payment check is binding on the other party. The party receiving the check, with or without notice to the other party, may negotiate such check without being bound to the conditions of any such statement.

ARTICLE 16

CREDITORS; ESTOPPEL CERTIFICATES

16.1 Subordination.

This Lease, all rights of Tenant in this Lease, and all interest or estate of Tenant in the Property, is subject and subordinate to the lien of any Mortgage, provided Tenant receives from the holder of such Mortgage a subordination, non-disturbance and attornment agreement substantially in the form attached hereto and made a part hereof as EXHIBIT “G” or such other reasonable form as such holder agrees to furnish with changes requested by Tenant and reasonably acceptable to such holder. The lien of any existing or future Mortgage will not cover Tenant’s moveable trade fixtures or other personal property of Tenant located in or on the Premises. Tenant agrees that any holder of any Mortgage shall have the right at any time to subordinate such Mortgage to this Lease.

16.2 Attornment.

If any ground lessor, holder of any Mortgage at a foreclosure sale or any other transferee acquires Landlord’s interest in this Lease, the Premises or the Property, Tenant will attorn to the transferee of or successor to Landlord’s interest in this Lease, the Premises or the Property (as the case may be) and recognize such transferee or successor as landlord under this Lease. Tenant waives the protection of any statute or rule of law that gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest. Landlord agrees that any payments made by Tenant to any such transferee or successor to Landlord’s interest in this Lease, the Premises or the Property (as the case may be) shall be fully credited against the obligations of Tenant under this Lease, as though the same had been made directly to Landlord.

16.3 Mortgagee Protection Clause.

Tenant will give the holder of any Mortgage, by certified mail and at the same time as Tenant notifies Landlord, a copy of any notice of default Tenant serves on Landlord, provided that Landlord or the holder of the Mortgage previously notified Tenant (by way of notice of assignment of rents and leases or otherwise) of the address of such holder. Tenant further agrees that if Landlord fails to cure such default within the time provided for in this Lease, then Tenant will provide written notice of such failure to such holder and such holder will have an additional 15 days within which to cure the default. If the default cannot be cured within the additional 15 day period, then the holder will have such additional time as may be necessary to effect the cure, but not beyond 30 days from such notice, if, within the 15 day period, the holder has commenced and is diligently pursuing the cure (including without limitation commencing foreclosure proceedings if necessary to effect the cure).

16.4 Estoppel Certificates.

16.4.1 Contents.

Upon Landlord’s written request, Tenant will execute, acknowledge and deliver to Landlord a written statement in form satisfactory to Landlord and Tenant certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that this Lease is in full force and effect, as modified, and stating the modifications); (b) that this Lease has not been canceled or terminated; (c) the last date of payment of Rent and the time period covered by such payment; (d) whether there are then existing any breaches or defaults by Landlord under this Lease known to Tenant, and, if so, specifying the same; (e) specifying any existing claims or defenses in favor of Tenant against the enforcement of this Lease (or of any guaranties); and (f) such other factual statements as Landlord, any lender, prospective lender, investor or purchaser may reasonably request. Tenant will deliver the statement to Landlord within 10 Business Days after Landlord’s request. Landlord may give any such statement by Tenant to any lender, prospective lender, investor or purchaser of all or any part of the Property and any such party may conclusively rely upon such statement as true and correct.

16.4.2 Failure to Deliver.

If Tenant does not timely deliver the statement referenced in Section 16.4.1 to Landlord, Landlord may execute and deliver the statement to any third party on behalf of Tenant and Landlord and any lender, prospective lender, investor or purchaser may conclusively presume and rely, except as otherwise represented by Landlord, (a) that the terms and provisions of this Lease have not been changed; (b) that this Lease has not been canceled or terminated; (c) that not more than one month’s Rent has been paid in advance; and (d) that Landlord is not in default in the performance of any of its obligations under this Lease. In such event, Tenant is estopped from denying the truth of such facts.

ARTICLE 17

TERMINATION OF LEASE

17.1 Surrender of Premises.

Tenant will surrender the Premises to Landlord at the expiration or earlier termination of this Lease in good order, condition and repair, reasonable wear and tear, permitted Alterations and damage by casualty or condemnation excepted, and will surrender all keys to the Premises to Property Manager or to Landlord at the place then fixed for Tenant’s payment of Basic Rent or as Landlord or Property Manager otherwise direct. Tenant will also inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises or on the Property. Tenant will at such time remove all of its property (including any cabling installed in the Premises) from the Premises and, if Landlord so requires, all specified Alterations and improvements Tenant placed on the Premises and the Existing Furniture, Cubicles and Equipment. Tenant will promptly repair any damage to the Premises caused by such removal. If Tenant does not surrender the Premises in accordance with this section, Tenant releases and will indemnify, defend (with counsel reasonably acceptable to Landlord) protect and hold harmless Landlord from and against any Claim resulting from Tenant’s delay in so surrendering the Premises, including, without limitation, any Claim made by any succeeding occupant founded on such delay. All property of Tenant not removed on or before the last day of the Term is deemed abandoned. Tenant appoints Landlord as Tenant’s agent to remove, at Tenant’s sole cost and expense, all of Tenant’s property from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant’s benefit, all at the sole cost and risk of Tenant, and Landlord will not be liable for damage, theft, misappropriation or loss thereof or in any manner in respect thereto.

17.2 Holding Over.

If Tenant possesses the Premises after the Term expires or is otherwise terminated without executing a new lease, Tenant is deemed to be occupying the Premises without claim of right (but subject to all terms and conditions of this Lease) and, in addition to Tenant’s liability for failing to surrender possession of the Premises as provided in Section 17.1, Tenant will pay Landlord a charge for each day of occupancy after expiration of the Term in an amount equal to one hundred fifty percent (150%) of Tenant’s then-existing Rent (on a daily basis).

ARTICLE 18

ADDITIONAL PROVISIONS

18.1 Initial Improvements.

18.1.1 Tenant’s Improvements.

Landlord will cause to be constructed, at Tenant’s sole cost and expense, all the Tenant’s Improvements, subject to obtaining all requisite permits and consents. Landlord shall construct the Tenant’s Improvements in substantial accordance with the Final Plans and in a good and workmanlike manner in compliance with all applicable building codes in effect at the time of issuance of the building permit for the Tenant’s Improvements as interpreted by the relevant governmental authority. The Tenant’s Improvements will be designed as described in this Section 18.1. Tenant will pay all of Landlord’s direct costs of causing the Tenant’s Improvements to be designed and installed, plus four percent (4%) of the sum of all such direct costs for Landlord’s overhead and profit. Such costs of Landlord may include, without limitation, space planning costs, construction document preparation costs, design costs, construction drawing costs, general conditions, construction costs and all costs Landlord incurs in connection with obtaining permits for the Tenant’s Improvements. The Tenant’s Improvements become the property of Landlord and a part of the Building immediately upon installation. Landlord and Tenant shall in good faith review and approve (or disapprove), process and perform any obligation pursuant to this Lease concerning approval of the Space Plan, the Final Plans, the bid list and the Qualified Bids, and any other matters concerning the Tenant’s Improvements with all due diligence and reasonable speed including, without limitation, approvals, reviews, change orders, bids, value engineering, and inspections, with the objective of facilitating the construction of the Tenant’s Improvements as quickly as reasonably possible.

18.1.2 Bidding Procedures.

Landlord agrees that with respect to contracts or subcontracts for the Tenant’s Improvements estimated to exceed Twenty-Five Thousand and 00/100 Dollars ($25,000.00) (“Major Subcontracts”), Landlord shall provide to Tenant a list of three (3) proposed contractors and subcontractors, licensed and bonded in the State of Minnesota and of a sufficient net worth to complete such Major Subcontract, from whom Landlord intends to solicit bids for such Tenant’s Improvements to the extent commercially available. Tenant shall have three (3) Business Days to review such list and notify Landlord of Tenant’s reasonable objections, if any, to such listed contractors and subcontractors. If Tenant reasonably objects to any contractors and/or subcontractors proposed by Landlord, then Landlord shall be obligated to provide a list of additional proposed contractors and subcontractors for Tenant’s consideration, to the extent commercially available, whereupon Tenant shall have three (3) Business Days to review any such list of additional contractors and/or subcontractors and notify Landlord of Tenant’s reasonable objections, if any, to such listed additional contractors and subcontractors.

Following approval of Final Plans, Landlord shall then solicit bids (which bids shall, to the extent commercially available, be on a fixed-price basis) from the listed contractors and subcontractors to whom Tenant did not reasonably and timely object in accordance with the foregoing, and provide Landlord’s recommendations concerning the award of each Major Subcontract to Tenant; provided, however, (i) no competitive bidding shall be required with respect to the award of the general contract for the project, which general contract has been awarded to Contractor, and (ii) the general contractor shall have the exclusive right to compile any bid list, subject to Tenant’s rights to reasonably object, as aforesaid. Landlord shall account for the costs of the Tenant’s Improvements on an “open book” basis; accordingly, Tenant will be permitted to review and audit, at Tenant’s sole cost and expense, Landlord’s records with respect to the costs of the Tenant’s Improvements.

Tenant shall have five (5) Business Days to review the Qualified Bids and Landlord’s recommendation concerning the award of each Major Subcontract and to notify Landlord of Tenant’s choice of Qualified Bid. If Tenant fails to notify Landlord of Tenant’s choice of Qualified Bid, or if Tenant does not object to Landlord’s recommendation, in any case within the five-Business Day period prescribed above, then Tenant shall be deemed to have approved Landlord’s recommendation of the Qualified Bids and Landlord shall award the Major Subcontract in accordance with Landlord’s recommendation thereof to Tenant. If Tenant objects to Landlord’s recommendation and notifies Landlord of Tenant’s choice of Qualified Bid within such five-Business Day period, then Landlord shall award the Major Subcontract to the contractor or subcontractor submitting Tenant’s choice of Qualified Bid. On or before the date which is five (5) Business Days following Tenant’s notification to Landlord of Tenant’s choice of the Qualified Bids (or following Tenant’s deemed approval of Landlord’s recommendation thereof), Landlord shall submit to Tenant a final estimate of the cost of the Tenant’s Improvements, which such final estimate shall be prepared based on the Final Plans and the Qualified Bids approved (or deemed approved) by Tenant. Any delays resulting from Tenant’s failure to timely comply with the bidding procedures herein contained and any delays resulting from any changes which occur as a result of Tenant’s review of the final cost estimate shall constitute a Force Majeure delay.

18.1.3 Improvement Allowance.

Landlord will pay the cost, not to exceed the Improvement Allowance, of Tenant’s obligation to pay for the design and installation of the Tenant’s Improvements. Landlord is not obligated to pay or incur any amounts that exceed the Improvement Allowance. If the cost of the Tenant’s Improvements exceeds the Improvement Allowance, Tenant will pay the excess to Landlord in cash as Additional Rent. Tenant will also pay, as Additional Rent, all of Landlord’s costs (including lost rent) resulting from Tenant Delays. If Landlord reasonably estimates that the cost of the Tenant’s Improvements will exceed the Improvement Allowance, then Tenant shall pay the amount of such estimated excess in equal monthly installments to Landlord throughout, and based on, the duration of Landlord’s estimated construction schedule, subject to adjustment once Landlord determines the final cost of the Tenant’s Improvements. If the costs of the Tenant’s Improvements are less than the Improvement Allowance, then Tenant may add to costs covered by the Improvement Allowance costs of additional furniture, fixtures and equipment, Tenant’s Security System and Devices, professional fees and other costs as may be deemed appropriate by Tenant for the Premises to assure that the Improvement Allowance is fully used.

18.1.4 Project Manager/Site Superintendent.

Contractor is the general contractor for all the Tenant’s Improvements. In connection with installing the Tenant’s Improvements, Contractor will utilize a project manager and site superintendent, the fees of which are payable by Tenant on an hourly basis as a direct cost of the Tenant’s Improvements.

18.1.5 Space Plan.

On or before November 25, 2010, Tenant will provide Landlord with a space plan for the Tenant’s Improvements. The space plan must (a) be compatible with the base building and the mechanical components of the base building (as reasonably determined by Landlord); (b) be adequate, in Landlord’s reasonable discretion, for Landlord to prepare working drawings for the Tenant’s Improvements without additional requests for information; (c) show, in reasonable detail, the design and appearance of the finishing material Landlord will use in connection with installing the Tenant’s Improvements; and (d) contain such other detail or description as may be necessary for Landlord to adequately define the scope of the Tenant’s Improvements. If Tenant provides Landlord with the space plan after November 25, 2010, then such delay is a Tenant Delay and the Delivery Date is automatically extended day for day for each day of delay after November 25, 2010.

18.1.6 Working Drawings and Specifications.

After Landlord receives Tenant’s space plan, Landlord will provide Tenant with the Final Plans. Tenant will approve or disapprove the Final Plans in writing within five Business Days after receiving the same. Tenant will not withhold its approval except for reasonable cause and will not act in an arbitrary or capricious manner in connection with approving the Final Plans. If Tenant fails to notify Landlord of Tenant’s approval or disapproval of the Final Plans within the five Business Day period described in this section, such failure is deemed to be a Tenant Delay. If Tenant disapproves the Final Plans within the five Business Day period described in this section, Landlord will revise the Final Plans and submit the same to Tenant for approval. Tenant will have the same approval rights and approval time period with respect to the revised Final Plans as Tenant had with respect to the initial Final Plans as described in this section. Tenant acknowledges, however, that if Tenant’s failure to timely approve the Final Plans constitutes a Tenant Delay, then the Delivery Date is automatically extended day for day for each day of delay after the date by which Tenant was obligated to approve the Final Plans. Landlord will seal as required by the Laws the Final Plans after Tenant approves the same and will submit the same for permits and construction bids. Tenant will not order long lead time items that will delay Substantial Completion of the Tenant’s Improvements. Landlord will exercise commercially reasonable efforts to notify Tenant if Tenant orders long lead time items that will delay Substantial Completion of the Tenant’s Improvements.

18.1.7 Changes to Final Plans.

Tenant will notify Landlord of any desired revisions to the Final Plans Tenant approved under Section 18. 1.6. Landlord will revise the Final Plans accordingly (unless such desired revisions affect the structural, mechanical, electrical or life/safety systems or the exterior of the Building, in which case Landlord will revise the Final Plans if Landlord approves such desires revisions) and will notify Tenant of the additional cost of the Tenant’s Improvements and the anticipated delay in completing the Tenant’s Improvements caused by such revisions. Tenant will approve or disapprove the increased cost and delay within five Business Days after Landlord notifies Tenant of the additional cost and delay. If Tenant fails to notify Landlord of its approval or disapproval of the additional cost and delay within the five Business Day period, Tenant is deemed to have disapproved the additional cost or delay. If Tenant disapproves the additional cost or delay, Tenant is deemed to have withdrawn its proposed revisions to the Final Plans.

18.1.8 Tenant’s Representative.

Tenant designates Dave Barber as Tenant’s representative to notify Landlord of any revisions to the Final Plans as described in Section 18.1.7 and to provide any notices or directions to Landlord regarding the Tenant’s Improvements.

18.1.9 Punch List.

Within 10 days after the Delivery Date, Landlord and Tenant will inspect the Premises and develop a Punch List. Landlord will complete (or repair, as the case may be) the items described on the Punch List with commercially reasonable diligence and speed, subject to delays caused by Tenant Delays and Force Majeure. If Tenant refuses to inspect the Premises with Landlord within such 10 day period, Tenant is deemed to have accepted the Premises as delivered, subject to Section 18.1.10.

18.1.10 Construction Warranty.

Landlord warrants the Tenant’s Improvements against defective workmanship and materials for a period of one year after Substantial Completion. Landlord’s sole obligation under this warranty is to repair or replace, as necessary, any defective item caused by poor workmanship or materials if Tenant notifies Landlord of the defective item within such one year period. Landlord has no obligation to repair or replace any item after such one year period expires. Tenant must strictly comply with the Warranty Terms. THE WARRANTY TERMS PROVIDE TENANT WITH ITS SOLE AND EXCLUSIVE REMEDIES FOR INCOMPLETE OR DEFECTIVE WORKMANSHIP OR MATERIALS OR OTHER DEFECTS IN THE PREMISES IN LIEU OF ANY CONTRACT, WARRANTY OR OTHER RIGHTS, WHETHER EXPRESSED OR IMPLIED, THAT MIGHT OTHERWISE BE AVAILABLE TO TENANT UNDER APPLICABLE LAW. ALL OTHER WARRANTIES ARE EXPRESSLY DISCLAIMED.

18.2 Existing Furniture, Cubicles and Equipment

Tenant acknowledges that the furniture, cubicles, equipment and other items of personal property listed on EXHIBIT “H” attached hereto and made a part hereof (the “Existing Furniture, Cubicles and Equipment”) are currently, and on the Delivery Date shall be, located within the Premises. The Existing Furniture, Cubicles and Equipment shall remain the property of Landlord throughout the Term, but Landlord will allow Tenant to utilize the Existing Furniture, Cubicles and Equipment in the Premises throughout the Term of this Lease at no additional charge. If Landlord does not require Tenant to remove the Existing Furniture, Cubicles and Equipment at the end of the Term, then Tenant shall leave the Existing Furniture, Cubicles and Equipment in the Premises in good order, condition and repair, ordinary wear and tear excepted. Landlord makes no warranty or representation of any kind or nature with respect to the Existing Furniture, Cubicles and Equipment, and all warranties, express or implied, of quality, merchantability or fitness for a particular purpose or otherwise, are hereby disclaimed.

18.3 Landlord’s Work

In addition to providing the Tenant’s Improvements, subject to obtaining all requisite permits and consents, Landlord shall use commercially reasonable efforts to substantially complete the following work (the “Landlord’s Work”) prior to July 1, 2011: Landlord shall construct an additional approximately 144 parking stalls in the location generally depicted on the second page of the Site Plan as the “Landlord’s Improvements Extended Parking”, and shall construct such interior improvements as are reasonably necessary to demise the Premises from the balance of the Building, which demising shall include, among other things, providing life/safety egress from the Premises through designated portions of the Building.

ARTICLE 19

MISCELLANEOUS PROVISIONS

19.1 Notices.

All Notices must be in writing and must be sent by personal delivery, United States registered or certified mail (postage prepaid) or by an independent overnight courier service, addressed to the addresses specified in the Basic Terms or at such other place as either party may designate to the other party by written notice given in accordance with this section. Notices given by mail are deemed effective three Business Days after the party sending the Notice deposits the Notice with the United States Post Office. Notices delivered by courier are deemed effective on the next Business Day after the day the party delivering the Notice timely deposits the Notice with the courier for overnight (next day) delivery.

19.2 Transfer of Landlord’s Interest.

If Landlord Transfers any interest in the Premises for any reason other than collateral security purposes, the transferor is automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the Transfer, provided that the transferee assumes all of Landlord’s obligations accruing subsequent to the Transfer and further provided that the transferor delivers to the transferee any funds the transferor holds in which Tenant has an interest (such as a security deposit). Except as specifically set forth in the first sentence of this Section, Landlord’s covenants and obligations in this Lease bind each successive Landlord only during and with respect to its respective period of ownership. However, notwithstanding any such Transfer, the transferor remains entitled to the benefits of Tenant’s indemnity and insurance obligations (and similar obligations) under this Lease with respect to matters arising or accruing during the transferor’s period of ownership.

19.3 Successors.

The covenants and agreements contained in this Lease bind and inure to the benefit of Landlord, its successors and assigns, bind Tenant and its successors and assigns and inure to the benefit of Tenant and its permitted successors and assigns.

19.4 Captions and Interpretation.

The captions of the articles and sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular.

19.5 Relationship of Parties.

This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant other than that of landlord and tenant.

19.6 Entire Agreement; Amendment.

The Basic Terms and all exhibits, addenda and schedules attached to this Lease are incorporated into this Lease as though fully set forth in this Lease and together with this Lease contain the entire agreement between the parties with respect to the improvement and leasing of the Premises. All prior and contemporaneous negotiations, including, without limitation, any letters of intent or other proposals and any drafts and related correspondence, are merged into and superseded by this Lease. No subsequent alteration, amendment, change or addition to this Lease (other than to the Building Rules) is binding on Landlord or Tenant unless it is in writing and signed by the party to be charged with performance.

19.7 Severability.

If any covenant, condition, provision, term or agreement of this Lease is, to any extent, held invalid or unenforceable, the remaining portion thereof and all other covenants, conditions, provisions, terms and agreements of this Lease, will not be affected by such holding, and will remain valid and in force to the fullest extent permitted by law.

19.8 Landlord’s Limited Liability.

Tenant will look solely to Landlord’s interest in the Property for recovering any judgment or collecting any obligation from Landlord or any other Landlord Party. Tenant agrees that neither Landlord nor any other Landlord Party will be personally liable for any judgment or deficiency decree.

19.9 Survival.

All of Tenant’s obligations under this Lease (together with interest on payment obligations at the Maximum Rate) accruing prior to expiration or other termination of this Lease survive the expiration or other termination of this Lease. Further, all of Tenant’s release, indemnification, defense and hold harmless obligations under this Lease survive the expiration or other termination of this Lease, without limitation.

19.10 Attorneys’ Fees.

If either Landlord or Tenant commences any litigation or judicial action to determine or enforce any of the provisions of this Lease, the prevailing party in any such litigation or judicial action is entitled to recover all of its costs and expenses (including, but not limited to, reasonable attorneys’ fees, costs and expenditures) from the nonprevailing party.

19.11 Brokers.

Landlord and Tenant each represents and warrants to the other that it has not had any dealings with any realtors, brokers, finders or agents in connection with this Lease (except as may be specifically set forth in the Basic Terms) and releases and will indemnify, defend and hold the other harmless from and against any Claim based on the failure or alleged failure to pay any realtors, brokers, finders or agents (other than any brokers specified in the Basic Terms) and from any cost, expense or liability for any compensation, commission or changes claimed by any realtors, brokers, finders or agents (other than any brokers specified in the Basic Terms) claiming by, through or on behalf of it with respect to this Lease or the negotiation of this Lease. Landlord will pay any brokers named in the Basic Terms in accordance with the applicable listing agreement for the Property.

19.12 Governing Law.

This Lease is governed by, and must be interpreted under, the internal laws of the State. Any suit arising from or relating to this Lease must be brought in the County or, if the suit is brought in federal court, in any federal court appropriate for suits arising in the County; Landlord and Tenant waive the right to bring suit elsewhere.

19.13 Time is of the Essence.

Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

19.14 Organizational Documents; Authority.

Tenant represents and warrants to Landlord that this Lease has been duly authorized, executed and delivered by Tenant and that this Lease constitutes the valid and binding obligation of Tenant enforceable against Tenant in accordance with its terms, subject to application of bankruptcy, insolvency and similar creditor’s rights laws.

19.15 Provisions are Covenants and Conditions.

All provisions of this Lease, whether covenants or conditions, are deemed both covenants and conditions.

19.16 Force Majeure.

If Landlord is delayed or prevented from performing any act required in this Lease (excluding, however, the payment of money) by reason of Tenant Delay or Force Majeure, Landlord’s performance of such act is excused for the longer of the period of the delay or the period of delay caused by such Tenant Delay or Force Majeure and the period of the performance of any such act will be extended for a period equivalent to such longer period.

19.17 Management.

Property Manager is authorized to manage the Property. Landlord appointed Property Manager to act as Landlord’s agent for leasing, managing and operating the Property. The Property Manager then serving is authorized to accept service of process and to receive and give notices and demands on Landlord’s behalf.

19.18 Quiet Enjoyment.

Landlord covenants that Tenant will quietly hold, occupy and enjoy the Premises during the Term, subject to the terms and conditions of this Lease, free from molestation or hindrance by Landlord or any person claiming by, through or under Landlord, if Tenant pays all Rent as and when due and keeps, observes and fully satisfies all other covenants, obligations and agreements of Tenant under this Lease.

19.19 Memorandum of Lease.

Contemporaneously herewith, Landlord and Tenant agree to execute a Memorandum of Lease in the form of EXHIBIT “I” and record the same in the Hennepin County, Minnesota Recorder’s office.

19.20 Financial Statements.

Tenant will, prior to Tenant’s execution of this Lease and within 10 days after Landlord’s request at any time after the Effective Date, deliver to Landlord complete, accurate and up-to-date financial statements with respect to Tenant or other parties obligated upon this Lease, which financial statements must be (a) prepared according to generally accepted accounting principles consistently applied, and (b) certified by an independent certified public accountant or by Tenant’s chief financial officer that the same are a true, complete and correct statement of Tenant’s financial condition as of the date of such financial statements. Notwithstanding the foregoing, if the financial information required by this Section 19.20 is publicly available on the Internet at www.sec.gov (or such other Website specified by Tenant by written notice to Landlord), then Tenant shall not be required to separately furnish such financial information to Landlord.

19.21 Construction of Lease and Terms.

The terms and provisions of this Lease represent the results of negotiations between Landlord and Tenant, each of which are sophisticated parties and each of which has been represented or been given the opportunity to be represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Lease must be interpreted and construed in accordance with their usual and customary meanings, and Landlord and Tenant each waive the application of any rule of law that ambiguous or conflicting terms or provisions contained in this Lease are to be interpreted or construed against the party who prepared the executed Lease or any earlier draft of the same. Landlord’s submission of this instrument to Tenant for examination or signature by Tenant does not constitute a reservation of or an option to lease and is not effective as a lease or otherwise until Landlord and Tenant both execute and deliver this Lease. The parties agree that, regardless of which party provided the initial form of this Lease, drafted or modified one or more provisions of this Lease, or compiled, printed or copied this Lease, this Lease is to be construed solely as an offer from Tenant to lease the Premises, executed by Tenant and provided to Landlord for acceptance on the terms set forth in this Lease, which acceptance and the existence of a binding agreement between Tenant and Landlord may then be evidenced only by Landlord’s execution of this Lease.

ARTICLE 20

PARKING RIGHTS OF TENANT

20.1 Tenant shall have the right in common with other tenants, during the initial Term and any Renewal Term, and without additional separate charge, to have the use for its employees and invitees of the parking facilities of the Property. Landlord shall provide for Tenant’s use during the Term, without additional separate charge, at least five (5) parking spaces (including any reserved or Garage parking spaces) within the parking facilities of the Property per 1,000 rentable square feet in the Premises, subject to reduction in case of condemnation, eminent domain or like proceedings; provided, however, in the event of any condemnation, eminent domain or like proceedings, Landlord agrees to use any proceeds thereof received by Landlord to construct additional parking in any event to replace as many taken parking spaces as is reasonably practicable, subject to receipt of requisite permits and authorizations. Seventeen (17) of such parking spaces shall be located within the Garage, subject to reduction in case of condemnation, eminent domain or like proceedings. Landlord reserves the right to designate and redesignate areas of the appurtenant parking facilities (a) where Tenant, its agents, employees and invitees may park, (b) where Tenant, its agents, employees and invitees may not park, and (c) where other tenants may have the exclusive right to park. In no event shall any such designations and/or redesignations result in less than five (5) parking spaces (including any reserved or Garage parking spaces) within the parking facilities of the Property per 1,000 rentable square feet in the Premises being available to Tenant. If any other tenant at the Building, or its invitees, employees, or agents fails to abide by Landlord’s designations or restrictions and the same, in Tenant’s reasonable judgment, has a material and adverse affect on Tenant’s use of any parking spaces designated for Tenant’s use, then Landlord shall, at Tenant’s request, implement procedures for enforcement of such designations or restrictions, and provided Landlord has implemented such procedures, Landlord shall not be liable to Tenant for the failure of any tenant, its invitees, employees, agents and customers to abide by Landlord’s designation or restrictions.

20.2 Landlord will designate all of the parking spaces in the West Lot (as shown on the Site Plan) and all of the parking spaces on the second level of the Parking Ramp (as shown on the Site Plan) (other than nine (9) handicapped stalls which Landlord reserves the right to designate for use by other tenants or occupants) and the seventeen (17) spaces in the Garage (as shown on the Floor Plan) as “Reserved Parking for Digital River”, it being understood that Landlord shall not be deemed to be in default hereunder or otherwise liable in damages to Tenant, nor shall the terms of this Lease be affected, if any tenant of the Building or its invitees, employees, agents and customers, or any other party, fails to abide by such designation. Neither Tenant nor any of Tenant’s invitees, employees, agents or customers shall use any portion of the parking facilities of the Property (including any parking spaces in the Garage) other than those specifically designated above for use by Tenant.

20.3 If Landlord requires the use of any or all of the parking spaces on the top level of the Parking Ramp, of if Tenant by reason of its exercise of its rights under Article 22, Article 23 or Article 24 determines that it is required by applicable laws, codes or ordinances to have available more parking spaces than that available to Tenant and contained in the West Lot, the Parking Ramp and the Garage and Landlord reasonably agrees with such determination, then Landlord shall, subject to obtaining all requisite permits and consents, construct a parking structure on the West Lot resulting in the addition of up to 221 additional parking stalls (the “Additional Parking Spaces”) on the West Lot. Upon substantial completion of the Additional Parking Spaces, Landlord shall designate all of the parking spaces in the West Lot, including the Additional Parking Spaces, as “Reserved Parking for Digital River”, and except to the extent necessary to comply with parking ratio of five (5) parking spaces per 1,000 rental square feet in the Premises as the Premises may be expanded from time to time, Tenant shall have no further right to use any or all of the parking spaces on the second level of the Parking Ramp. Upon completion of the Additional Parking Spaces, Landlord shall deliver written notice to Tenant setting forth in reasonable detail the total cost (the “Additional Parking Spaces Cost”) incurred by Landlord for the Additional Parking Spaces and Tenant’s share thereof, which share shall be equal to a fraction, the numerator of which is the rentable floor area of the Premises and the denominator of which is the rentable floor area of the Building. Upon completion of the Additional Parking Spaces and determination of Tenant’s share of the Additional Parking Spaces Cost, Basic Rent rate shall be increased by an amount which would amortize Tenant’s share of the Additional Parking Spaces Cost over a 20-year term at a rate of eight percent (8%) per annum (the amount of the rate of such annual increase, on a dollar per square foot basis, is sometimes hereinafter referred to as the “Additional Parking Spaces Rate”). Landlord and Tenant shall, within ten (10) days after Landlord’s request, enter into an amendment to this Lease adjusting the monthly installments of Basic Rent accordingly commencing on the date the Additional Parking Spaces are initially made available to Tenant.

20.4 Landlord reserves the right to promulgate reasonable rules and regulations from time to time regarding the use of the parking facilities of the Property, and Tenant shall comply with the same. Without limiting the generality of the foregoing, Landlord reserves the right to erect, install and implement, as the case may be, traffic signs and signals, traffic control devices (including, without limitation, automated or manned gates, speed bumps and/or tire stops), access and security control measures (including, without limitation, window stickers, placards, passes, and electronic key cards), and the like to facilitate the orderly administration and use of the parking facilities of the Property by those parties entitled to use the same; provided, however, Tenant shall have no liability with respect to the costs of installation or operation of any such devices, measures and the like.

ARTICLE 21

GENERATORS

Tenant, at its sole cost and expense, may operate, maintain and repair up to two diesel-fueled generators (individually, a “Generator” and collectively, the “Generators”) of specifications approved by Landlord in the locations (the “Generator Areas”) shown on EXHIBIT “J” attached hereto and made a part hereof, subject to the following conditions and obligations:

(a) Tenant will comply with Landlord’s reasonable directives and all Laws relating to the installation, operation, maintenance and repair of the Generators, including, but not limited to (i) obtaining and maintaining, or causing to be obtained and maintained, all applicable permits required for the installation, operation, maintenance and repair of the Generators, (ii) implementing a Spill Prevention Control and Countermeasures Plan (as required by federal, state, or local regulations) or best management practices plan, (iii) providing evidence of financial responsibility or insurance covering the Generators, and (iv) maintaining and inspecting the Generators and related equipment and keeping records related thereto. Upon Landlord’s request, Tenant will promptly provide Landlord with copies of all records relating to the installation, operation, maintenance and repair of the Generators.

(b) Tenant may not use the Generators for any purpose other than in connection with the use and operation of Tenant’s business at the Premises.

(c) At any time prior to 90 days following the expiration or earlier termination of this Lease, Landlord may, at Tenant’s cost and expense, perform an environmental investigation to determine whether a release has occurred. Landlord and Tenant acknowledge and agree that the Generators are the personal property of Tenant. Prior to the expiration or earlier termination of this Lease, unless otherwise agreed in writing by Landlord and Tenant, Tenant will remove the Generators in accordance with all Laws and promptly repair any damage to the Premises or the Property caused by the installation, operation and removal of the Generators, including any environmental remediation, all at Tenant’s sole cost and expense.

(d) Tenant will immediately report to Landlord any spill or release and any citations or notices of violation and will provide Landlord with copies thereof. Such notification will not relieve Tenant from its obligations to notify governmental agencies. Any cleanup or remediation of any spill or release or otherwise required by any governmental agency will be completed by Tenant in accordance with Laws and in a manner and to a level satisfactory to Landlord in its sole discretion.

(e) This provision does not modify Tenant’s use of the Premises permitted by Section 4.1 of this Lease, and does not relieve Tenant of any environmental liability under this Lease.

(f) Landlord may make periodic inspections to ensure regulatory compliance and the proper operation, maintenance and repair of the Generators.

ARTICLE 22

EXPANSION RIGHT (EXPANSION PREMISES)

22.1 Subject to the provisions hereinafter set forth, and so long as DRIV (or any Successor) is the Tenant under this Lease, during the first three (3) years of the Term, DRIV shall have the option (the “Expansion Option”) to expand the Premises to include that portion of the Building located on the lower level (the “Lower Level Expansion Premises”), the first level (the “First Level Expansion Premises”) and the second level (the “Second Level Expansion Premises”; the Lower Level Expansion Premises, the First Level Expansion Premises and the Second Level Expansion Premises are sometimes hereinafter referred to, individually, and collectively, as the “Expansion Premises”), each as depicted on EXHIBIT “K” attached hereto and made a part hereof, upon all terms and conditions set forth in this Lease (excluding an improvement allowance) the same as for the initial Premises, except as otherwise set forth herein. DRIV shall exercise the Expansion Option, if at all, by delivering written notice thereof (each, an “Expansion Premises Exercise Notice”) to Landlord, from time to time, on or before the last day of the third (3rd) year of the Term. DRIV may only exercise the Expansion Option with respect to the entire (and not less than the entire) portion of each of the Lower Level Expansion Premises, the First Level Expansion Premises and the Second Level Expansion Premises. If DRIV elects to exercise the Expansion Option, DRIV shall first exercise the Expansion Option with respect to the entire First Level Expansion Premises. If and only if DRIV exercises the Expansion Option with respect to the entire First Level Expansion Premises, then DRIV may exercise the Expansion Option with respect to the entire Lower Level Expansion Premises, which exercise may occur concurrently with DRIV’s exercise of the Expansion Option with respect to the entire First Level Expansion Premises. If and only if DRIV exercises the Expansion Option with respect to the entire First Level Expansion Premises and the entire Lower Level Expansion Premises, then DRIV may exercise the Expansion Option with respect to the entire Second Level Expansion Premises, which exercise may occur concurrently with DRIV’s exercise of the Expansion Option with respect to the entire Lower Level Expansion Premises or with DRIV’s exercise of the Expansion Option with respect to the entire First Level Expansion Premises and the entire Lower Level Expansion Premises. Failure by DRIV to notify Landlord, in writing, within the time limits set forth herein shall constitute a waiver by DRIV of the Expansion Option pursuant to this Article 22, and, in such case, the Expansion Option shall automatically lapse and be of no further force or effect.

22.2 If DRIV timely exercises the Expansion Option, then Landlord shall deliver possession of the Expansion Premises subject to exercise of the Expansion Option to DRIV on the date (each, an “Expansion Premises Delivery Date”) selected by Tenant, which date shall not be earlier than the date three (3) months, or later than the date six (6) months, after Landlord’s receipt of the Expansion Premises Exercise Notice with respect to the Expansion Premises subject to exercise of the Expansion Option. DRIV shall lease and accept possession of the Expansion Premises subject to exercise of the Expansion Option, if at all, in an “AS IS - WHERE IS” condition with all faults and without obligation of Landlord to construct any improvements in or about such Expansion Premises or provide any improvement allowance with respect thereto, and DRIV shall be responsible for demising such Expansion Premises and all other costs associated with the use and occupancy thereof.

22.3 If DRIV timely exercises the Expansion Option, then the term of the Expansion Premises subject to DRIV’s exercise of the Expansion Option, and DRIV’s liability for Basic Rent for such Expansion Premises, shall commence on the date (each, an “Expansion Premises Commencement Date”) thirty (30) days after the applicable Expansion Premises Delivery Date and shall be coterminous with the Term for the Premises originally demised by this Lease. If the Expansion Premises Commencement Date with respect to any Expansion Premises subject to exercise of the Expansion Option occurs on or before December 31, 2012, then the Basic Rent rate for such Expansion Premises shall be at the same Basic Rent rate as for the Premises originally demised by this Lease. If the Expansion Premises Commencement Date with respect to any Expansion Premises subject to exercise of the Expansion Option occurs after December 31, 2012, then the Basic Rent rate for such Expansion Premises shall be equal to the sum of (i) the then current Market Rate Basic Rent as in effect on the date DRIV delivers the Expansion Premises Exercise Notice with respect to such Expansion Premises, plus (ii) the product obtained by multiplying the Additional Parking Spaces Cost, if any, by a fraction, the numerator of which is the rentable floor area of such Expansion Premises and the denominator of which is the rentable floor area of the Building. If the applicable Building Expansion Premises Commencement Date occurs prior to the date on which the Market Rate Basic Rent is determined for the applicable Building Expansion Premises, then DRIV shall pay, as estimated Basic Rent for such Building Expansion Premises, Basic Rent at the rate payable for the balance of the Premises, which estimated amounts shall be subject to adjustment upon determination of the Market Rate Basic Rent for the applicable Building Expansion Premises, with such adjusted amounts payable to Landlord within thirty (30) days following the date of such determination.

22.4 DRIV shall, within ten (10) days after request by Landlord, execute an amendment to this Lease prepared by Landlord and reasonably acceptable to Landlord and DRIV, identifying the applicable Expansion Premises which is the subject of DRIV’s exercise of the Expansion Option, adding such Expansion Premises to the Premises, amending the Floor Plan to include such Expansion Premises, adjusting the Basic Rent to reflect the additional rentable square footage of such Expansion Premises, and otherwise subjecting such Expansion Premises to the terms and conditions of this Lease. It shall be a condition of DRIV’s right to exercise the Expansion Option that no Event of Default shall have occurred and be continuing under this Lease at the time DRIV exercises the Expansion Option and at the Expansion Premises Commencement Date. The rights granted under this Article 22 are personal to DRIV and any Successor and shall not be assigned nor inure to the benefit of any other party.

ARTICLE 23

RIGHT OF FIRST OFFER

23.1 After the first three (3) years of the initial Term of this Lease, and so long as DRIV (or any Successor) is the Tenant under this Lease, and regardless of whether DRIV has exercised its rights under Article 22 to the Expansion Premises during the first three (3) years of the Term, if any portion of the Building not leased by Tenant (the “First Offer Premises”) becomes or will become available for leasing by third parties (excluding by any affiliates of Landlord) after the first three (3) years of the initial Term of this Lease, and if Landlord desires to lease all or any portion of the First Offer Premises to third parties (excluding to any affiliates of Landlord), Landlord shall, prior to offering to lease all or any portion of the First Offer Premises to any third party (excluding to any affiliates of Landlord), notify DRIV, in writing (“First Offer Notice”), that such First Offer Space is or will become available, the anticipated delivery date of such First Offer Space to DRIV, and the terms upon which such First Offer Space will be offered, including, without limitation, the basic rent rate and the term, it being understood that (A) if the First Offer Premises constitutes less than the balance of the Building not leased by Tenant, and the Expansion Effective Date occurs on or prior to the last day of the sixtieth (60th) full calendar month of the Term, then the length of the term of the First Offer Premises shall be scheduled to end on the last day of the initial Term, and if the same results in an extension of the length of the term of the First Offer Premises, then the basic rent rate applicable to such First Offer Premises for any such extension shall be the then current basic rent rate for new leases for similar space in the Building according to Landlord’s then current rental rate schedule for new leases for prospective tenants as then in effect, it being understood that Tenant shall continue to have the right to exercise the Renewal Term with respect to the Premises and such First Offer Premises as provided in Section 1.2.5 hereof, (B) if the First Offer Premises constitutes less than the balance of the Building not leased by Tenant, and the Expansion Effective Date occurs after the last day of the sixtieth (60th) full calendar month of the Term, then the length of the then-current Term shall be extended for both the Premises and such First Offer Premises and shall be scheduled to end on the last day of the sixtieth (60th) full calendar month following the calendar month containing the Expansion Effective Date, and the basic rent rate applicable to the Premises and such First Offer Premises for any extended period shall be the then current basic rent rate for new leases for similar space in the Building according to Landlord’s then current rental rate schedule for new leases for prospective tenants as then in effect, it being understood that if Expansion Effective Date occurs during the initial Term, then Tenant shall continue to have the right to exercise the Renewal Term with respect to the Premises and such First Offer Premises as provided in Section 1.2.5 hereof, and (C) if the First Offer Premises constitutes the balance of the Building not leased by Tenant, then the length of the then-current Term shall be extended for both the Premises and the First Offer Premises and shall be scheduled to end on the last day of the eighty-fourth (84th) full calendar month following the calendar month containing the Expansion Effective Date, and the basic rent rate applicable to the Premises and such First Offer Premises for such extended period shall be the then current basic rent rate for new leases for similar space in the Building according to Landlord’s then current rental rate schedule for new leases for prospective tenants as then in effect, it being understood that if the date on which such First Offer Premises is delivered to Tenant occurs during the initial Term, then Tenant shall continue to have the right to exercise the Renewal Term with respect to the Premises and the First Offer Premises as provided in Section 1.2.5 hereof. DRIV shall have the right (the “Right of First Offer”), to be exercised by giving written notice to Landlord within ten (10) Business Days from the date of the First Offer Notice, to lease such First Offer Space on the terms and conditions set forth in the First Offer Notice. In the event DRIV does not notify Landlord that it desires to lease such First Offer Space on the terms and conditions set forth in the First Offer Notice within the 10-Business Day period prescribed herein, and within ten (10) Business Days after Landlord’s request enter into a lease amendment prepared by Landlord which adds the First Offer Space to the Premises upon the terms and conditions set forth in the First Offer Notice and in this Lease and incorporating the provisions of Section 23.2, Landlord may lease all or any part of such First Offer Space to any other party and, except as provided below, DRIV shall have no further right or interest in all or any part of such First Offer Space whether or not all or any part of such First Offer Space again becomes available for lease during the term of this Lease. If Landlord elects to lease the First Offer Space to another party on terms which are substantially more favorable to such other party than the terms set forth in the First Offer Notice, then Landlord must first re-offer the First Offer Space to DRIV on such terms. If Landlord re-offers the First Offer Space to DRIV on such more favorable terms, then DRIV shall accept, if at all, within ten (10) Business Days of any such re-offering. For purposes of this Lease, another lease shall be substantially more favorable than the offer set forth in the First Offer Notice if the net effective rent (as calculated by Landlord) in such other lease is more than 8% lower than the net effective rent in the offer set forth in the First Offer Notice. If Landlord and a third-party tenant (excluding to any affiliates of Landlord) do not enter into a lease for the First Offer Premises which is the subject of a First Offer Notice within six (6) months after the date of such First Offer Notice, then Landlord shall promptly notify DRIV thereof, and if Landlord desires to lease all or any portion of the First Offer Premises to third parties (excluding to any affiliates of Landlord), then Landlord must again re-offer the First Offer Space to DRIV in accordance with the provisions of this Article 23. Anything herein to the contrary notwithstanding, Landlord shall not be required to offer the First Offer Space to any third party for leasing. The terms of this Article 23 shall apply only to the entire First Offer Space available for leasing by third parties and identified in the First Offer Notice.

23.2 In the event DRIV exercises its right to lease the First Offer Space subject to and in accordance with the conditions and limitations herein contained, DRIV shall, within ten (10) Business Days after request by Landlord, execute an amendment to this Lease prepared by Landlord, for the purpose of adding such First Offer Space to the Premises effective as of the date (“Expansion Effective Date”) on which Landlord delivers possession of such First Offer Space to DRIV, by amending the Floor Plan to include such First Offer Space, adjusting the Basic Rent to reflect the additional rentable square feet of First Offer Space, and otherwise subjecting the First Offer Space to the terms and conditions of this Lease, and further, if applicable, evidencing the extension of the initial Term of this Lease and adjustment of Basic Rent as described in Section 23.3.

23.3 It shall be a condition of DRIV’s right to lease the First Offer Space that no Event of Default has occurred and is continuing under this Lease at the time such First Offer Space becomes available for lease and upon the date such First Offer Space is to be added to the Premises. The rights granted under this Article 23 are personal to DRIV and any Successor and shall not be assigned nor inure to the benefit of any other party.

ARTICLE 24

EXPANSION RIGHT (BUILDING)

24.1 Subject to the provisions hereinafter set forth, and so long as DRIV (or any Successor) is the Tenant under this Lease, DRIV shall have the option (the “Building Expansion Option”) to expand the Premises to include the entire portion of the Building not then leased by DRIV (the “Building Expansion Premises”), upon all terms and conditions set forth in this Lease (excluding an improvement allowance) the same as for the initial Premises, except as otherwise set forth herein. DRIV shall exercise the Building Expansion Option, if at all, by delivering written notice thereof (the “Building Expansion Premises Exercise Notice”) to Landlord. Anything in this Section 24.1 to the contrary notwithstanding, if DRIV fails to exercise its right to lease any First Offer Premises offered by Landlord pursuant to Article 23 and Landlord leases such First Offer Premises to a third party, then the term “Building Expansion Premises” shall exclude any such First Offer Premises.

24.2 If DRIV exercises the Building Expansion Option, then Landlord shall deliver possession of the Building Expansion Premises to DRIV on the date (the “Building Expansion Premises Delivery Date”) selected by Landlord, by written notice given to DRIV within sixty (60) days following Landlord’s receipt of the Building Expansion Premises Exercise Notice, which date shall not be earlier than the date twelve (12) months, nor later than the date eighteen (18) months, after Landlord’s receipt of the Building Expansion Premises Exercise Notice with respect to the Building Expansion Premises. DRIV shall lease and accept possession of the Building Expansion Premises subject to exercise of the Building Expansion Option, if at all, in an “AS IS - WHERE IS” condition with all faults and without obligation of Landlord to construct any improvements in or about the Building Expansion Premises or provide any improvement allowance with respect thereto, and DRIV shall be responsible for demising the Building Expansion Premises, if applicable, and all other costs associated with the use and occupancy thereof.

24.3 If DRIV exercises the Building Expansion Option, then the term of the Building Expansion Premises, and DRIV’s liability for Basic Rent for the Building Expansion Premises, shall commence on the date (the “Building Expansion Premises Commencement Date”) thirty (30) days after the Building Expansion Premises Delivery Date and shall be coterminous with the Term for the Premises originally demised by this Lease; provided, however, if the Building Expansion Premises Commencement Date occurs after the last day of the thirty-sixth (36th) full calendar month of the Term, then the length of the then-current Term shall be extended for both the Premises and the Building Expansion Premises and shall be scheduled to end on the last day of the eighty-fourth (84th) full calendar month following the calendar month containing the Building Expansion Premises Commencement Date, it being understood that if the Building Expansion Premises Commencement Date occurs during the initial Term, then Tenant shall continue to have the right to exercise the Renewal Term with respect to the Premises and the Building Expansion Premises as provided in Section 1.2.5 hereof. The Basic Rent rate for the Building Expansion Premises shall be equal to the sum of (i) the then current Market Rate Basic Rent as in effect on the date DRIV delivers the Building Expansion Premises Exercise Notice with respect to the Building Expansion Premises, plus (ii) the product obtained by multiplying the Additional Parking Spaces Cost, if any, by a fraction, the numerator of which is the rentable floor area of the Building Expansion Premises and the denominator of which is the rentable floor area of the Building, and the Basic Rent rate applicable to the Premises for any extension of the Term pursuant to the immediately preceding sentence shall be the then current basic rent rate for new leases for similar space in the Building according to Landlord’s then current rental rate schedule for new leases for prospective tenants as then in effect.

24.4 DRIV shall, within ten (10) days after request by Landlord, execute an amendment to this Lease prepared by Landlord and reasonably acceptable to Landlord and DRIV, identifying the Building Expansion Premises which is the subject of DRIV’s exercise of the Building Expansion Option, adding the Building Expansion Premises to the Premises, amending the Floor Plan to include the Building Expansion Premises, adjusting the Basic Rent to reflect the additional rentable square footage of the Building Expansion Premises, and otherwise subjecting the Building Expansion Premises to the terms and conditions of this Lease. It shall be a condition of DRIV’s right to exercise the Building Expansion Option that no Event of Default shall have occurred and be continuing under this Lease at the time DRIV exercises the Building Expansion Option and at the Building Expansion Premises Commencement Date. The rights granted under this Article 24 are personal to DRIV and any Successor and shall not be assigned nor inure to the benefit of any other party.

ARTICLE 25

BUILDING AND MONUMENT SIGNAGE

25.1 Subject to and in accordance with the conditions and limitations herein contained, Tenant shall have the right to install and maintain, at Tenant’s sole cost and expense, one exterior Building sign (the “Building Sign”) on the southwest elevation of the western portion of the Building (and not on the link connecting the western portion of the Building with the eastern portion of the Building) within an area approved by Landlord, which approval shall not be unreasonably delayed, conditioned or withheld. Any such Building Sign shall be subject to all applicable Laws, and Tenant shall, at its sole cost and expense, comply with the same, it being understood that the Building Sign requires the consent and approval of Landlord and of all governmental authorities having jurisdiction over the Property, and Tenant shall, at its sole cost and expense, procure all such consents and approvals as a condition to the installation and maintenance of the Building Sign. Landlord’s approval of the Building Sign shall not be unreasonably delayed, conditioned or withheld, and shall be granted if the proposed Building sign is the logo depicted on EXHIBIT “L” attached hereto and made a part hereof and is otherwise approved by the City. Subject to the foregoing, Tenant shall, at Tenant’s sole cost and expense (including the costs associated with obtaining the requisite consents, authorizations, permits and approvals), construct and install the Building Sign in accordance with plans and specifications approved in advance by Landlord, and the applicable governmental authority having jurisdiction over the Property. If Tenant elects to change the Building Sign requirements, any such change shall require the written approval of Landlord and shall be subject to the conditions and limitations herein contained. If Tenant installs and maintains the Building Sign, then on or prior to expiration of the Term, Tenant shall remove the Building Sign and repair and restore the Building to the condition existing prior to installation of the Building Sign, reasonable wear and tear excepted. Landlord shall not itself, nor shall it allow any other party or tenant to, install or maintain any signage on the exterior of the portion of the Building containing the Premises, and Landlord shall not itself, nor shall it allow any other party or tenant to, install or maintain any signage on the exterior of any other portion of the Building other than in the second and third floor areas on the east and south elevations of the portion of the Building not containing the Premises.

25.2 Tenant shall have the right to place and maintain during the Term, at Tenant’s sole cost and expense, Tenant’s identification signage (“Monument Identification Sign”) on the monument sign currently located on the Land and depicted on the Site Plan. The size, type, design and location of the Monument Identification Sign shall be subject to Landlord’s approval. Any such Monument Identification Sign shall be subject to all applicable Laws, and Tenant shall, at its sole cost and expense, comply with the same, it being understood that if the Monument Identification Sign requires the consent and approval of any governmental authorities having jurisdiction over the Property and/or the governing board of the office park of which the Building forms a part, then Tenant shall, at its sole cost and expense, procure all such consents and approvals as a condition to the installation and maintenance of the Monument Identification Sign. Prior to the Commencement Date, Landlord shall remove or cause to be removed the Opus identification signage from such monument sign. Thereafter, Tenant shall be responsible, at Tenant’s sole cost and expense, for operating, maintaining, repairing, and replacing said monument sign, all in accordance with applicable Laws.

25.3 It shall be a condition of Tenant’s right to maintain Building Signage and the Monument Signage that no Event of Default has occurred and is continuing beyond any applicable notice and cure period under this Lease. The rights granted under this Article 24 are personal to DRIV and any Successor and shall not be assigned nor inure to the benefit of any other party.

[Signature page follows.]

Landlord and Tenant each caused this Lease to be executed and delivered by its duly authorized representative to be effective as of the Effective Date.

LANDLORD:

HQ, L.L.C., a Minnesota limited liability company

*	By:	/s/ Wade C. Lau
	Name:	Wade C. Lau
	Title:	Vice Pesident

TENANT:

Digital River, Inc., a Delaware corporation

*	By:	/s/ Thomas Donnelly
	Name:	Thomas Donnelly
	Title:	Chief Financial Officer

EXHIBIT “A”

DEFINITIONS

“Additional Parking Spaces” shall have the meaning set forth in Section 20.3 hereof.

“Additional Parking Spaces Cost” shall have the meaning set forth in Section 20.3 hereof.

“Additional Parking Spaces Rate” shall have the meaning set forth in Section 20.3 hereof.

“Additional Rent” means any charge, fee or expense (other than Basic Rent) payable by Tenant under this Lease, however denoted.

“Affiliate” means any person or entity that, directly or indirectly, controls, is controlled by or is under common control with Tenant or any person or entity that acquires all or substantially all of the assets, stock or membership interests of Tenant, whether by merger, consolidation or otherwise. For purposes of this definition, “control” means possessing the power to direct or cause the direction of the management and policies of the entity by the ownership of a majority of the voting interests of the entity.

“Alteration” means any change, alteration, addition or improvement to the Premises or Property.

“Arbitration Methodology” shall mean the methodology set forth below to determine the Market Rate Basic Rent with respect to the Premises, the applicable Expansion Premises and the Building Expansion Premises, as the case may be, to the extent required or permitted by this Lease in the event Landlord and DRIV are not otherwise able to reach agreement as to the Market Rate Basic Rent of the Premises, the applicable Expansion Premises and the Building Expansion Premises, as the case may be, within the respective time periods prescribed in this Lease:

The party desiring such arbitration shall give written notice to that effect to the other party, specifying in such notice the name, address and professional qualifications of the person designated to act as appraiser on its behalf. Within ten (10) days after service of such notice, the other party shall give written notice to the party desiring such arbitration, specifying the name, address and professional qualifications of the person designated to act as appraiser on its behalf. The two (2) appraisers shall, within ten (10) days after selection of the second appraiser, select an arbitrator. All appraisers and the arbitrator appointed hereunder shall be MAI members of the Appraisal Institute with not less than ten (10) years of experience in the appraisal of improved office building real estate in the Minneapolis, Minnesota metropolitan area, and be devoting substantially all of their time to professional appraisal work at the time of appointment, and be in all respects impartial and disinterested. The Market Rate Basic Rent determined by each appraiser shall be given within a period of thirty (30) days after the appointment of the arbitrator. Each party shall pay the fees and expenses of the appraiser appointed by or on behalf of such party and the fees and expenses of the arbitrator shall be borne equally by both parties. If the party receiving a request for arbitration fails to appoint its appraiser within the time above specified, or if the two (2) appraisers so selected cannot agree on the selection of the arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such second appraiser or the arbitrator, as the case may be, by application to any Judge of the District Court of Hennepin County, Minnesota, upon ten (10) days’ prior written notice to the other party of such intent. If the appraisers do not agree as to the Market Rate Basic Rent, then the arbitrator shall determine Market Rate Basic Rent by selecting the Market Rate Basic Rent proposed by one of the two appraisers. Any determination by the arbitrator shall be made no later than thirty (30) days following delivery of each appraisal and shall be final, binding and conclusive upon the parties.

“Bankruptcy Code” means the United States Bankruptcy Code as the same now exists and as the same may be amended, including any and all rules and regulations issued pursuant to or in connection with the United States Bankruptcy Code now in force or in effect after the Effective Date.

“Basic Rent” means the basic rent amounts specified in the Basic Terms.

“Basic Terms” means the terms of this Lease identified as the “Basic Terms” before Article I of the Lease.

“BOMA Standards” means the “Standard Method for Measuring Floor Area in Office Buildings” approved June 7, 1996 by the American National Standards Institute, Inc. and the Building Owners and Managers Association International (ANSI/BOMA Z65.1-1996).

“Building” means that certain 3-story office building with one below-grade lower level now existing on the Land containing 218,604 rentable square feet.

“Building Rules” means those certain rules attached to this Lease as EXHIBIT “E,” as Landlord may amend the same from time to time.

“Building Sign” shall have the meaning set forth in Section 25.1 hereof.

“Business Days” means any day other than Saturday, Sunday or a legal holiday in the State.

“Business Hours” means Monday through Friday from 7:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m., excluding holidays.

“Certificate of Occupancy” means a certificate of occupancy or similar document or permit (whether conditional, unconditional, temporary or permanent) that must be obtained from the appropriate governmental authority as a condition to a tenant’s lawful occupancy of space in the Building.

“City” means City of Minnetonka, Minnesota.

“Claims” means all claims, actions, demands, liabilities, damages, costs, penalties, forfeitures, losses or expenses, including, without limitation, reasonable attorneys’ fees and the costs and expenses of enforcing any indemnification, defense or hold harmless obligation under the Lease.

“Commencement Date” means the earliest to occur of (i) the date ninety (90) days after the Delivery Date, (b) the date ninety (90) days after the date on which the Delivery Date would have occurred in the absence of Tenant Delay as reasonably determined by Landlord, and (c) the date Tenant commences business operations in the Premises.

“Commencement Date Memorandum” means the form of memorandum attached to the Lease as EXHIBIT “D.”

“Common Area” means the parking area, driveways, multi-tenant lobby areas, if any, multi-tenant corridors, if any, landscaped areas and ponds, if any, and other areas of the Property Landlord may designate from time to time as common area available to all tenants; provided, however, Tenant shall have the exclusive right to use and operate the cafeteria area and/or the fitness area located on the lower level of the Premises and in no event shall the same be deemed to be Common Area nor shall Landlord have any right or obligation to operate the same.

“Condemning Authority” means any person or entity with a statutory or other power of eminent domain.

“Contractor” means Opus Design Build, L.L.C.

“County” means Hennepin County, Minnesota.

“CPI” shall have the meaning set forth in Section 7.1.3 hereof.

“Declarations” shall mean the following instruments which have been recorded against the Land:

Declaration of Industrial Standards and Protective Covenants dated January 30, 1998 by Opus Corporation, a Minnesota corporation, recorded on February 4, 1998, as Document No. 2884860 in the Office of the Registrar of Titles in Hennepin County, Minnesota;

Declaration of Restrictions and Covenants for Replacement Wetland dated April 28, 1998, and recorded on May 11, 1998, as Document No. 3016351 in the Office of the Registrar of Titles in Hennepin County, Minnesota;

Declaration of Restrictive Covenant dated December 28, 2000 by Opus RP, L.L.C., a Delaware limited liability company, formerly known as Opus Estates, L.L.C., a Delaware limited liability company, recorded on December 28, 2000, as Document No. 3344439, in the Office of the Registrar of Titles in Hennepin County, Minnesota; and

Agreement for Development dated November 1, 2007 by and between the City of Minnetonka, Minnesota, a Minnesota municipal corporation and HQ, L.L.C., a Minnesota limited liability company, recorded on December 31, 2007, as Document No. 4458123, in the Office of the Registrar of Titles in Hennepin County, Minnesota.

“Delivery Date” shall have the meaning set forth in Item 3 of the Basic Terms section of the Lease.

“DRIV” means Digital River, Inc., a Delaware corporation.

“Effective Date” means                     , 2010.

“Environmental Reports” means, collectively, the following reports: (a) Phase I ESA prepared by Summit Envirosolutions dated February 20, 1998, covering Lot 2, Block 6, Opus 2 Fourth Addition, (b) Phase I ESA prepared by Landmark Environmental, LLC dated April 2007, covering 5740 Green Circle Drive, (c) Phase I ESA prepared by Landmark Environmental, LLC dated April 2007, covering 5720 Green Circle Drive, and (d) Phase I ESA prepared by Landmark Environmental, LLC dated June 2007, covering 5700 Green Circle Drive.

“Event of Default” means the occurrence of any of the events specified in Section 15.1 of the Lease.

“Existing Furniture, Cubicles and Equipment” shall have the meaning set forth in Section 18.2.

“Expansion Notice” shall have the meaning set forth in Section 22.1 hereof.

“Expansion Option” shall have the meaning set forth in Section 22.1 hereof.

“Expansion Premises” shall have the meaning set forth in Section 22.1 hereof.

“Expansion Premises Commencement Date” shall have the meaning set forth in Section 22.3 hereof.

“Expansion Premises Delivery Date” shall have the meaning set forth in Section 22.2 hereof.

“Expansion Effective Date” shall have the meaning set forth in Section 23.2 hereof.

“Expansion Premises Exercise Notice” shall have the meaning set forth in Section 22.1 hereof.

“Final Plans” means the final working drawings and specifications Landlord prepares for the Tenant’s Improvements after receiving Tenant’s space plan for the Tenant’s Improvements.

“First Level Expansion Premises” shall have the meaning set forth in Section 22.1 hereof.

“First Offer Notice” shall have the meaning set forth in Section 23.1 hereof.

“First Offer Premises” shall have the meaning set forth in Section 23.1 hereof.

“Floor Plan” means the floor plan attached to the Lease as EXHIBIT “C.”

“Force Majeure” means acts of God; strikes; lockouts; labor troubles; inability to procure materials; inclement weather; governmental laws or regulations; casualty; orders or directives of any legislative, administrative, or judicial body or any governmental department; inability to obtain any governmental licenses, permissions or authorities (despite commercially reasonable pursuit of such licenses, permissions or authorities); and other similar or dissimilar causes beyond Landlord’s reasonable control.

“Garage” means the covered garage located in the Building.

“Generator(s)” shall have the meaning set forth in Article 21 hereof.

“Hazardous Materials” means any of the following, in any amount: (a) any petroleum or petroleum product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “solid waste,” or words of similar import in any federal, state or local statute, law, ordinance or regulation now existing or existing on or after the Effective Date as the same may be interpreted by government offices and agencies.

“Hazardous Materials Laws” means any federal, state or local statutes, laws, ordinances or regulations now existing or existing after the Effective Date that control, classify, regulate, list or define Hazardous Materials or require remediation of Hazardous Materials contamination.

“Improvement Allowance” means the amount (per rentable square foot of the Premises) specified in the Basic Terms to be applied to the costs of designing and installing the Tenant’s Improvements.

“Land” means that certain real property legally described on the attached EXHIBIT “B.”

“Landlord” means only the owner or owners of the Property at the time in question.

“Landlord’s Work” shall have the meaning set forth in Section 18.1.3 hereof.

“Landlord Parties” means Landlord and Property Manager and their respective officers, partners, shareholders, members and employees.

“Laws” means any law, regulation, rule, order, statute or ordinance of any governmental or private entity in effect on or after the Effective Date and applicable to the Property or the use or occupancy of the Property, including, without limitation, Hazardous Materials Laws, Building Rules and Permitted Encumbrances.

“Lease” means this Multi-Tenant Office Lease Agreement, as the same may be amended or modified after the Effective Date.

“Lower Level Expansion Premises” shall have the meaning set forth in Section 22.1 hereof.

“Major Subcontracts” shall have the meaning set forth in Section 18.1.2 hereof.

“Market Rate Basic Rent” shall mean the Basic Rent rate that the Premises, the applicable Expansion Premises or the Building Expansion Premises, as the case may be, would be expected to be leased for, for a five (5) year term (in the case of the Renewal Term and the Expansion Premises), or for a seven (7) year term (in the case of the Building Expansion Premises), commencing on the first day of the Renewal Term (in the case of DRIV’s exercise of the Renewal Term with respect to the Premises), commencing on the applicable Expansion Premises Commencement Date (in the case of DRIV’s exercise of the Expansion Option with respect to any Expansion Premises), or commencing on the Building Expansion Premises Commencement Date (in the case of DRIV’s exercise of the Building Expansion Option with respect to the Building Expansion Premises), as the case may be, in its then-existing condition, in an arm’s-length transaction between a willing lessor and lessee in the west-suburban Hennepin County, Minnesota, office space market existing at the time such rate is established, and considering remodeling allowances for comparable space in comparable existing office complexes, and any escalation bench marks which affect rent, and the size, location, area, view and nature of the improvements, and the parking provided to the Premises, the applicable Expansion Premises and the Building Expansion Premises, as the case may be, it being understood that if DRIV properly exercises the Renewal Term, an Expansion Option or the Building Expansion Option, as the case may be, then Landlord and DRIV shall attempt to agree as to the Market Rate Basic Rent with respect to the Premises, the applicable Expansion Premises and the Building Expansion Premises, as the case may be, within fifteen (15) days after Landlord’s receipt of the Renewal Notice, the Expansion Premises Exercise Notice, or the Building Expansion Premises Exercise Notice, as the case may be, but that if Landlord and DRIV do not agree as to the Market Rate Basic Rent with respect to the Premises, the applicable Expansion Premises and the Building Expansion Premises, as the case may be, by such date, then such Market Rate Basic Rent shall be determined by binding “baseball” arbitration, in accordance with the Arbitration Methodology.

“Material Part of the Premises” shall mean 25% of more of the rentable area of the Premises.

“Maximum Rate” means interest at a rate equal to the lesser of (a) 10% per annum or (b) the maximum interest rate permitted by law.

“Monument Identification Sign” shall have the meaning set forth in Section 25.2 hereof.

“Mortgage” means any mortgage, deed of trust, ground lease, “synthetic” lease, security interest or other security document of like nature that at any time may encumber all or any part of the Property and any replacements, renewals, amendments, modifications, extensions or refinancings thereof, and each advance (including future advances) made under any such instrument.

“Net Rent” means all rental Landlord actually receives from any reletting of all or any part of the Premises, less any indebtedness from Tenant to Landlord other than Rent (which indebtedness is paid first to Landlord) and less the Re-entry Costs (which costs are paid second to Landlord).

“Notices” means all notices, demands or requests that may be or are required to be given, demanded or requested by either party to the other as provided in the Lease.

“Permitted Encumbrances” means all Mortgages, liens, easements, declarations (including, without limitation, the Declarations), encumbrances, covenants, conditions, reservations, restrictions and other matters now or after the Effective Date affecting title to the Property.

“Premises” means that certain space situated in the Building shown and designated on the Floor Plan and described in the Basic Terms.

“Property” means, collectively, the Land, Building and all other improvements on the Land.

“Property Manager” means the property manager Landlord may appoint from time to time to manage the Property.

“Punch List” means a list of the Tenant’s Improvements items that were either (a) not properly completed by Contractor or (b) in need of repair, which list is prepared in accordance with Section 18.1.9.

“Qualified Bid” means any bid received from a contractor or subcontractor, which covers the entire scope of the work contemplated by a Major Subcontract and is reasonably acceptable to Landlord.

“Qualified Failure of Services Coverage” is insurance coverage maintained by, or is required to be maintained under this Lease by, either Tenant or Landlord, which, upon the occurrence of a Qualified Failure of Services Event, with respect to Tenant, would cover rent expenses for either replacement premises or the rent due under this Lease, or which, with respect to Landlord, would cover loss of rent for the Premises.

“Qualified Failure of Services Event” means any interruption, reduction, curtailment or impairment to any utility service to be provided to the Premises pursuant to Section 7.1.2 and Section 7.1.4, which (a) is beyond Landlord’s control, (b) is not caused by Tenant, (c) renders the whole or a material portion of the Premises untenantable, and (d) is not covered by any Qualified Failure of Services Coverage.

“Re-entry Costs” means all costs and expenses Landlord incurs re-entering or reletting all or any part of the Premises, including, without limitation, all costs and expenses Landlord incurs (a) maintaining or preserving the Premises after an Event of Default; (b) recovering possession of the Premises, removing persons and property from the Premises (including, without limitation, court costs and reasonable attorneys’ fees) and storing such property; (c) reletting, renovating or altering the Premises; and (d) real estate commissions, advertising expenses and similar expenses paid or payable in connection with reletting all or any part of the Premises. “Re-entry Costs” also includes the value of free rent and other concessions Landlord gives in connection with re-entering or reletting all or any part of the Premises.

“Renewal Term” shall have the meaning set forth in Section 1.2.5 hereof.

“Rent” means, collectively, Basic Rent and Additional Rent.

“Restoration Notice” shall have the meaning set forth in Section 12.1 hereof.

“Right of First Offer” shall have the meaning set forth in Section 23.1 hereof.

“Second Level Expansion Premises” shall have the meaning set forth in Section 22.1 hereof.

“Site Plan” means the site plan attached hereto and made a part hereof as EXHIBIT “B-1.”

“State” means the State of Minnesota.

“Structural Alterations” means any Alterations involving the structural, mechanical, electrical, plumbing, fire/life safety or heating, ventilating and air conditioning systems of the Building.

“Substantial Completion” means that Landlord has completed Tenant’s Work substantially in accordance with the Final Plans, as certified by Landlord’s architect.

“Successor” means any party to whom DRIV may assign this Lease without Landlord’s consent pursuant to Section 14.1.2 of this Lease.

“Taking” means the exercise by a Condemning Authority of its power of eminent domain on all or any part of the Property, either by accepting a deed in lieu of condemnation or by any other manner.

“Tenant” means the tenant identified in the Lease and such tenant’s permitted successors and assigns. In any provision relating to the conduct, acts or omissions of “Tenant,” the term “Tenant” includes the tenant identified in the Lease and such tenant’s agents, employees, contractors, invitees, successors, assigns and others using the Premises or on the Property with Tenant’s expressed or implied permission.

“Tenant Delay” means any delay caused or contributed to by Tenant, including, without limitation, with respect to the Tenant’s Improvements, Tenant’s failure to timely prepare or approve a space plan for the Tenant’s Improvements, Tenant’s failure to timely prepare or approve the Final Plans and any delay from any revisions Tenant proposes to approved Final Plans, and any delay caused by materials specified by Tenant being out of stock, back ordered or otherwise delayed in delivery or requiring long lead time.

“Tenant’s Improvements” means all initial improvements to the Premises contemplated by the Final Plans and all costs of installation of signage contemplated by Article 25.

“Tenant’s Security System and Devices” shall have the meaning set forth in Section 7.7 of this Lease.

“Term” means the initial term of this Lease specified in the Basic Terms and, if applicable, any renewal term then in effect.

“Termination Date” shall have the meaning set forth in Section 1.2.2 of this Lease.

“Third-Party Expert” means a third-party architect, contractor, building engineer or other party having expertise in resolving landlord-tenant disputes pertaining to building design, function, operation or condition.

“Transfer” means an assignment, mortgage, pledge, transfer, sublease, license, or other encumbrance or conveyance (voluntarily, by operation of law or otherwise) of this Lease or the Premises or any interest in this Lease or the Premises. The term “Transfer” also includes any assignment, mortgage, pledge, transfer or other encumbering or disposal (voluntarily, by operation of law or otherwise) of any ownership interest in Tenant that results or could result in a change of control of Tenant.

“Warranty Terms” means, collectively, the punch list and construction warranty provisions of Section 18.1 of the Lease.

EXHIBIT “B”

LEGAL DESCRIPTION OF THE LAND

Lot 1, Block 1, Opus Campus Addition, according to the recorded plat thereof in Hennepin County, Minnesota

B-1

EXHIBIT “B-1”

SITE PLAN

DESIGNATED WEST LOT
DESIGNATED UPPER LEVEL
PARKING RAMP
MONUMENT SIGN

SITE PLAN

B-1-1

EXHIBIT “C”

FLOOR PLAN

EXHIBIT “D”

COMMENCEMENT DATE MEMORANDUM

THIS COMMENCEMENT DATE MEMORANDUM (this “Memorandum”) is made and entered into as of                     ,          by and between HQ, L.L.C., a Minnesota limited liability company (“Landlord”), and Digital River, Inc., a Delaware corporation (“Tenant”).

RECITALS:

A. By that certain Multi-Tenant Office Lease Agreement dated as of                     , 2010 (“Lease”), Landlord leased to Tenant, and Tenant leased from Landlord, certain premises (“Premises”) located at              Bren Road West, Minnetonka, Minnesota (“Building”).

B. Landlord and Tenant desire to confirm, among other things, the Commencement Date and the date the Term expires.

C. All capitalized terms not otherwise defined in this Memorandum have the meanings ascribed to them in the Lease.

ACKNOWLEDGMENTS:

Pursuant to Section 1.2.3 of the Lease and in consideration of the facts set forth in the Recitals, Landlord and Tenant acknowledge and agree as follows:

1. The Commencement Date under the Lease is                     .

2. The initial Term of the Lease expires on                     , unless the Lease is sooner terminated in accordance with the terms and conditions of the Lease.

3. Tenant must exercise its right to the Expansion Option, if at all, by notifying Landlord no later than                     , subject to the conditions and limitations set forth in the Lease.

4. Tenant must exercise its right to the Renewal Term, if at all, by notifying Landlord no later than                     , subject to the conditions and limitations set forth in the Lease.

5. The Renewal Term expires on                     , unless the Lease is sooner terminated in accordance with the terms and conditions of the Lease.

6. Tenant hereby acknowledges Tenant’s acceptance of the Premises and agrees that Landlord has fully complied with Landlord’s covenants and obligations under the Lease.

7. This Memorandum may be executed in counterparts, each of which is an original and all of which constitute one instrument.

D-1

IN WITNESS WHEREOF, Landlord and Tenant each caused this Memorandum to be executed by its duly authorized representative as of the date written above.

LANDLORD:

HQ, L.L.C., a Minnesota limited liability company

By:
Name:
Its:

TENANT:

Digital River, Inc., a Delaware corporation

By:
Name:
Its:

D-2

EXHIBIT “E”

BUILDING RULES

1. Tenant, its agents, employees, contractors, licensees, customers and invitees must not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, elevators, or stairways in and about the Property which are used in common with other tenants and their agents, employees, contractors, licensees, customers and invitees, and which are not a part of the Premises. Tenant must not place objects against glass partitions or doors or windows which would be unsightly from the Building corridors or from the exterior of the Building, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Building or elsewhere and must not place or install any projections, antennas, aerials or similar devices inside or outside of the Premises or on the Building.

2. Upon termination of this Lease or of Tenant’s right to possess the Premises, Tenant must provide Landlord with all combinations to safes, cabinets and walls remaining the in Premises.

3. Tenant must install any carpeting cemented down by Tenant with a releasable adhesive. If Tenant violates the foregoing, Landlord may charge its costs to remove the carpet to Tenant.

4. Tenant must not allow any bicycle or other vehicle in the offices, halls, corridors, or elsewhere in the Building. In addition, Tenant must not allow any dog, other than guide dogs for the visually impaired, or other animal in the offices, halls, corridors, or elsewhere in the Building. Notwithstanding the foregoing, so long as DRIV is the Tenant under this Lease, then one day per calendar month, on a date designated by Tenant by written notice given to Landlord not less than thirty (30) days in advance, DRIV (and not any sublessee or assignee) shall be permitted to allow its employees to bring their dogs to the Premises, provided (a) such dogs are kept on a leash at all times, (b) DRIV retains, at its sole cost and expense, a cleaning service to thoroughly clean the Premises of any “dog dirt,” dog hair and similar items following each such day dogs are so allowed by DRIV, (c) DRIV promptly and completely removes any “dog dirt” from the parking lot, sidewalks and other exterior portions of the Property, (d) no such dogs shall be permitted on any portion of the Property other than in the Premises and the portion of the Property depicted on EXHIBIT “M” attached hereto and made a part hereof, (e) DRIV and its employees comply with all applicable Laws, and (f) DRIV reimburses Landlord for any increase in insurance premiums sustained by Landlord as a result permitting such dogs on the Premises. If DRIV’s permitting such dogs on the Premises results in the violation of any Law or in the occurrence of a materially negative event (e.g., a dog attacks, bites or otherwise harms another dog or any person) or otherwise causes a material disruption in the use of the Building by any other tenant or occupant, on more than one (1) occasion in any 12-month period or on more than two (2) occasions in any 3-year period, then Landlord shall have the right to prohibit DRIV from permitting its employees to bring their dogs to the Premises. DRIV agrees to indemnify, defend and hold Landlord forever harmless from any and all claims and liabilities of any kind and description which may arise out of or be connected in any way with DRIV’s permitting such dogs on the Premises.

5. Tenant must not throw anything out of the door or windows, or down any passageways or elevator shafts.

6. Canvassing, soliciting, and peddling in the Building is prohibited and each Tenant must cooperate to prevent the same.

7. Smoking and the use of any tobacco product is prohibited in the Building.

8. Tenant, its agents, employees, contractors, licensees, customers and invitees must, when using the common parking facilities, if any, in and around the Building, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any improperly parked vehicle. All vehicles are parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles. No vehicle may be parked overnight. Tenant, its servants, employees, customers, invitees and guests must not park any trailers, boats or tractors in the common parking facilities.

E-1

9. At all times, neither Tenant nor any of Tenant’s agents, employees, contractors, licensees, customers and invitees may enter the portions of the Building outside the Premises unless in accordance with Landlord’s regulations.

10. Tenant must lock all entrance doors to the Premises when the Premises are not in use.

11. Wherever in these Building Rules and Regulations the word “Tenant” occurs, it is understood and agreed that such term includes Tenant’s agents, employees, contractors, licensees, customers and invitees. Wherever the word “Landlord” occurs, it is understood and agreed that such term includes Landlord’s assigns, agents, employees and contractors.

12. Tenant must observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Landlord may from time to time adopt.

E-2

EXHIBIT “F”

JANITORIAL SPECIFICATIONS

Services To be Preformed	Times per Week	Times per Month	Times per Year
Common, Tenant, and Conference Center
Empty recycling containers at central locations	5	-	-
Place all waste and transit in designated area	5	-	-
Replace trash can liners as required	N/A	-	-
Dust office furniture and other horizontal surfaces up to 78” high	-	2	-
Dust window sills	-	2	-
Remove smudges from doors, door jams, light switches and elevators	5	-	-
Spot clean interior entrance door glass, partition glass and common area glass	5	-	-
Completely wash entry door glass at all exterior doors	1	-	-
Vacuum all carpeted common and tenant area floors unless unoccupied	5	-	-
Edge vacuum all carpeted tenant areas	1	-	-
Spot clean small stains in carpeting as they appear	5	-	-
Spray buff resllient floors	-	2	-
Strip and wax hard surface floors	-	-	1
Damp mop hard surface floors	5	-	-
Clean marker boards (and trays)	5	-	-
Clean elevator doors and frames	5	-	-
Scrub elevator door tracks and threshold plates	1	-	-
Dust interior elevator hard finished surfaces with treated dust cloth	2	-	-
Vacuum elevator carpet	5	-	-
Polish elevator buttons, light fixtures, doors and panels, removing all smudges	2	-	-
Extract elevator carpets	1 (Winter)	1 (Summer)	-
Vacuum walk-off mats	5	-	-
Extract walk-off mats	1 (Winter)	1 (Summer)	-
Sweep exterior entry sidewalks at all entries within 6’ of the building	5	-	-
Dust blinds in April and October to coincide with the exterior window washing	-	-	2
High dusting of all HVAC vents and moldings	-	-	3
Clean and sanitize water fountains	3	-	-
Vacuum center stairs and landings	5	-	-
Wet mop stairwells and dust handrails	1 (Stairs)	1 (Handrails)	-
Spot clean all kick plates	5	-	-
Police exterior parking lot removing all trash and debris	3	-	-
Keep janitor closets in a clean and orderly condition	5	-	-
Turn off lights and secure building at completion of work	5	-	-
Report all irregularities to management	5	-	-
Sign off on completed tasks in a monthly calendar book	5	-	-
Restrooms
Empty lavatory receptacles	5	-	-
Damp wipe exterior of lavatory receptacles	5	-	-
Clean and disinfect fixtures including sinks, toilets and urinals	5	-	-
Polish mirrors, shelves, bright work, and enamel surfaces	5	-	-
Spot clean tile walls and stall partitions	5	-	-
Dust stall partitions and other surfaces including door hinges	5	-	-
Wash lavatory walls and partitions	-	1	-
Clean and refill dispensers (supplies furnished by manager)	5	-	-
Sweep and damp mop floors	5	-	-
Machine scrub floors	-	1	-
Coffee and Print Stations Area
Empty and clean all waster receptacles and replace liners	5	-	-
Dust ledges, baseboards, moldings, and window sills	5	-	-
Spot clean walls, light switches, and doors	5	-	-
Sweep all hard surface floors	5	-	-
Wet mop all hard surface floors	5	-	-
Spot damp wipe trash receptacles	5	-	-
Spot clean and polish all bright metal accessories	5	-	-
Machine scrub floors	-	1 (cafe)	-
Vacuum carpet wall to wall including corners and edges	5	-	-
Spot clean carpeted areas	5	-	-
Wet wipe tables or counters	5	-	-
Wet wipe chairs including the legs	5	-	-
Properly arrange tables and chairs	5	-	-
Clean and sanitize sinks	5	-	-
Dust all high reach areas	5	-	-
Kitchen and Cafe Area
*Kitchen and Cafe Area to be maintained by Kitchen Operator	-	-	-
Fitness Center
*Sanitize all workout equipment to be done by user	N/A	N/A	N/A
Empty all waste containers at central locations	5	-	-
Empty recycling containers at central locations	5	-	-
Vacuum carpet/dust mop hard surface floors	5	-	-
Damp mop hard surface floors using microfiber equipment	1	-	-
Dust window sills	1	-	-

F-1

Remove smudges from doors, door jams, light switches and elevators	5	-	-
Spot clean interior glass, partition glass. and mirrors	5	-	-
Ramp & Exterior Stairwells
Empty Trash receptacles	3	-	-
Police stairwells and ramp areas for debris	3	-	-
Spot clean door glass	3	-	-
Fully wash door glass	1	-	-
Sweep and damp mop stairwells	1	-	-
Dust window sills and other horizontal and vertical surfaces	1	-	-

F-2

EXHIBIT “G”

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (“Agreement”) is made and entered into as of the      day of                     , 2010, by and between Transamerica Life Insurance Company, an Iowa corporation (“Lender”), an affiliate of AEGON USA Realty Advisors, LLC, and Digital River, Inc., a Delaware corporation (“Tenant”).

WHEREAS, Lender is the holder of a commercial mortgage loan (the “Loan”) to HQ, L.L.C., a Delaware limited liability company (“Landlord”) secured by a mortgage, deed of trust or other security instrument (the “Mortgage”) on the land described on Exhibit “A,” together with present or future improvements (the “Real Property”); and

WHEREAS, by a certain lease between Landlord and Tenant dated as of                     , 2010 (together with all amendments, options, extensions and renewals, the “Lease”), Landlord has demised to Tenant all or a portion of the Real Property and a Memorandum of the Lease has been recorded in the land records of Hennepin County, State of Minnesota, as Document No.             ; and

WHEREAS, as a condition of the Loan’s funding, Landlord assigned its interest in the Lease to Lender as part of Lender’s security; and

WHEREAS, Tenant desires to enter into this Agreement in order to benefit from the promises by Lender that are set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties agree as follows:

1.	If, upon the closing of the Loan, the Lease would not by its terms be subordinate to the lien of Lender on the Real Property, Tenant so subordinates the Lease.

2.	The Tenant consents to the assignment of the Lease to Lender in support of the Loan.

3.	If Landlord defaults under the Lease and, upon notice, fails to cure its default within the cure period provided under the Lease, Tenant will notify Lender of the default and afford Lender a reasonable opportunity to cure it before terminating the Lease or exercising any self-help rights from which a right of setoff would arise.

4.	If Lender forecloses the Loan or acquires title to the Real Property by deed in lieu of foreclosure, the following terms and conditions will govern the respective rights and obligations of Tenant and Lender or other new owner of the Real Property (in either case, the “New Owner”):

(a)	Unless either (1) the Tenant shall be in default under the terms of the Lease and the Landlord shall have the right to terminate the Lease under its terms, or (2) the Tenant, at the time of foreclosure, directly or indirectly controls, is controlled by or is under common control with the Landlord, the New Owner shall not name the Tenant in any action to foreclose the Mortgage or otherwise disturb the Tenant’s quiet enjoyment and possession of its demised premises for so long as Tenant continues to perform its obligations under the Lease.

(b)	The New Owner shall not be bound by any purchase option contained in the Lease.

(c)	The New Owner shall not assume any of Landlord’s liabilities to the Tenant under indemnification or hold harmless agreements in the Lease or in respect of damages caused by any Landlord default, act or omission, to the extent that such liabilities arise from any Landlord default, act or omission occurring prior to the date New Owner acquires title to the Real Property, provided, however, that, to the extent the Lease obligates the Landlord to maintain the Real Property in good repair, the New Owner shall make the repairs of which the Lender shall have received the notice required under Section 3.

(d)	Following its acquisition of title, the New Owner’s liability to the Tenant shall never exceed the value of the New Owner’s interest in the Real Property.

(e)	Subject to the other terms of this Agreement, Tenant will, upon notice of the transfer, attorn to the New Owner and shall recognize the New Owner as the Landlord under the Lease from the time of transfer of the Real Property forward, and the Lease shall remain in force as a direct Lease between the New Owner and the Tenant.

(f)	The New Owner will not be bound by any modification of the Lease made without Lender’s consent.

(g)	The New Owner will not be bound by any rent paid more than one month in advance unless it actually receives it, or unless Lender has consented to the advance payment in writing.

(h)	In respect of security or other lease deposits it receives, the New Owner shall be bound under the terms of the Lease.

(i)	The New Owner will be bound by offset rights under the Lease that have arisen through the Tenant’s exercise of its rights to cure Landlord defaults, but only if the Tenant has performed its obligations under Section 3 of this Agreement and the default has remained uncured.

5.	Legal Description. If no legal description of the Real Property is attached at the time of Tenant’s execution of this Agreement, Tenant hereby authorizes both Landlord and Lender, individually, to attach the correct legal description.

6.	No Modification. No modification of this Agreement shall be valid unless in writing and executed by the party against whom enforcement is sought.

7.	Notices. Any notice under this Agreement may be delivered by hand or sent by commercial delivery service or United States Postal Service express mail, in either case for overnight delivery with proof of receipt, or sent by certified mail, return receipt requested, to the following addresses:

To Tenant:

Prior to the Commencement Date:	Digital River, Inc.
9625 W. 76th Street
Eden Prairie, Minnesota 55344
Attn: Vice President

With a copy to:	Digital River, Inc.
9625 W. 76th Street
Eden Prairie, Minnesota 55344
Attn: General Counsel

And a copy to:	Christoffel & Elliott, P.A.
444 Cedar Street
UBS Plaza Suite 1111
Saint Paul, MN 55101
Attn: James F. Christoffel

On and after the Commencement Date:	Digital River, Inc.
10350 Bren Road West (or such other street address as may have been assigned to the Premises as provided in Section 10.2 hereof)
Minnetonka, Minnesota 55343
Attn: Vice President

With a copy to:	Digital River, Inc.
10350 Bren Road West (or such other street address as may have been assigned to the Premises as provided in Section 10.2 hereof)
Minnetonka, Minnesota 55343
Attn: General Counsel

And a copy to:	Christoffel & Elliott, P.A.
444 Cedar Street
UBS Plaza Suite 1111
Saint Paul, MN 55101
Attn: James F. Christoffel

To Lender:	Transamerica Life Insurance Company Director, Mortgage Loan Servicing AEGON USA Realty Advisors, LLC 4333 Edgewood Road NE Cedar Rapids, Iowa 52499-5443

The notice shall be deemed to have been given on the date it was actually received.

8.	Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties’ successors and assigns.

9.	Counterparts. This Agreement may be executed and delivered in counterparts for the convenience of the parties.

10.	Merger. This Agreement represents the entire, final agreement between the parties relating to its subject matter, supersedes all prior agreements and understandings, written or oral, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

Digital River, Inc., a Delaware corporation

By:

Name:
Title:

ACKNOWLEDGMENT

STATE OF MINNESOTA)

                                     SS:

COUNTY OF HENNEPIN)

ON THIS      day of                     , 2010, before me, the subscriber, personally appeared                                 , to me known, who being by me duly sworn, did depose and say that she/he is                                  of Digital River, Inc., a Delaware corporation, the corporation described in and which executed the within instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that she/he signed her/his name thereto by like order as the free and voluntary act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

Notary Public

Lender:	Transamerica Life Insurance Company, an Iowa corporation

Name:
Title:
Date:

ACKNOWLEDGMENT

STATE OF                         )

                                     SS:

COUNTY OF                     )

ON THIS      day of                     , 200  , before me, the subscriber, personally appeared                                         , to me known, who being by me duly sworn, did depose and say that she/he is                              of Transamerica Life Insurance Company, an Iowa corporation, the corporation described in and which executed the within instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that she/he signed her/his name thereto by like order as the free and voluntary act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

Notary Public

Exhibit A

Legal Description of Property

Lot 1, Block 1, Opus Campus Addition, according to the recorded plat thereof in Hennepin County, Minnesota

G-A-1

EXHIBIT “H”

EXISTING FURNITURE, CUBICLES AND EQUIPMENT

A.	Furniture Inventory

Fitness Center

•	4 flat screen TV’s

•	5 treadmills

•	5 ellipticals

•	6 weight machines

•	2 benches

•	2 dumbbell racks with weights

•	3 bikes

•	Aerobic mats, balls, steps, weights, jump ropes

Mothers Room

•	1 lounge chair

•	Mini refrigerator

Cafeteria

•	26 square light wood tables & 15 square dark wood tables

•	2 round tables

•	10 tall chairs/stools

•	100 cafeteria chairs

•	3 flat screen TV’s

•	2 built in projectors

Kitchen and Appliances

*	left out of inventory

Conference Rooms

•	201 Conference Room Chairs

•	18 Conference Room Tables

•	15 Rectangular Conference Room Tables

•	5 Flat Screen TV’s

•	1 Video Conference Call System

•	10 Projectors

First Floor Offices

•	91 Office Chairs within Cubes or Offices

•	5 cubes without office chairs

•	2 offices without Exec chairs

•	1 chair missing from front reception

•	1 empty office w/ no furniture

Second Floor Offices

•	113 Office Chairs within Cubes or Offices

•	2 cubes without office chairs

•	1 office without Exec chairs

Third Floor Offices

•	96 Office Chairs within Cubes or Offices

•	3 offices without Exec chairs

•	2 offices completely empty

•	2 offices completely empty except Exec chair

•	1 offices with only Exec chair and guest chairs

•	1 office with only 3 guest chairs

B.	Cubicles and Equipment

			Price Each	Product Installed		Product in Storage
Item	Part Number	Description		Qty	Extended	Qty	Extended
1	13.5F18-U1450	13.5H x 18W, Fabric-Covered Tile - Cape May	$20.70	0	$0.00	3	$62.10
2	13.5F18-U1457	13.5H x 18W, Fabric-Covered Tile - Heartland	$20.70	0	$0.00	1	$20.70
3	13.5F24P-U1450	13.5H x 24W, Fabric-Covered Tile - Cape May	$20.70	0	$0.00	3	$62.10
4	13.5F24P-U1457	13.5H x 24W, Fabric-Covered Tile - Heartland	$20.70	0	$0.00	2	$41.40
5	13.5F24-U1450	13.5H x 24W, Fabric-Covered Tile - Cape May	$20.70	176	$3,643.20	0	$0.00
6	13.5F24-U1457	13.5H x 24W, Fabric-Covered Tile - Heartland	$20.70	50	$1,035.00	16	$331.20
7	13.5F30-U1450	13.5H x 30W, Fabric-Covered Tile - Cape May	$21.39	564	$12,063.96	0	$0.00
8	13.5F36-U1450	13.5H x 36W, Fabric-Covered Tile - Cape May	$24.84	379	$9,414.36	0	$0.00
9	13.5F36-U1457	13.5H x 36W, Fabric-Covered Tile - Heartland	$24.84	0	$0.00	2	$49.68
10	13.5F42P-U1457	13.5H x 42W, Fabric-Covered Tile - Heartland	$26.57	0	$0.00	2	$53.13
11	13.5F42-U1450	13.5H x 42W, Fabric-Covered Tile - Cape May	$26.57	0	$0.00	10	$265.65
12	13.5F48-U1450	13.5H x 48W, Fabric-Covered Tile - Cape May	$26.57	764	$20,295.66	0	$0.00
13	13.5F48-U1457	13.5H x 48W, Fabric-Covered Tile - Heartland	$26.57	0	$0.00	3	$79.70
14	13.5F54-U1450	13.5H x 54W, Fabric-Covered Tile - Cape May	$28.29	0	$0.00	1	$28.29
15	13.5F60-U1450	13.5H x 60W, Fabric-Covered Tile - Cape May	$28.29	200	$5,658.00	0	$0.00
16	13.5F60-U1457	13.5H x 60W, Fabric-Covered Tile - Heartland	$28.29	0	$0.00	3	$84.87
17	13.5GL18	13.5H x 18W, Glazed Insert, Clear Acrylic	$79.35	0	$0.00	1	$79.35
18	13.5GL24	13.5H x 24W, Glazed Insert, Clear Acrylic	$83.49	0	$0.00	38	$3,172.62
19	13.5GL30	13.5H x 30W, Glazed Insert, Clear Acrylic	$86.94	0	$0.00	23	$1,999.62
20	13.5GL36	13.5H x 36W, Glazed Insert, Clear Acrylic	$90.74	0	$0.00	22	$1,996.17
21	13.5GL48	13.5H x 48W, Glazed Insert, Clear Acrylic	$99.71	0	$0.00	11	$1,096.76
22	13.5PC18	13.5H x 18W, Plain Steel Tile	$17.94	0	$0.00	3	$53.82
23	13.5PC21P	13.5H x 21W, Plain Steel Tile	$17.94	0	$0.00	1	$17.94
24	13.5PC24	13.5H x 24W, Plain Steel Tile	$17.94	55	$986.70	45	$807.30
25	13.5PC30	13.5H x 30W, Plain Steel Tile	$18.98	231	$4,383.23	0	$0.00
26	13.5PC36	13.5H x 36W, Plain Steel Tile	$19.32	152	$2,936.64	0	$0.00
27	13.5PC42P	13.5H x 42W, Plain Steel Tile	$20.01	0	$0.00	1	$20.01
28	13.5PC48	13.5H x 48W, Plain Steel Tile	$20.01	0	$0.00	2	$40.02
29	13.5PC60	13.5H x 60W, Plain Steel Tile	$20.70	0	$0.00	4	$82.80
30	13.5TAC24-U 1450	13.5H x 24W, Tackable Tile - Cape May	$27.95	168	$4,694.76	0	$0.00
31	13.5TAC24-U 1457	13.5H x 24W, Tackable Tile - Heartland	$27.95	18	$503.01	16	$447.12
32	13.5TAC30-U 1450	13.5H x 30W, Tackable Tile - Cape May	$29.33	0	$0.00	2	$58.65
33	13.5TAC30-U 1457	13.5H x 30W, Tackable Tile - Heartland	$29.33	0	$0.00	4	$117.30
34	13.5TAC36-U 1450	13.5H x 36W, Tackable Tile - Cape May	$31.05	0	$0.00	10	$310.50
35	13.5TAC36-U 1457	13.5H x 36W, Tackable Tile - Heartland	$31.05	0	$0.00	4	$124.20
36	13.5TAC42-U 1450	13.5H x 42W, Tackable Tile - Cape May	$33.12	0	$0.00	21	$695.62
37	13.5TAC48-U 1450	13.5H x 48W, Tackable Tile - Cape May	$37.61	610	$22,939.05	0	$0.00
38	13.5TAC48-U 1457	13.5H x 48W, Tackable Tile - Heartland	$37.61	940	$35,348.70	49	$1,842.65
39	13.5TAC54-U 1450	13.5H x 54W, Tackable Tile - Cape May	$39.33	0	$0.00	6	$235.98
40	13.5TAC60-U1450	13.5H x 60W, Tackable Tile - Cape May	$39.33	214	$8,416.62	26	$1,022.58

Opus Architects Engineers	Inscape Furniture Inventory	Page 1

			Price Each	Product Installed		Product in Storage
Item	Part Number	Description		Qty	Extended	Qty	Extended
41	13.5TAC60-U1457	13.5H x 60W, Tackable Tile - Heartland	$39.33	221	$8,691.93	0	$0.00
42	1528N-P2F10.5	Storage Pedestal, Pencil/File/File - 15W x 28D	$315.68	0	$0.00	4	$1,262.70
43	1528R-L24ND-SH	Storage Pedestal, Open Plan File - 15W x 28D	$203.55	150	$30,532.50	0	$0.00
44	20.25PC18-B	20.25H x 18W, Plain Steel Tile (Btm of Frame), Painted	$18.98	0	$0.00	1	$18.98
45	20.25PC24-B	20.25H x 24W, Plain Steel Tile (Btm of Frame), Painted	$19.67	88	$1,730.52	4	$78.66
46	20.25PC24P-B	20.25H x 24W, Plain Steel Tile (Btm of Frame), Painted	$19.67	0	$0.00	2	$39.33
47	20.25PC30-B	20.25H x 30W, Plain Steel Tile (Btm of Frame), Painted	$20.70	273	$5,651.10	0	$0.00
48	20.25PC36-B	20.25H x 36W, Plain Steel Tile (Btm of Frame), Painted	$22.08	179	$3,952.32	0	$0.00
49	20.25PC42-B	20.25H x 42W, Plain Steel Tile (Btm of Frame), Painted	$22.77	0	$0.00	16	$364.32
50	20.25PC42P-B	20.25H x 42W, Plain Steel Tile (Btm of Frame), Painted	$22.77	0	$0.00	1	$22.77
51	20.25PC48-B	20.25H x 48W, Plain Steel Tile (Btm of Frame), Painted	$23.46	962	$22,568.52	0	$0.00
52	20.25PC54-B	20.25H x 54W, Plain Steel Tile (Btm of Frame), Painted	$24.84	0	$0.00	2	$49.68
53	20.25PC60-B	20.25H x 60W, Plain Steel Tile (Btm of Frame), Painted	$25.53	342	$8,731.26	0	$0.00
54	20.25PF24-B	20.25H x 24W, Perforated Tile (Btm of Frame), Painted	$22.77	84	$1,912.68	0	$0.00
55	20.25PF30-B	20.25H x 30W, Perforated Tile (Btm of Frame), Painted	$24.15	0	$0.00	1	$24.15
56	20.25PF36-B	20.25H x 36W, Perforated Tile (Btm of Frame), Painted	$25.53	0	$0.00	4	$102.12
57	20.25PF42-B	20.25H x 42W, Perforated Tile (Btm of Frame), Painted	$26.22	0	$0.00	12	$314.64
58	20.25PF48-B	20.25H x 48W, Perforated Tile (Btm of Frame), Painted	$27.26	354	$9,648.27	0	$0.00
59	20.25PF54-B	20.25H x 54W, Perforated Tile (Btm of Frame), Painted	$28.29	0	$0.00	4	$113.16
60	20.25PF60-B	20.25H x 60W, Perforated Tile (Btm of Frame), Painted	$28.98	98	$2,840.04	0	$0.00
61	27PC18-B	27H x 18W, Plain Steel Tile (Btm of Frame), Painted	$23.12	0	$0.00	3	$69.35
62	27PC24-B	27H x 24W, Plain Steel Tile (Btm of Frame), Painted	$23.12	127	$2,935.61	22	$508.53
63	27PC30-B	27H x 30W, Plain Steel Tile (Btm of Frame), Painted	$23.81	273	$6,498.77	0	$0.00
64	27PC36-B	27H x 36W, Plain Steel Tile (Btm of Frame), Painted	$24.50	179	$4,384.61	0	$0.00
65	27PC48-B	27H x 48W, Plain Steel Tile (Btm of Frame), Painted	$25.88	0	$0.00	1	$25.88
66	30-24-P2FFN	Lateral File, Pencil/File/File - 30W x 18D	$375.36	12	$4,504.32	0	$0.00
67	36-24-P2FFN	Lateral File, Pencil/File/File - 36W x 18D	$414.69	214	$88,743.66	0	$0.00
68	36-52.5-5FFN	Lateral File, Five File - 36W x 18D x 55H	$790.02	4	$3,160.06	0	$0.00
69	3652.5HDN-SH	Hinged Door Storage Cabinet - 36W x 18D x 55H	$434.42	1	$434.42	0	$0.00
70	36-75-HD4FN	Hinged Door/Lateral File, Four File - 36W x 18D x 78H	$951.96	1	$951.96	0	$0.00
71	42-24-P2FFN	Lateral File, Pencil/File/File - 42W x 18D	$486.45	0	$0.00	4	$1,945.80
72	42-42-4FFN	Lateral File, Four File - 42W x 18D x 55H	$763.45	2	$1,526.90	0	$0.00
73	42-52.5-5FFN	Lateral File, Five File - 42W x 18D x 55H	$922.84	11	$10,151.25	0	$0.00
74	6.75PC18	6.75H x 18W, Plain Steel Tile, Painted	$16.56	0	$0.00	3	$49.68
75	6.75PC24	6.75H x 24W, Plain Steel Tile, Painted	$17.25	229	$3,950.25	0	$0.00
76	6.75PC30	6.75H x 30W, Plain Steel Tile, Painted	$18.63	273	$5,085.99	0	$0.00
77	6.75PC36	6.75H x 36W, Plain Steel Tile, Painted	$18.98	179	$3,396.53	0	$0.00
78	6.75PC42	6.75H x 42W, Plain Steal Tile. Painted	$19.67	0	$0.00	21	$412.97
79	6.75PC48	6.75H x 48W, Plain Steel Tile, Painted	$20.36	1014	$20,639.97	0	$0.00
80	6.75PC54	6.75H x 54W, Plain Steel Tile, Painted	$21.39	0	$0.00	5	$106.95

Opus Architects Engineers	Inscape Furniture Inventory	Page 2

			Price Each	Product Installed		Product in Storage
Item	Part Number	Description		Qty	Extended	Qty	Extended
81	6.75PC60	6.75H x 60W, Plain Steel Tile, Painted	$22.08	341	$7,529.28	0	$0.00
82	AL1236-1	Ambient Light Fixture, 36W x 12D x 17H	$462.30	2	$924.60	0	$0.00
83	AL1242-1	Ambient Light Fixture, 42W x 12D x 17H	$476.10	6	$2,856.60	0	$0.00
84	AL1248-1	Ambient Light Fixture, 48W x 12D x 17H	$484.04	106	$51,307.71	0	$0.00
85	AL1254-1	Ambient Light Fixture, 54W x 12D x 17H	$597.89	2	$1,195.77	0	$0.00
86	AL1260-1	Ambient Light Fixture, 60W x 12D x 17H	$609.27	137	$83,469.99	0	$0.00
87	BBKT	Bin Bracket - Panel Mounted	$13.46	226	$3,040.83	0	$0.00
88	CPL3300T	Tapered connector- 2 way for 37 panels	$21.05	15	$315.68	0	$0.00
89	CPL5300T	Tapered connector- 2 way 51 and 37 panels	$23.12	0	$0.00	1	$23.12
90	CPL5500T	Tapered connector- 2 way for 51 panels	$24.50	170	$4,164.15	0	$0.00
91	CPL6003T	Tapered connector- 2 way 64 and 37 panels	$23.12	0	$0.00	3	$69.35
92	CPL6005T	Tapered connector- 2 way 64 and 51 panels	$28.98	0	$0.00	9	$260.82
93	CPL6300T	Tapered connector- 2 way 64 and 37 panels	$32.43	0	$0.00	3	$97.29
94	CPL6500T	Tapered connector- 2 way 64 and 51 panels	$28.98	2	$57.96	7	$202.86
95	CPL6600T	Tapered connector- 2 way for 64 panels	$32.09	24	$770.04	11	$352.94
96	CPOFM	Off-Module Brackets (One Pair)	$23.12	0	$0.00	14	$323.61
97	CPOFMX	Double-Sided Off Module Brackets (One Pair)	$33.47	0	$0.00	1	$33.47
98	CPT5550T	Tapered connector- 3 way for 51 panels	$34.50	123	$4,243.50	0	$0.00
99	CPT6303T	Tapered connector- 3 way 64 37 and 37 panels	$38.64	0	$0.00	12	$463.68
100	CPT6505T	Tapered connector- 3 way 64 51 and 51 panels	$42.09	31	$1,304.79	1	$42.09
101	CPT6506T	Tapered connector- 3 way 64 51 and 64 panels	$42.78	2	$85.56	13	$556.14
102	CPT6560T	Tapered connector- 3 way 64 51 and 64 panels	$42.78	0	$0.00	2	$85.56
103	CPT6650T	Tapered connector -3 way 64 64 and 51 panels	$42.78	2	$85.56	0	$0.00
104	CPT6660T	Tapered connector- 3 way for 64 panels	$45.89	75	$3,441.38	0	$0.00
105	CPW3	37” High Wall Connector for Standard Frames	$54.51	0	$0.00	4	$218.04
106	CPW5	51” High Wall Connector for Standard Frames	$66.59	2	$133.17	0	$0.00
107	CPW6	64” High Wall Connector for Standard Frames	$72.11	1	$72.11	17	$1,225.79
108	CPX6666T	Tapered connector-4 way for 64 panels	$50.03	56	$2,801.40	0	$0.00
109	CTCL3072PLX	30D x 72W PM Left-Handed Conf Top	$371.91	0	$0.00	7	$2,603.37
110	CTCR3072PLX	30D x 72W PM Right-Handed Conf Top	$371.91	0	$0.00	7	$2,603.37
111	D2-2	Oulets-Two, Circuit 2 & 2	$13.46	226	$3,040.83	0	$0.00
112	D3-4	Duplex Circuit 3 & 4	$13.46	452	$6,081.66	0	$0.00
113	DPMT-W-43	Data Outlet Hanger Bracket, Wall-Mount (2)	$11.73	114	$1,337.22	0	$0.00
114	ECR4860-33	Ext Cmr WS w/ Radiused Front Edge, RH, 48W x 60W	$323.96	53	$17,169.62	3	$971.87
115	ECR6048-33	Ext Cmr WS w/ Radiused Front Edge, LH, 60W x 48W	$323.96	58	$18,789.39	3	$971.87
116	EFWK	Floor/Wall Feed Kit	$109.02	53	$5,778.06	0	$0.00
117	EG28.524	End Gable 28.5” high x 24D	$82.80	0	$0.00	4	$331.20
118	EG28.530	End Gable 28.5” high x 30D	$90.05	91	$8,194.10	0	$0.00
119	ET13.5T	In line hi lo end trim 13.5”	$8.63	244	$2,104.50	0	$0.00
120	ET27T	In line hi lo end trim 27”	$16.22	15	$243.23	0	$0.00

Opus Architects Engineers	Inscape Furniture Inventory	Page 3

			Price Each	Product Installed		Product in Storage
Item	Part Number	Description		Qty	Extended	Qty	Extended
121	ETC24	24” Wide Pass-Thru Cable	$32.09	0	$0.00	16	$513.36
122	ETC27T	End of line trim for stack on panels 27”	$10.35	0	$0.00	1	$10.35
123	ETC3T	End of line trim 37” high tapered	$11.04	15	$165.60	0	$0.00
124	ETC48	48” Wide Pass-Thru Cable	$37.61	0	$0.00	4	$150.42
125	ETC5T	End of line trim 51” high tapered	$13.80	437	$6,030.60	0	$0.00
126	ETC6T	End of line trim 64” high tapered	$16.56	0	$0.00	44	$728.64
127	ETP30	30” Wide Power w/ Track-to-Track Connector	$56.24	0	$0.00	1	$56.24
128	ETP36	36” Wide Power w/ Track-to-Track Connector	$59.34	0	$0.00	2	$118.68
129	ETP42	42” Wide Power w/ Track-to-Track Connector	$63.48	0	$0.00	10	$634.80
130	ETP48	48” Wide Power w/ Track-to-Track Connector	$66.59	229	$15,247.97	0	$0.00
131	ETP54	54” Wide Power w/ Track-to-Track Connector	$70.73	0	$0.00	2	$141.45
132	ETP60	60” Wide Power w/ Track-to-Track Connector	$73.14	66	$4,827.24	5	$365.70
133	FB	Flush Bracket - Short Version	$3.80	64	$242.88	11	$41.75
134	FB20	Flush Bracket - Long Version	$5.87	103	$604.10	0	$0.00
135	HLB6.536	Horizontal Load Bar, 36W x 6.5H, Painted	$60.03	0	$0.00	4	$240.12
136	HLB6.542	Horizontal Load Bar, 42W x 6.5H, Painted	$66.24	0	$0.00	3	$198.72
137	HLB6.548	Horizontal Load Bar, 48W x 6.5H, Painted	$82.46	61	$5,029.76	0	$0.00
138	HLB6.560	Horizontal Load Bar, 60W x 6.5H, Painted	$148.01	69	$10,212.35	32	$4,736.16
139	HLHPTLET	Paper Tray, Ltr Size, Lt-handed, 11.5W x 8.5D	$26.19	71	$1,859.17	0	$0.00
140	HLHSS	Slanted Sorter, LH,2.25W x 10.5D	$20.49	118	$2,418.17	0	$0.00
141	HRHPTLET	Paper Tray, Ltr Size, Rt-handed, 11.5W x 8.5D	$26.19	59	$1,544.94	0	$0.00
142	HRHSS	Slanted Sorter, RH,2.25W x 10.5D	$20.49	142	$2,910.01	0	$0.00
143	LBB	Bridge Bracket, Left	$5.52	278	$1,534.56	0	$0.00
144	LHCB	Platform Cantilever Bracket, Left	$13.46	391	$5,260.91	0	$0.00
145	LHEGB28.5	Left hand end gable to panel bracket 28.5” high	$16.91	0	$0.00	4	$67.52
146	LHMSSB	Platform Multi-Surface Support Bracket, LH	$8.63	294	$2,535.75	0	$0.00
147	LHOMCB48	Off Module Cantilever Bracket, Left - 48W	$84.18	0	$0.00	1	$84.18
148	LLEG2428.5F	‘L’ Leg for “D WS, Glide Frnt & Rear, Fixed- 28” H	$98.67	0	$0.00	1	$98.67
149	LLEG3028.5F	‘L’ Leg for “D WS, Glide Frnt & Rear, Fixed- 28” H	$102.12	0	$0.00	21	$2,144.52
150	MCR4848-22	48” x 48” Radius Corner Top, 24” Returns	$274.62	0	$0.00	2	$549.24
151	MCSLS4242-22	42” Pnl-Mount Split-Lvl Corner WS, 24” Returns	$406.76	0	$0.00	5	$2,033.78
152	MCSLS4848	48” Pnl-Mnt Split-Lvl Corner WS, 24” & 30” Returns	$450.23	226	$101,750.85	5	$2,251.13
153	ML2446NPF10FK	Storage Tower, Left, Pencil/File/File - 24W x 24D	$757.28	121	$91,630.28	0	$0.00
154	MR2446NPF10FK	Storage Tower, Right, Pencil/File/File - 24W x 24D	$757.28	105	$79,513.88	4	$3,029.10
155	NS-ETP24	24” power track	$56.24	23	$1,293.41	0	$0.00
156	OF324-F	37H x 24W Standard Frame, Platform Glides, Powered	$92.46	0	$0.00	13	$1,201.98
157	OF330-F	37H x 30W Standard Frame, Platform Glides, Powered	$98.33	12	$1,179.90	0	$0.00
158	OF336-F	37H x 36W Standard Frame, Platform Glides, Powered	$101.09	3	$303.26	0	$0.00
159	OF342-F	37H x 42W Standard Frame, Platform Glides, Powered	$103.85	0	$0.00	5	$519.23
160	OF348-F	37H x 48W Standard Frame, Platform Glides, Powered	$106.26	7	$743.62	23	$2,443.98

Opus Architects Engineers	Inscape Furniture Inventory	Page 4

			Price Each	Product Installed		Product in Storage
Item	Part Number	Description		Qty	Extended	Qty	Extended
161	OF354-F	37H x 54W Standard Frame, Platform Glides, Powered	$110.40	0	$0.00	1	$110.40
162	OF360-F	37H x 60W Standard Frame, Platform Glides, Powered	$114.54	8	$916.32	0	$0.00
163	OF524-F	51H x 24W Standard Frame, Platform Glides, Powered	$103.85	101	$10,488.35	0	$0.00
164	OF530-F	51H x 30W Standard Frame, Platform Glides, Powered	$108.33	0	$0.00	122	$13,216.26
165	OF530-NPF	51H x 30W Basic Frame, Platform Glides, Non-Powered	$86.94	261	$22,691.34	0	$0.00
166	OF536-F	51H x 36W Standard Frame, Platform Glides, Powered	$112.82	0	$0.00	39	$4,399.79
167	OF536-NPF	51H x 36W Basic Frame, Platform Glides, Non-Powered	$89.36	176	$15,726.48	0	$0.00
168	OF542-F	51H x 42W Standard Frame, Platform Glides, Powered	$115.58	0	$0.00	1	$115.58
169	OF548-F	51H x 48W Standard Frame, Platform Glides, Powered	$120.75	184	$22,218.00	0	$0.00
170	OF560-F	51H x 60W Standard Frame, Platform Glides, Powered	$130.07	158	$20,550.27	0	$0.00
171	OF618-NPF	64H x 18W Basic Frame, Platform Glides, Non-Powered	$111.78	0	$0.00	2	$223.56
172	OF624-F	64H x 24W Standard Frame, Platform Glides, Powered	$116.61	49	$15,713.89	0	$0.00
173	OF624-NPF	64H x 24W Basic Frame, Platform Glides, Non-Powered	$96.26	0	$0.00	13	$1,251.32
174	OF642-F	64H x 42W Standard Frame, Platform Glides, Powered	$132.14	0	$0.00	8	$1,057.08
175	OF648-F	64H x 48W Standard Frame, Platform Glides, Powered	$136.97	478	$65,469.27	0	$0.00
176	OF654-F	64H x 54W Standard Frame, Platform Glides, Powered	$141.80	0	$0.00	2	$283.59
177	OF660-F	64H x 60W Standard Frame, Platform Glides, Powered	$147.66	61	$9,007.26	36	$5,315.76
178	OFBBKT	Off-Module Brackets for Bin, One-Sided	$39.33	0	$0.00	17	$668.61
179	OFMEDIABKT	Off-Module Media Bracet, Right and Left Handed Set	$73.83	128	$9,450.24	0	$0.00
180	OFMEGB	Off modular end gable to panel bracket	$30.71	91	$2,794.16	0	$0.00
181	OFSHBKT	Off-Module Shelf Bracket	$56.93	1	$56.93	31	$1,764.68
182	ONOFF-BBKT	On/Off-Module Bin Bracket	$49.34	2	$98.67	0	$0.00
183	PF1518LB7F10MC	Mobile Storage Pedestal, Cushion -18W x 15D	$336.38	226	$76,020.75	0	$0.00
184	PHLB42SD	Overhead Bin with Soft Down - 42W x 13D x 14H	$224.25	0	$0.00	7	$1,569.75
185	PHLB48SD	Overhead Bin with Soft Down - 48W x 13D x 14H	$245.99	226	$55,592.61	0	$0.00
186	PLEG28.5F	Post Leg, Non-Handed, Fixed- 28.5” H	$49.68	17	$844.56	17	$844.56
187	PS1324-E127	Overhead Shelf, 13-3/8D x 24W	$19.32	68	$1,313.76	0	$0.00
188	PS1324-E280	Overhead Shelf, 13-3/8D x 24W	$19.32	13	$251.16	3	$57.96
189	PS1330-E127	Overhead Shelf, 13-3/8D x 30W	$21.39	0	$0.00	1	$21.39
190	PS1336-E280	Overhead Shelf, 13-3/8D x 36W	$22.77	0	$0.00	1	$22.77
191	PS1342-E127	Overhead Shelf, 13-3/8D x 42W	$24.15	0	$0.00	4	$96.60
192	PS1348-E127	Overhead Shelf, 13-3/8D x 48W	$27.95	400	$11,178.00	0	$0.00
193	PS1348-E280	Overhead Shelf, 13-3/8D x 48W	$27.95	48	$1,341.36	38	$1,061.91
194	PS1360-E127	Overhead Shelf, 13-3/8D x 60W	$31.40	146	$4,583.67	20	$627.90
195	PS1360-E280	Overhead Shelf, 13-3/8D x 60W	$31.40	0	$0.00	12	$376.74
196	PS2259-1	PM Signage, Sign Insert Not Incld, Pkg 6	$26.22	31	$812.82	0	$0.00
197	RBB	Bridge Bracket, Right	$5.52	276	$1,523.52	0	$0.00
198	RHCB	Platform Cantilever Bracket, Right	$13.46	401	$5,395.46	0	$0.00
199	RHEGB28.5	Right hand end gable to panel bracket 28.5” high	$16.91	0	$0.00	4	$67.52
200	RHMSSB	Platform Multi-Surface Support Bracket, RH	$8.63	265	$2,285.63	0	$0.00

Opus Architects Engineers	Inscape Furniture Inventory	Page 5

			Price Each	Product Installed		Product in Storage
Item	Part Number	Description		Qty	Extended	Qty	Extended
201	RHOMCB48	Off Module Cantilever Bracket, Right - 48W	$84.18	0	$0.00	1	$84.18
202	SB13-E127	On-Module Shelf Bracket	$40.71	614	$24,995.94	0	$0.00
203	SB13-E280	On-Module Shelf Bracket	$40.71	61	$2,483.31	53	$2,157.63
204	TTB1248	12D x 48W End of Line- Straight Line Transaction Top	$110.06	0	$0.00	2	$220.11
205	TTC1230	12D x 30W Rectangular for Hi-Lo Panel Junction	$95.57	0	$0.00	2	$191.13
206	TTCL1224	12D x 24W Rect for Hi-Lo Panel Junction, LH 90 Deg Miter	$91.43	0	$0.00	1	$91.43
207	TTCL1230	12D x 30W Rect for Hi-Lo Panel Junction, LH 90 Deg Miter	$95.57	4	$382.26	0	$0.00
208	TTCL1236	12D x 36W Rect for Hi-Lo Panel Junction, LH 90 Deg Miter	$100.74	2	$201.46	0	$0.00
209	TTCL1242	12D x 42W Rect for Hi-Lo Panel Junction, LH 90 Deg Miter	$105.23	0	$0.00	1	$105.23
210	TTCL1248	12D x 48W Rect for Hi-Lo Panel Junction, LH 90 Deg Miter	$110.06	4	$440.22	0	$0.00
211	TTCL1260	12D x 60W Rect for Hi-Lo Panel Junction, LH 90 Deg Miter	$138.00	5	$690.00	0	$0.00
212	TTCR1230	12D x 30W Rect for Hi-Lo Panel Junction, RH 90 Deg Miter	$95.57	8	$764.52	0	$0.00
213	TTCR1236	12D x 36W Rect for Hi-Lo Panel Junction, RH 90 Deg Miter	$100.74	1	$100.74	0	$0.00
214	TTCR1242	12D x 42W Rect for Hi-Lo Panel Junction, RH 90 Deg Miter	$105.23	0	$0.00	1	$105.23
215	TTCR1248	12D x 48W Rect for Hi-Lo Panel Junction, RH 90 Deg Miter	$110.06	3	$330.17	0	$0.00
216	TTCR1254	12D x 54W Rect for Hi-Lo Panel Junction, RH 90 Deg Miter	$115.23	0	$0.00	1	$115.23
217	TTCR1260	12D x 60W Rect for Hi-Lo Panel Junction, RH 90 Deg Miter	$138.00	3	$414.00	0	$0.00
218	TTL1242	12D x 42W Mitered, LH, 90 Deg Corner, Transaction Top	$105.23	0	$0.00	1	$105.23
219	TTR1242	12D x 42W Mitered, RH, 90 Deg Corner, Transaction Top	$105.23	0	$0.00	1	$105.23
220	W2430	24D x 30W Rectangular WS, Specify Supports Separately	$87.98	0	$0.00	2	$175.95
221	W2436	24D x 36W Rectangular WS, Specify Supports Separately	$100.05	0	$0.00	1	$100.05
222	W2442	24D x 42W Rectangular WS, Specify Supports Separately	$104.54	0	$0.00	3	$313.61
223	W2448	24D x 48W Rectangular WS, Specify Supports Separately	$119.72	0	$0.00	5	$598.58
224	W2450.5	24D x 50.5W Rect PM WS, Specify Supports Separately	$134.90	0	$0.00	1	$134.90
225	W2454	24D x 54W Rectangular WS, Specify Supports Separately	$134.90	44	$5,935.38	5	$674.48
226	W2460	24D x 60W Rectangular WS, Specify Supports Separately	$149.39	0	$0.00	4	$597.54
227	W2466	24D x 66W Rectangular WS, Specify Supports Separately	$163.88	0	$0.00	1	$163.88
228	W3024	30D x 24W Rectangular WS, Specify Supports Separately	$103.16	32	$3,300.96	5	$515.78
229	W3030	30D x 30W Rectangular WS, Specify Supports Separately	$109.37	12	$1,312.38	0	$0.00
230	W3036	30D x 36W Rectangular WS, Specify Supports Separately	$124.55	71	$8,842.70	0	$0.00
231	W3042	30D x 42W Rectangular WS, Specify Supports Separately	$131.10	0	$0.00	2	$262.20
232	W3048	30D x 48W Rectangular WS, Specify Supports Separately	$149.39	156	$23,304.06	3	$448.15
233	W3054	30D x 54W Rectangular WS, Specify Supports Separately	$168.02	0	$0.00	2	$336.03
234	W3060	30D x 60W Rectangular WS, Specify Supports Separately	$187.34	44	$8,242.74	16	$2,997.36
235	W3063.5	30D x 63.5W Rect PM WS, Specify Supports Separately	$192.86	137	$26,421.14	0	$0.00
236	W3072	30D x 72W Rectangular WS, Specify Supports Separately	$223.91	71	$15,897.26	1	$223.91
237	W3078	30D x 78W Rectangular WS, Specify Supports Separately	$248.06	0	$0.00	5	$1,240.28
238	W3084	30D x 84W Rectangular WS, Specify Supports Separately	$272.90	0	$0.00	1	$272.90
239	W3090	30D x 90W Rectangular WS, Specify Supports Separately	$297.05	0	$0.00	17	$5,049.77

		Totals			$1,422,704.03		$105,145.31

Opus Architects Engineers	Inscape Furniture Inventory	Page 6

EXHIBIT “I”

FORM OF MEMORANDUM OF LEASE

Reserved for Recording Data

This document was prepared by

and upon recording return to:

Daspin & Aument, LLP

227 W. Monroe Street

Suite 3500

Chicago, Illinois 60606

Attn: D. Albert Daspin

MEMORANDUM OF LEASE

This Memorandum of Lease (“Memorandum”), dated as of                         , 2010, is made by and between HQ, L.L.C., a Delaware limited liability company (“Landlord”), and Digital River, Inc., a Delaware corporation (“Tenant”).

RECITALS:

A. By that certain Office Lease Agreement dated as of                         , 2010 (“Lease”), by and between Landlord and Tenant, Landlord leased to Tenant and Tenant leased from Landlord, upon and subject to the terms and provisions contained in the Lease, certain premises (“Premises”), which Premises is depicted on the floor plan which is attached hereto and made a part hereof as Exhibit B, in the office building (“Building”) located at 10350 Bren Road West, Minnetonka, Minnesota (which address is subject to change as provided in the Lease), as more particularly described in Exhibit A attached hereto and made a part hereof.

B. Landlord and Tenant desire to execute and record this Memorandum for the purpose of giving notice of the existence of the Lease.

C. Unless otherwise provided herein, all capitalized words and terms in this Memorandum shall have the same meanings ascribed to such words and terms as in the Lease.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Premises.

For and in consideration of the rents reserved and of the covenants and agreements contained in the Lease, Landlord has leased unto Tenant and Tenant has leased from Landlord the Premises within the Building. The Lease provides Tenant certain expansion rights and rights of first offer to increase the size of the Premises within the Building.

2. Term.

The initial Term of the Lease is for a period commencing on the Commencement Date and ending one hundred twenty (120) months following the first day of the calendar month immediately following the month containing the Commencement Date (unless the Commencement Date is the first day of a calendar month, in which event the Term shall end one hundred twenty (120) months following the Commencement Date), unless the Lease (a) shall sooner end and terminate as provided in the Lease, or (b) be extended for the one (1) 5-year renewal option provided in Section 1.2.5 of the Lease, at a rental and upon the terms, provisions, covenants and conditions set forth in the Lease.

3. Memorandum of Lease.

This Memorandum is executed for the purposes of giving notice of the existence of the Lease. The Lease is deemed to be a material part hereof as though set forth in length herein. Whenever a conflict of provisions between this Memorandum and the Lease shall occur, the provisions of the Lease shall govern. This Memorandum may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4. Miscellaneous.

Upon the expiration or earlier termination of the Lease, this Memorandum of Lease shall automatically terminate without further act of the parties hereto, and upon request by Landlord, Tenant shall execute any documents reasonably required to evidence such termination and to remove any exceptions to Landlord’s title resulting from the Lease. If Tenant fails to so execute any such documents, then Tenant irrevocably constitutes and appoints Landlord as Tenant’s agent and attorney-in-fact to execute and deliver such documents, which appointment includes full power of substitution and shall be deemed to be coupled with an interest.

[Signature Page Follows]

IN WITNESS WHEREOF, the Landlord and the Tenant have caused this Memorandum of Lease to be executed in their respective names, all as of the date first above written.

HQ, L.L.C., a Minnesota limited liability company

By:

Its:

Digital River, Inc., a Delaware corporation

By:

Its:

STATE OF MINNESOTA)
) ss.

COUNTY OF	)

The foregoing instrument was acknowledged before me this              day of                        , 201    , by                        , the                          of HQ, L.L.C., a Minnesota limited liability company, on behalf of the company.

Notary Public

STATE OF MINNESOTA)
) ss.

COUNTY OF	)

The foregoing instrument was acknowledged before me this             day of                         , 201    , by                         , the                         of Digital River, Inc., a Delaware corporation, on behalf of the corporation.

Notary Public

Exhibit A

Legal Description

Lot 1, Block 1, Opus Campus Addition, according to the recorded plat thereof in Hennepin County, Minnesota

I-A-1

Exhibit B

Floor Plan

I-B-1

I-B-2

I-B-3

I-B-4

EXHIBIT “J”

GENERATOR LOCATIONS

J-1

EXHIBIT “K”

DEPICTION OF EXPANSION PREMISES

SHADED AREA INDICATES EXPANSION PREMISES

LOWER LEVEL

SHADED AREA INDICATES EXPANSION PREMISES

FIRST FLOOR

SHADED AREA INDICATES EXPANSION PREMISES

SECOND FLOOR

EXHIBIT “L”

EXTERIOR BUILDING SIGNAGE

L-1

EXHIBIT “M”

PERMITTED EXTERIOR DOG AREAS

M-1